Execution Version

$200,000,000

CREDIT AGREEMENT

among

AMERICAN EAGLE ENERGY CORPORATION,

as Borrower,

THE LENDERS PARTY HERETO from time to time,

as Lenders,

and

MORGAN STANLEY CAPITAL GROUP INC.,

as Administrative Agent, Syndication Agent and Arranger

August 19, 2013

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

EXHIBITS:

Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Compliance Certificate
Exhibit C	-	Form of Guaranty
Exhibit D	-	Form of Mortgage
Exhibit E	-	Form of Note
Exhibit F	-	Form of Form of Notice of Borrowing
Exhibit G	-	Form of Notice of Continuation
Exhibit H	-	Form of Pledge and Security Agreement
Exhibit I	-	Form of Transfer Letters
Exhibit J-1	-	Form of U.S. Tax Compliance Certificate
Exhibit J-2	-	Form of U.S. Tax Compliance Certificate
Exhibit J-3	-	Form of U.S. Tax Compliance Certificate
Exhibit J-4	-	Form of U.S. Tax Compliance Certificate
Exhibit K	-	Form of Warrant

SCHEDULES:

Schedule I	-	Borrower, Administrative Agent, and Lender Information
Schedule II	-	Commitments; Pro Rata Shares
Schedule III	-	Repayment of Loans
Schedule 1.01(a)	-	Excluded Oil and Gas Properties
Schedule 4.01	-	Equity Interests
Schedule 4.05	-	Permitted Debt
Schedule 4.07	-	Litigation
Schedule 4.13(b)	-	Affiliate Transactions
Schedule 4.16(b)	-	Hydrocarbon Interests
Schedule 4.16(c)	-	Mineral Interest Agreements
Schedule 4.18	-	Hedging Contracts
Schedule 4.19	-	Gas Imbalances

-v-

CREDIT AGREEMENT

This Credit Agreement dated as of August 19, 2013 (this “Agreement”) is among AMERICAN EAGLE ENERGY CORPORATION, a Nevada corporation (“Borrower”), the lenders party hereto from time to time (the “Lenders”), and MORGAN STANLEY CAPITAL GROUP INC., as administrative agent for such Lenders (in such capacity, “Administrative Agent”).

The parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01         Certain Defined Terms. As used in this Agreement, the terms defined above shall have the meanings set forth therein and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Acceptable Security Interest” in any Property means a Lien which (a) exists in favor of Administrative Agent for the benefit of the Secured Parties, (b) is superior to all Liens or rights of any other Person in the Property encumbered thereby, other than Permitted Liens, (c) secures the Secured Obligations, and (d) is perfected and enforceable.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any firm, corporation, general partnership, limited liability partnership or limited liability company, or division thereof, whether through the purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Administrative Agent” means Administrative Agent as defined in the preamble hereto in its capacity as agent pursuant to Article VIII, and any successor agent pursuant to Section 8.06.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by Administrative Agent.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract, or otherwise.

“Affiliate Transactions” has the meaning set forth in Section 6.07.

“Agreement” means this Agreement (as defined in the preamble hereto), including all schedules, annexes and exhibits hereto.

1

“Applicable Margin” means, with respect to any Loan, the rate per annum set forth in the pricing grid based on the relevant PV9/Debt Ratio applicable at such time. The Applicable Margin for any Loan shall change when and as the PV9/Debt Ratio changes.

PV9/Debt Ratio	Applicable Margin
Less than 1.25 to 1.0	950 basis points (bps)
Greater than or equal to 1.25 to 1.0 but less than to 1.45 to 1.0	750 bps
Greater than or equal to 1.45 to 1.0 but less than 1.65 to 1.0	600 bps
Greater than or equal to 1.65 to 1.0	450 bps

“Applicable Premium” has the meaning set forth in Section 2.03(b).

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Hedge Counterparty” any Lender Hedge Counterparty and any commercial bank or other financial institution approved by Administrative Agent; provided, however, in no event shall any natural person or any Subsidiary or any other Affiliate of Borrower qualify as an Approved Hedge Counterparty.

“ASC 410, 718 and 815” means the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 410, Asset Retirement and Environmental Conditions, Topic 718, Stock Compensation (formerly, FASB Statement 123R), and Topic 815, Derivatives and Hedging.

“Assigned Liens” means the Liens evidenced by the “Assigned Interests” as defined in the Assignment.

“Assignment” means, collectively, (i) that certain Letter Agreement dated as of August 19, 2013 by and among the Borrower, AMZG, Inc., Macquarie Bank Limited and Administrative Agent and (ii) that certain Assignment and Novation of Liens and Security Interests dated as of August 19, 2013 by and among the Borrower, AMZG, Inc., Macquarie Bank Limited and Administrative Agent.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Administrative Agent, in substantially the form of the attached Exhibit A.

“Banking Services” means each and any of the following bank services provided to Borrower or any Subsidiary by any Lender or any Affiliate of a Lender: (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” means any and all obligations of Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Banking Services Provider” means any Lender or Affiliate of a Lender that provides Banking Services to Borrower or any Subsidiary.

2

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Borrowing” means a borrowing consisting of Loans made on the same day by the Lenders.

“Business Day” means (a) a day of the year other than (i) a Saturday or a Sunday or (ii) a legal holiday on which banks are required or authorized to close in Houston, Texas or New York, New York and (b) if the applicable Business Day relates to any Loans, then in addition to the requirements of clause (a) above, a day on which dealings are carried on by banks in the London interbank market.

“Capital Leases” means, as applied to any Person, any lease of any Property by such Person as lessee that would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

“Change of Control” means the occurrence of any of the following events: (a) on or before January 1, 2015, if either Brad Colby is no longer the President and Chief Executive Officer of Borrower or Tom Lantz is no longer the Chief Operating Officer of Borrower, with such officers having the responsibilities and obligations such titles carry as of the Closing Date or both of such parties are incapacitated or otherwise unable to perform such duties or either of such parties fails to devote a substantial amount of their time to the management of Borrower or is incapacitated or otherwise unable to perform such duties for a period of thirty (30) consecutive days (but no more than forty-five (45) days in any twelve (12) month period), (b) after January 1, 2015, if either Brad Colby is no longer the President and Chief Executive Officer of Borrower or Tom Lantz is no longer the Chief Operating Officer of Borrower, with such officers having the responsibilities and obligations such titles carry as of the Closing Date or both of such parties are incapacitated or otherwise unable to perform such duties or either of such parties fails to devote a substantial amount of their time to the management of Borrower or is incapacitated or otherwise unable to perform such duties for a period of thirty (30) days (but no more than forty-five (45) days in any twelve (12) month period), and such officer or officers, as the case may be, are not replaced by another qualified Person satisfactory to Administrative Agent in its reasonable discretion within ninety (90) days, (c) Borrower ceases to own all of the Equity Interest in each of its Subsidiaries (other than Foreign Subsidiaries) or own fifty percent (50%) of all of the Equity Interest in each of the Foreign Subsidiaries, (d) a purchase or acquisition, directly or indirectly, by any “person” or “group” within the meaning of Sections 13(d)(3) and 14(d)(2) of the Securities and Exchange Act of 1934 (a “Group”), of “beneficial ownership” (as such term is defined in Rule 13d-3 of the Securities and Exchange Act of 1934) of the Equity Interests of Borrower which, together with Equity Interests owned beneficially by any “affiliates” or “associates” of such Group (as such terms are defined in Rule 12b-2 under the Securities and Exchange Act of 1934 ), shall represent more than fifty percent (50%) of the combined Equity Interests of Borrower or (e) Borrower ceases to be a listed company on the OTCQX U.S. marketplace administered by OTC Markets Group Inc. (and its Common Stock is not otherwise quoted on any other tier of the OTC Markets Group Inc.) and is not otherwise a listed company on a “national securities exchange” registered with the Securities and Exchange Commission in accordance with the Securities and Exchange Act of 1934.

“Change of Control Payment Date” has the meaning set forth in Section 2.03(d).

“Change of Control Prepayment” has the meaning set forth in Section 2.03(d).

3

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, notwithstanding anything to the contrary (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith are deemed to have gone into effect and adopted after the date hereof and (ii) all requests, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and adopted after the date hereof.

“Closing Date” means August 19, 2013.

“Closing Fee” has the meaning set forth in Section 2.05(b).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all regulations thereunder.

“Collateral” means all “Collateral,” and “Mortgaged Property” (as defined in each of the Mortgages, and the Security Agreements, as applicable) or similar terms used in the Security Instruments.

“Commitment” means the Tranche A Commitment and the Tranche B Commitment, collectively, as such amounts may be reduced or terminated pursuant to Article VII or otherwise under this Agreement.

“Commitment Termination Date” means the earlier of (a) the Maturity Date and (b) the earlier termination in whole of the Commitments pursuant to Article VII or otherwise under this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Common Stock” means common stock, $0.001 par value per share, of Borrower.

“Compliance Certificate” means a compliance certificate in the form of the attached Exhibit B signed by a Responsible Officer of Borrower.

“Consolidated Net Income” means, with respect to any Person and its consolidated Subsidiaries, for any period, the net income (or loss) for such period after taxes, as determined in accordance with GAAP, excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business and (ii) any write-up or write-down of assets and (b) the cumulative effect of any change in GAAP.

“Control Percentage” means, with respect to any Person, the percentage of the outstanding Equity Interest (including any options, warrants or similar rights to purchase such Equity Interest) of such Person having ordinary voting power which gives the direct or indirect holder of such Equity Interest the power to elect a majority of the board of directors (or other applicable governing body) of such Person.

“Controlled Group” means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

4

“Debt” for any Person, means, without duplication:

(a)          indebtedness of such Person for borrowed money, including, without limitation, obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing;

(b)         obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c)         obligations of such Person to pay the deferred purchase price of Property or services (including, without limitation, obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable);

(d)         obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases;

(e)         obligations of such Person under any Hedge Transaction;

(f)          obligations of such Person owing in respect of redeemable preferred stock or other preferred equity interest of such Person which constitute debt under GAAP;

(g)         any obligations of such Person owing in connection with any volumetric or production prepayments;

(h)         obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above;

(i)          indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) secured by any Lien on or in respect of any Property of such Person;

(j)          all liabilities of such Person in respect of unfunded vested benefits under any Plan; and

(k)         accounts payable, as determined in accordance with GAAP.

“Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both, unless cured or waived, would become an Event of Default.

“Default Rate” means a per annum rate equal to two percent (2%) plus the non-default rate applicable to Loans when the PV9/Debt Ratio is less than 1.25 to 1.0.

“Defaulting Lender” means any Lender that (a) has failed to fund its Pro Rata Share of any Loan required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured within three Business Days (or such longer time period accepted by Borrower and Administrative Agent), (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured within three Business Days (or such longer time period accepted by Administrative Agent or such other Lender, as applicable), (c) has notified Administrative Agent, or has stated publicly, that it will not comply with any such obligations hereunder, or (d) as to which a Lender Insolvency Event has occurred and is continuing with respect to such Lender. Any determination that a Lender is a Defaulting Lender will be made by Administrative Agent in its sole reasonable discretion acting in good faith.

5

“Deposit Account Control Agreement” means that certain Deposit Account Control Agreement by and among Borrower, as Debtor, Administrative Agent, and Keybank National Association, or another banking institution acceptable to Administrative Agent, delivered in accordance with Section 5.08.

“Disposition” means any sale, lease, transfer, assignment, farm-out, conveyance, or other disposition of any Property (including any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest).

“Documentary Conditions Precedent” means the execution and delivery of the documents described in Section 3.01(a) without reference to any condition precedent that requires the discretion or satisfaction of the Administrative Agent.

“Dollars” and “$” mean lawful money of the United States of America.

“EBITDAX” means, with respect to Borrower and its consolidated Subsidiaries, for any period, without duplication, (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income, Interest Expense, exploration expenses, income taxes, depreciation, depletion, amortization (including, without limitation, amortization of goodwill and non-cash debt issue costs) and other non-cash items of expense for such period (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP and including non-cash charges resulting from the requirements of ASC 410, 718 and 815) for such period minus (c) all non-cash items of income which were included in determining such Consolidated Net Income (including non-cash income resulting from the requirements of ASC 410, 718 and 815); provided, that, such EBITDAX shall be subject to pro forma adjustments for acquisitions and non-ordinary course asset sales assuming that such transactions had occurred on the first day of the applicable calculation period for calculation of the Total Leverage Ratio, which adjustments shall be made in a manner reasonably acceptable to Administrative Agent.

“Eligible Assignee” means (a) any Lender (other than a Defaulting Lender), (b) any Subsidiary or Affiliate of a Lender (other than a Defaulting Lender), (c) any Approved Fund and (d) any commercial bank or other financial institution approved by Administrative Agent and, if no Default or Event of Default exists, by Borrower not to be unreasonably withheld; provided, however, in no event shall any natural person or any Subsidiary or any other Affiliate of Borrower qualify as an Eligible Assignee.

“Engagement Letter” means the letter agreement dated June 18, 2013 executed by Administrative Agent and Borrower.

“Environment” or “Environmental” shall have the meanings set forth in CERCLA.

“Environmental Claim” means any third party (including governmental agencies and employees) action, lawsuit, claim, written demand, regulatory action or proceeding, order, decree, consent agreement or written notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees, in each case where relating to Hazardous Substances) that seeks to impose liability under any Environmental Law.

6

“Environmental Law” means, as to Borrower or its Subsidiaries, all Legal Requirements or common law theories applicable to Borrower or its Subsidiaries arising from, relating to, or in connection with the Environment, health or safety relating to exposure to Hazardous Substances, including without limitation CERCLA, relating to (a) pollution, contamination, natural resource damage, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous substances or toxic substances, materials or wastes; (d) the safety or health of employees relating to exposure to Hazardous Substances; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous substances, or toxic substances, materials or wastes.

“Environmental Permit” means any permit, license, order, approval, or registration under any Environmental Law.

“Equity Interest” means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests or partnership interests (or any other ownership interests) of such Person, including any options, warrants or similar rights to purchase such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

“Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

“Eurodollar Base Rate” means (a) in determining Eurodollar Rate the inter-bank offered rate in effect from time to time for delivery of funds for three (3) months in amounts approximately equal to the principal amount of the applicable Loans; provided that, Administrative Agent will base its quotation of the interbank offered rate upon such market indicators of the inter-bank market on the rate determined under the following clause (b), and (b) in determining Eurodollar Rate for all other purposes, the rate per annum (rounded upward to the nearest whole multiple of 1/100th of 1%) equal to the interest rate per annum set forth on the Reuters Reference LIBOR1 page as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two (2) Business Days before the first day of the applicable Interest Period and for a period equal to such Interest Period; provided that, if such quotation is not available for any reason, then for purposes of this clause (b), Eurodollar Base Rate shall then be the rate determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Loans being made or continued by the Lenders and with a term equivalent to such Interest Period would be offered by Administrative Agent’s London Branch (or other branch or Affiliate of Administrative Agent, or in the event that Administrative Agent does not have a London branch, the London branch of a Lender chosen by Administrative Agent) to major banks in the London or other offshore interbank market for Dollars at their request at approximately 11:00 a.m. (London, England time) two (2) Business Days prior to the commencement of such Interest Period.

“Eurodollar Rate” means for any Interest Period with respect to any Loan, a rate per annum determined by Administrative Agent (which determination shall be conclusive in the absence of manifest error) pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate
1.00 – Eurodollar Rate Reserve Percentage

7

“Eurodollar Rate Reserve Percentage” of any Lender for the Interest Period for any Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental, or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

“Event of Default” has the meaning specified in Section 7.01.

“Excluded Oil and Gas Properties” means Borrower’s and Subsidiaries’ Oil and Gas Properties set forth on Schedule 1.01(a).

“Excluded Prepayment” means a payment of the Loans that is made solely from amounts attributable to the following:

(a)          proceeds received by Borrower from non-Affiliates of Borrower in exchange for Borrower’s issuance of its Equity Interests to such non-Affiliates; and

(b)          Consolidated Net Income from the sale of Hydrocarbons and Liquid Investments in the ordinary course of business;

provided that, the aggregate of (a) and (b) in this definition shall in no event exceed $25,000,000 in the aggregate for all such payments.

“Excluded Swap Obligation” means, with respect to any party to a Loan Document, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such party of, or the grant by such party of a security interest or lien to secure, or the provision of other support of, such Swap Obligation (or any guarantee or provision of support thereof) is or becomes illegal under the Commodity Exchange Act by virtue of such party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guaranty, grant of security interest or lien or provision of support of, such Swap Obligation (or any guarantee or provision of support thereof) becomes effective. If a Swap Obligation arises under a Master Agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty, grant of security interest or lien to secure or provision of other support is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by Borrower under Section 2.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.11(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

8

“Existing Obligations” means the obligations payable upon termination of the Existing Swap Facility.

“Existing Swap Facility” means that certain ISDA Master Agreement dated as of December 27, 2012 (together with any Confirmations, Schedules, Annexes or other amendments or modifications prior to the date hereof) between Borrower and Macquarie Bank Limited.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day for such transactions received by Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.

“Financial Statements” means the financial statements of Borrower and its Subsidiaries, but excluding the pro forma balance sheet of Borrower and its Subsidiaries as of the Closing Date prepared by Borrower giving pro forma effect to the Transactions.

“Foreign Lender” means (a) if Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes.

“Foreign Subsidiary” means EERG Energy, ULC and AEE Canada Inc.

“Fund” means any Person (other than a natural person) that is or will be engaged in making, purchasing, holding, or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with the requirements of Section 1.03.

“Governmental Authority” means, as to any Person in connection with any subject, any foreign, national, state or provincial governmental authority, or any political subdivision of any state thereof, or any agency, department, commission, board, authority or instrumentality, bureau or court, in each case having jurisdiction over such Person or such Person’s Property in connection with such subject.

“Guarantor” means each entity executing a Guaranty, including each Subsidiary of Borrower.

“Guaranty” means a Guaranty in substantially the form of the attached Exhibit C and executed by a Guarantor.

9

“Hazardous Substance” means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.

“Hazardous Waste” means the substances regulated as such pursuant to any Environmental Law.

“Hedge Counterparty” any counterparty to a Hedge Transaction with Borrower or any Subsidiary.

“Hedge Obligations” all obligations of Borrower or any of its Subsidiaries owing to any Hedge Counterparty under any Hedge Transaction.

“Hedge Transaction” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, deferred premium commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”).

“Hydrocarbon Hedge Agreement” means a Hedge Transaction that is intended to reduce or eliminate the risk of fluctuations in the price of Hydrocarbons.

“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to fee mineral interests, term mineral interests, Leases, subleases, farm-outs, royalties, overriding royalties, net profit interests, carried interests, production payments and similar mineral interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” means oil, gas, coal seam gas, coalbed methane, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium and any and all minerals, ores or substances of value and the products and proceeds therefrom.

“Incremental Amendments” has the meaning set forth in Section 2.01(b).

“Indemnified Party” has the meaning set forth in Section 9.07(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Independent Engineer” means Ryder Scott or another independent, third-party engineering firm selected by Borrower and acceptable to Administrative Agent in its reasonable credit judgment.

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“Initial Reserve Report” means the engineering report prepared by the Administrative Agent prior to the Closing Date and covering the consolidated Oil and Gas Properties of Borrower and its Subsidiaries.

“Interest Expense” means, for any Person and its consolidated Subsidiaries, for any period, total interest, letter of credit fees, and other fees and expenses incurred in connection with any Debt for such period, whether paid or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, imputed interest under Capital Leases and net costs under Interest Hedge Agreements, all as determined in conformity with GAAP.

“Interest Hedge Agreement” means a Hedge Transaction between Borrower and one or more financial institutions providing for the exchange of nominal interest obligations between Borrower and such financial institution or the cap of the interest rate on any Debt of Borrower.

“Interest Period” means, for each Loan comprising part of the same Borrowing, the three month period commencing on the date of such Loan and ending on the last day of such period and, thereafter, each subsequent three-month period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the following three-month period. The duration of each such Interest Period shall be three (3) months; provided, however, that:

(a)          no Interest Period shall end after the Maturity Date, and in such event, the Interest Period shall be reformed to equal the length from the date of such Borrowing until the Maturity Date and Borrower must compensate Lenders for any breakage or other costs related to the premature termination of such three-month Interest Period;

(b)          whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(c)          any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

“IRS” means United States Internal Revenue Service.

“Leases” means all oil and gas leases, oil, gas and mineral leases, oil, gas and casinghead gas leases or any other instruments, agreements, or conveyances under and pursuant to which the lessee thereof has or obtains the right to enter upon lands and explore for, drill, and develop such lands for the production of Hydrocarbons.

“Legal Requirement” means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations D, T, U, and X, that is applicable to such Person.

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“Lender Hedge Counterparty” means (a) any Lender or Affiliate of a Lender that is a counterparty to any Hedge Transaction with Borrower or any Subsidiary and (b) any counterparty to any other Hedge Transaction with Borrower or any Subsidiary; provided that such counterparty is a Lender or an Affiliate of a Lender or was a Lender or an Affiliate of a Lender at the time the applicable Hedge Transactions (and not the Master Agreement between such parties) were entered into; and provided further that, in either case of (a) or (b), at the time the Master Agreement between such parties and at the time the applicable Hedge Transactions were entered into, such Lender’s or such Affiliate’s, as the case may be, debt securities are rated not less than “BBB” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or of Moody’s Investors Service, Inc. For the avoidance of doubt, “Lender Hedge Counterparty” shall not include any participant of a Lender pursuant to Section 9.06(e) other than to the extent such participant is otherwise a Lender or an Affiliate of a Lender.

“Lender Hedge Obligations” all obligations of Borrower or any of its Subsidiaries owing to any Lender Hedge Counterparty under any Hedge Transaction; provided that, (a) when any Lender Hedge Counterparty assigns or otherwise transfers any interest held by it under any Hedge Transaction to any other Person pursuant to the terms of such agreement, the obligations thereunder shall constitute Obligations only if such assignee or transferee is also then a Lender or an Affiliate of a Lender and (b) if a Hedge Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, obligations owing to such Hedge Counterparty shall be included as Obligations only to the extent such obligations arise from transactions under such individual Hedge Transactions (and not the Master Agreement between such parties) entered into prior to the Closing Date or at the time such Hedge Counterparty was a Lender hereunder or an Affiliate of a Lender hereunder, without giving effect to any extension, increases, or modifications thereof which are made after such Hedge Counterparty ceases to be a Lender hereunder or an Affiliate of a Lender hereunder, but in each case excluding any Excluded Swap Obligations.

“Lender Insolvency Event” means that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment; provided, that a Lender Insolvency Event shall not be triggered solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its Parent Company by a governmental authority or an instrumentality thereof.

“Lenders” means a party hereto that (a) is a lender listed on the signature pages of this Agreement on the date hereof or (b) is an Eligible Assignee that became a lender under this Agreement pursuant to Section 2.13 or 9.06.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.

“Lending Party” has the meaning set forth in Section 9.08.

“Lien” means any mortgage, lien, pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Synthetic Lease, Capital Lease, or other title retention agreement).

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“Liquid Investments” means:

(a)          direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States or any agency thereof maturing within 180 days from the date of any acquisition thereof;

(b)          (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 180 days from the date of acquisition thereof (“bank debt securities”), issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other bank or trust company so long as such certificate of deposit is pledged to secure Borrower’s or any Subsidiary’s ordinary course of business bonding requirements, or any other bank or trust company which has primary capital of not less than $500,000,000, if at the time of deposit or purchase, such bank debt securities are rated not less than ”AA” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or of Moody’s Investors Service, Inc., and (ii) commercial paper issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other Person if at the time of purchase such commercial paper is rated not less than “A-1” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or not less than “P-1” (or the then equivalent) by the rating service of Moody’s Investors Service, Inc., or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by Borrower with the consent of the Majority Lenders;

(c)          deposits in money market funds investing exclusively in investments described in clauses (a) and (b) above;

(d)          repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital and surplus and undivided profit of not less than $500,000,000, if at the time of entering into such agreement the debt securities of such Person are rated not less than “AA” (or the then equivalent) by the rating service of Standard & Poor’s Ratings Group or of Moody’s Investors Service, Inc.; and

(e)          such other instruments (within the meaning of Article 9 of the UCC) or investment property as Borrower may request and Administrative Agent may approve in writing.

“Loan” means any loan or advance by a Lender to Borrower pursuant to Sections 2.01 or 2.02 as part of a Borrowing and refers to a Tranche A Loan or a Tranche B Loan.

“Loan Documents” means this Agreement, the Notes, the Guaranties, the Security Instruments and each other agreement, instrument, or document executed by Borrower or any of its Subsidiaries or any of their officers at any time in connection with this Agreement. For the avoidance of doubt, Loan Documents shall not include Hedge Transactions or Master Agreements.

“Loan Party” means Borrower or any Guarantor.

“Majority Lenders” means, at any time, Lenders holding more than fifty percent (50%) of the Commitments or, if the Commitments have been terminated, the outstanding principal amount of the Loans; provided that, if there are two (2) or more Lenders, the Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders unless all Lenders are Defaulting Lenders.

“Make Whole Premium” has the meaning set forth in Section 2.03(c).

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“Master Agreement” is defined in the definition of “Hedge Transaction”.

“Material Adverse Change” means a material adverse change in, or material adverse effect on, (a) the business, assets (including the Oil and Gas Properties of Borrower and its Subsidiaries), condition (financial or otherwise), or results of operations of Borrower and its Subsidiaries (excluding the Foreign Subsidiaries), taken as a whole, since the Closing Date after giving effect to the Transactions, (b) Borrower’s ability to perform its obligations under this Agreement, any Note, any other Loan Document, (c) the Subsidiaries’ (when taken as a whole) ability to perform their respective obligations under this Agreement, any Guaranty, any Note, any other Loan Document, (d) the validity or enforceability of any Loan Document or (e) the rights and remedies of or benefits available to any Secured Party under any Loan Document; a “Material Adverse Change” shall have occurred if there is any reduction, delay or shut-in of the production of Hydrocarbons arising out of, or caused by any of the foregoing.

“Maturity Date” means August 17, 2018.

“Maximum Rate” means the maximum nonusurious interest rate under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation if required by such laws, certain fees and other costs).

“Minimum Amortization Amount” means $390,000; provided that, if the aggregate amount of all Tranche A Loans made to Borrower hereunder (notwithstanding any repayment thereof) exceed $68,000,000, the “Minimum Amortization Amount” shall mean $600,000.

“Mortgage” means any mortgage or deed of trust executed by any one or more of Borrower or its Subsidiaries in favor of Administrative Agent for the ratable benefit of the Secured Parties in substantially the form of the attached Exhibit D or such other form as may be requested by Administrative Agent.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” means (a) with respect to any Disposition of Oil and Gas Properties of Borrower or any Subsidiary that have a positive value in the most recently delivered Reserve Report, all cash and Liquid Investments received by Borrower or any of its Subsidiaries from such Disposition after payment of, or provision for, all estimated cash taxes attributable to such Disposition and payable by Borrower or such Subsidiary, and other reasonable out of pocket fees and expenses actually incurred by Borrower or such Subsidiary directly in connection with such Disposition (including reasonable legal fees, investment banking fees, survey costs and other customary fees), (b) with respect to any novation, assignment, unwinding, termination, or amendment of any hedge position or any other Hedging Contract by Borrower or any Subsidiary, the sum of the cash and Liquid Investments received by Borrower or any Subsidiary in connection with such transaction after giving effect to any netting agreements, (c) proceeds received by Borrower from non-Affiliates of Borrower on or after August 19, 2014 in exchange for Borrower’s issuance of its Equity Interests to such non-Affiliates and (d) proceeds from any Debt (other than Debt expressly permitted by Section 6.02).

“Non-Consenting Lender” means any Lender that does not consent to a proposed amendment, waiver, consent or release with respect to this Agreement or any other Loan Document that requires the consent of each Lender.

“Note” means a promissory note of Borrower payable to any Lender, in substantially the form of the attached Exhibit E, evidencing indebtedness of Borrower to such Lender resulting from Loans owing to such Lender.

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“Notice of Borrowing” means a notice of borrowing in the form of the attached Exhibit F signed by a Responsible Officer of Borrower.

“Notice of Continuation” means a notice of continuation in the form of the attached Exhibit G signed by a Responsible Officer of Borrower.

“Obligations” means all principal, interest, fees, the Prepayment Premium (if any), the Make Whole Premium (if any), the Change of Control Premium (if any), reimbursements, indemnifications, and other amounts payable by Borrower or any Subsidiary to Administrative Agent or the Lenders under the Loan Documents.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the real property now or hereafter pooled or unitized with Hydrocarbon Interests owned by Borrow or its Subsidiaries; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired by Borrower or its Subsidiaries and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“ORRI Agreement” means (a) that certain Letter Agreement dated October 15, 2006, by and among Eternal Energy Corp., Fairway Exploration, LLC, Prospector Oil, Inc. and 0770890 B.C. Ltd., and (b) that certain Overriding Royalty Agreement dated September 4, 2008, by and among Rover Resources Inc., Fairway Exploration LLC and Prospector Oil, Inc., without giving effect to any amendment, supplement or modification thereof not expressly consented to in writing by the Administrative Agent.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment other than an assignment made pursuant to Section 2.13.

“Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.

“Participant Register” has the meaning set forth in Section 9.06(e).

“Patriot Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Date” means the last Business Day of each month set forth under “Payment Date” on Schedule III.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“PDP Reserves” means Proved Reserves which are categorized as both “Developed” and “Producing” in the definitions promulgated by the Society of Petroleum Evaluation Engineers and the World Petroleum Congress as in effect at the time in question.

“Permit” means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority, including without limitation, an Environmental Permit.

“Permitted Liens” means the Liens permitted to exist pursuant to Section 6.01.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability corporation or company, limited liability partnership, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

“Plan” (whether or not capitalized) means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

“Prepayment Premium” has the meaning set forth in Section 2.03(b).

“Pro Rata Share” means, with respect to any Lender, and with respect to either the Tranche A Commitment or the Tranche B Commitment, as the case may be, (a) with respect to amounts owing under the Commitments, (i) if such Commitments have not been cancelled, the ratio (expressed as a percentage) of such Lender’s uncancelled Commitment at such time to the aggregate uncancelled Commitments at such time or (ii) if the aggregate Commitments have been terminated, the Pro Rata Share of such Lender as determined pursuant to the preceding clause (i) immediately prior to such termination, or (b) with respect to amounts owing generally under this Agreement and the other Loan Documents, the ratio (expressed as a percentage) of the Commitment of such Lender to the aggregate Commitments of all the Lenders (or if such Commitments have been terminated, the ratio (expressed as a percentage) of Loans owing to such Lender to the aggregate Loans owing to all such Lenders).

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“Property” of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

“Proved Reserves” means, at any particular time, the estimated quantities of Hydrocarbons which are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” and (c) “Undeveloped Reserves” in the definitions promulgated by the Society of Petroleum Evaluation Engineers and the World Petroleum Congress as in effect at the time in question.

“PV9 Value” means, with respect to any PDP Reserves expected to be produced from Borrower’s or a Loan Parties’ Oil and Gas Properties, the net present value of the future net revenues (discounted at nine percent (9%) per annum) calculated by Administrative Agent in its sole reasonable judgment (including using price curve and costs determined in accordance with the definition of Reserve Report) after having reviewed the information from the most recently delivered Reserve Report and taking into account aggregate production, Dispositions and reductions by any such revenue from any Oil and Gas Properties which Administrative Agent determines are not in compliance with the terms and covenants of this Agreement (including without limitation Section 5.10 hereof) or any Loan Document; provided that if Borrower fails to deliver any Reserve Report required to be delivered hereunder, the PV9 Value shall be the value calculated by Administrative Agent in its sole and absolute discretion.

“PV9/Debt Ratio” means, determined as of each day, the ratio of (a) the PV9 Value to (b) the aggregate outstanding principal amount of all Loans at such time plus the accrued but unpaid Closing Fee at such time.

“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.

“Register” has the meaning set forth in paragraph (c) of Section 9.06.

“Regulations D, T, U, and X” mean Regulations D, T, U, and X of the Federal Reserve Board, as the same are from time to time in effect, and all official rulings and interpretations thereunder or thereof.

“Release” has the meaning set forth in CERCLA or under any other Environmental Law.

“Required Lenders” means, on any date of determination, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the Commitments or, if the Commitments have been terminated, the aggregate outstanding principal amount of the Loans; provided that, if there are two (2) or more Lenders, the Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders unless all Lenders are Defaulting Lenders.

“Reserve Report” means the Initial Reserve Report or a report from Ryder Scott or another Independent Engineer, in form and substance reasonably satisfactory to Administrative Agent, addressed to Administrative Agent and the Lenders with respect to the Oil and Gas Properties owned by Borrower or its Subsidiaries (or to be acquired by Borrower or any of its Subsidiaries, as applicable, but excluding the Excluded Oil and Gas Properties), which report shall (a) specify the location, quantity, and type of Hydrocarbons of the estimated Proved Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proved Reserves based on product price and cost escalation assumptions specified by Administrative Agent and the Lenders, and (d) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by Administrative Agent or any Lender.

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“Response” has the meaning set forth in CERCLA or under any other Environmental Law.

“Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Chief Financial Officer (or other financial officer), Vice President or any other Person duly authorized in accordance with the applicable organizational documents, bylaws, regulations or resolutions to act on behalf of such Person, (b) with respect to any Person that is a limited liability company, a manager or the Responsible Officer of such Person’s managing member, manager or any other Person duly authorized in accordance with the applicable organizational documents, agreements, regulations or resolutions to act on behalf of such Person and (c) with respect to any Person that is a general partnership or a limited liability partnership, the Responsible Officer of such Person’s general partner, partners or any other Person duly authorized in accordance with the applicable organizational documents, agreements, regulations or resolutions to act on behalf of such Person.

“Restricted Common Equity Issuance” means the issuance of Common Stock pursuant to the Restricted Common Equity Issuance Documents.

“Restricted Common Equity Issuance Documents” means that certain Common Stock Purchase Agreement dated August 9, 2013 by and between Borrower and Power Energy Holdings, LLC and all documents executed or delivered in connection therewith.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) in respect of the Equity Interest of such Person or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person or (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person; provided that the term “Restricted Payment” shall not (i) include any dividend or distribution payable solely in Equity Interests of Borrower or warrants, options or other rights to purchase such Equity Interests or (ii) refer to any payment of principal or interest on any debt, to the extent such Debt is permitted to be incurred pursuant to Section 6.02 and such payments are permitted under Section 6.16.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in a country, in each case, that is subject to a country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means a person named on the list of Specially Designated Nationals maintained by OFAC.

“Secured Obligations” means (a) the Obligations, (b) the Banking Services Obligations, and (c) the Lender Hedge Obligations, but in each case excluding any Excluded Swap Obligations.

“Secured Parties” means Administrative Agent, the Lenders, the Lender Hedge Counterparties and Banking Services Providers.

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“Security Agreement” means the Pledge and Security Agreement, in substantially the form of the attached Exhibit H, executed by the Loan Parties.

“Security Instruments” means, collectively, (a) the Mortgages, (b) the Transfer Letters, (c) the Security Agreement, (d) the Deposit Account Control Agreement, (e) each other agreement, instrument or document executed by any Loan Party at any time in connection with the Security Agreement or the Mortgages, and (f) each other agreement, instrument or document executed by any Loan Party at any time in connection with securing the Obligations.

“Six Month Roll Forward Outstanding Debt” means (a) the Six Month Roll Forward Projected PDP divided by (b) the Six Month Roll Forward Applicable Factor.

“Six Month Roll Forward Amortization Amount” means the Six Month Roll Forward Amount divided by six (6).

“Six Month Roll Forward Amount” means for any Payment Date, (a) the aggregate outstanding principal amount of all Loans plus the accrued but unpaid Closing Fee on the most recent Six Month Roll Forward Calculation Date minus (b) the Six Month Roll Forward Outstanding Debt calculated at the most recent Six Month Roll Forward Calculation Date.

“Six Month Roll Forward Applicable Factor” shall be the amounts shown on Schedule III under “Six Month Roll Forward Applicable Factor.”

“Six Month Roll Forward Calculation Date” means each December 31 and June 30, starting with June 30, 2014.

“Six Month Roll Forward Projected PDP” means for each Six Month Roll Forward Calculation Date occurring (a) on June 30, the PV9 Value for the next following December 31 and (b) on December 31, the PV9 Value for the next following June 30.

“Solvent” means, with respect to any Person or group consolidated under GAAP (hereinafter in this paragraph, “group”) on the date of any determination, that on such date (a) the fair value of the Property of such Person or group (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including contingent liabilities, of such Person or group, (b) the present fair saleable value of the assets of such Person or group is not less than the amount that will be required to pay the probable liability of such Person or group on its or their debts as they become absolute and matured, (c) such Person or group is able to realize upon its assets and pay its or their debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person or group does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s or group’s ability to pay as such debts and liabilities mature, and (e) such Person or group is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s or group’s Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person or group is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Representations” means (a) the representations and warranties set forth in Article IV of this Agreement and (b) the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents.

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“Spyglass Carry” means a Carry Agreement executed by and among Borrower, AMZG, Inc., Next Era Energy Gas Producing, LLC, and USG Properties Bakken I, LLC in form and substance satisfactory to the Administrative Agent in its sole discretion, without giving effect to any amendment, supplement or modification thereof not expressly permitted under Section 6.17.

“Spyglass Farmout” means a Farmout Agreement executed by and between Borrower and USG Properties Bakken I, LLC in form and substance satisfactory to the Administrative Agent in its sole discretion, without giving effect to any amendment, supplement or modification thereof not expressly permitted under Section 6.17.

“Spyglass Oil and Gas Properties” means those certain Oil and Gas Properties to be acquired by Borrower pursuant to the Spyglass PSA.

“Spyglass PSA” means a Purchase and Sale Agreement executed by and among Borrower, AMZG, Inc., Next Era Energy Gas Producing, LLC, and USG Properties Bakken I, LLC in form and substance satisfactory to the Administrative Agent in its sole discretion, without giving effect to any amendment, supplement or modification thereof not expressly permitted under Section 6.17.

“Spyglass Transaction Documents” means, collectively, the Spyglass Carry, the Spyglass Farmout and the Spyglass PSA, the assignments described thereunder and any other documents delivered in connection with the foregoing.

“Subsidiary” of a Person means any corporation or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power under ordinary circumstances to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether at such time Equity Interests of any other class or classes of such corporation or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a direct or indirect Subsidiary of Borrower.

“Swap” means any “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” means any obligation to pay or perform under any Swap (whether or not such obligation is a Hedge Obligation hereunder).

“Syndication Amendments” has the meaning set forth in Section 2.15.

“Synthetic Lease” means, in respect of any Person, any lease which shall have been, or should have been, in accordance with GAAP, treated as an operating lease on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, eighty percent (80%) of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, other than for purposes of Section 4.10 for which the term “Taxes” is defined in Section 4.10(b).

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“Tax Group” has the meaning set forth in Section 4.10(a).

“Termination Event” means (a) a reportable event described in Section 4043 of ERISA and the regulations issued thereunder with respect to any Plan subject to Title IV of ERISA (other than a reportable event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of Borrower or any member of the Controlled Group from a Plan subject to Title IV of ERISA during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan subject to Title IV of ERISA or the treatment of an amendment to a Plan subject to Title IV of ERISA as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan subject to Title IV of ERISA by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan subject to Title IV of ERISA.

“Total Leverage Ratio” has the meaning set forth in Section 6.19.

“Tranche A Commitment” means, for any Lender, the amount set opposite such Lender’s name on Schedule II hereof as its Tranche A Commitment Amount, or if such Lender has entered into any Assignment and Acceptance, as set forth for such Lender as its Tranche A Commitment Amount in the Register maintained by Administrative Agent pursuant to Section 9.06(c), as such amount may be reduced or terminated pursuant to Article VII or otherwise under this Agreement.

“Tranche A Commitment Termination Date” means the earlier of (a) October 31, 2013 and (b) the earlier termination in whole of the Commitments pursuant to Article VII or otherwise under this Agreement.

“Tranche A Loan” means any loan or advance by a Lender to Borrower pursuant to Section 2.01(a) as part of a Borrowing.

“Tranche B Commitment” means, for any Lender, the amount set opposite such Lender’s name on Schedule II hereof as its Tranche B Commitment Amount as amended from time to time pursuant to Section 2.01(b), or if such Lender has entered into any Assignment and Acceptance, as set forth for such Lender as its Tranche B Commitment Amount in the Register maintained by Administrative Agent pursuant to Section 9.06(c), as such amount may be reduced or terminated pursuant to Article VII or otherwise under this Agreement; provided that, the aggregate amount of such Tranche B Commitments shall not exceed $92,000,000.

“Tranche B Commitment Effective Date” has the meaning set forth in Section 2.01(b)(ii).

“Tranche B Commitment Request” has the meaning set forth in Section 2.01(b)(i).

“Tranche B Loan” means any loan or advance by a Lender to Borrower pursuant to Section 2.01(b) as part of a Borrowing.

“Transactions” means, collectively, (a) the execution, delivery and performance by Borrower or any Guarantor of this Agreement and each other Loan Document to which it is a party and the initial borrowings and other extensions of credit under this Agreement, and (b) the payment of fees, commissions and expenses in connection with each of the foregoing.

“Transfer Letters” means, collectively, the letters in lieu of transfer orders in substantially the form of the attached Exhibit I and executed by Borrower or any Subsidiary executing a Mortgage, as each of the same may be amended, modified or supplemented from time-to-time.

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“Triggering Event” means (a) (i) the Disposition of Oil and Gas Properties of Borrower or any Subsidiary that have a positive value in the most recently delivered Reserve Report and (ii) the novation or assignment (unless novated or assigned to a counterparty with equal or better creditworthiness), unwinding or termination (unless replaced with positions or contracts no less advantageous to Borrower or the Subsidiary party thereto), or amendment (if such amendment is materially adverse to Borrower or the Subsidiary party thereto) of a hedge position or Hedge Transaction, which, in either such case of (i) and (ii), after giving effect to such event, the aggregate effect is to reduce the PV9 Value by more than $1,000,000 in any twelve (12) month period, (b) Borrower’s sale and issuance of its Equity Interests to non-Affiliates occurring on or after August 19, 2014 (other than a sale or issuance of Equity Interests to officers, directors or employees of Borrower, whether upon the exercise of options or otherwise pursuant to a compensation plan approved by the Administrative Agent), and (c) Borrower’s or any of its Subsidiaries’ creation, incurrence or assumption of any Debt (other than Debt expressly permitted by Section 6.02). For the calculation of the “aggregate amount of all events” in the preceding clause (a), in the case of a Disposition, the amount shall be the value of the Proved Reserves from the most recent Reserve Report and, in the case of a change to a hedge position, the change in the amount attributable to such hedge position as reasonably determined by the Administrative Agent.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

“Unused Commitment Amount” means the sum of the Unused Tranche A Commitment Amount plus the Unused Tranche B Commitment Amount.

“Unused Tranche A Commitment Amount” means, with respect to a Lender at any time, (a) such Lender’s Tranche A Commitment at such time minus (b) the aggregate amount of all Tranche A Loans made to Borrower by such Lender hereunder (notwithstanding any repayment thereof).

“Unused Tranche B Commitment Amount” means, with respect to a Lender at any time, (a) such Lender’s Tranche B Commitment at such time minus (b) the aggregate amount of all Tranche B Loans made to Borrower by such Lender hereunder (notwithstanding any repayment thereof).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in paragraph (g) of Section 2.11.

“Warrants” means penny-warrants in Common Stock, in substantially the form of the attached Exhibit K.

“Withholding Agent” means Borrower and the Administrative Agent.

“Working Capital” means the difference of (i) current assets and (ii) current liabilities. For purposes of this calculation, (i) “current assets” shall exclude, as of the date of calculation, the aggregate Unused Commitment Amount and, as of the date of calculation, any asset representing a valuation account arising from the application of ASC 718 and 815 and (ii) “current liabilities” shall exclude, as of the date of calculation, the current portion of long–term Debt existing under this Agreement and any liabilities representing a valuation account arising from stock based compensation, derivatives and hedging and the application of ASC 718 and 815.

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Section 1.02         Computation of Time Periods. In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”

Section 1.03         Accounting Terms; Changes in GAAP. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which prior to the delivery of the first financial statements under Section 5.06 hereof, shall mean the Financial Statements). Except as otherwise expressly provided herein, all calculations made for the purposes of determining compliance with this Agreement shall (a) be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 5.06 hereof most recently delivered prior to or concurrently with such calculations (or, prior to the delivery of the first financial statements under Section 5.06 hereof, used in the preparation of the Financial Statements), (b) apply to Borrower and its Subsidiaries on a consolidated basis, and (c) be calculated without giving effect to any election made by any applicable Person to value its financial liabilities or indebtedness at the fair value thereof pursuant to the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle). If at any time any change in GAAP would materially affect the computation of any financial ratio or requirement set forth herein, and either Borrower or the Majority Lenders shall so request, Administrative Agent, the Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (b) Borrower shall provide to Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. In addition, all calculations and defined accounting terms used herein shall, unless expressly provided otherwise, when referring to any Person, refer to such Person on a consolidated basis and mean such Person and its consolidated Subsidiaries.

Section 1.04         Miscellaneous. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified and shall include all schedules and exhibits thereto unless otherwise specified. The words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

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ARTICLE II

CREDIT FACILITIES

Section 2.01         Commitment for Loans.

(a)  Tranche A Loans. Provided that each of the conditions precedent set forth in Sections 3.01, 3.02 and 3.03, as applicable, have been satisfied, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Tranche A Loans to Borrower from time to time on any Business Day during the period from the date of this Agreement until the Tranche A Commitment Termination Date in an amount for each Lender not to exceed at any time such Lender’s Unused Tranche A Commitment Amount. Each Borrowing shall be in an aggregate amount not less than $2,500,000 and in integral multiples of $250,000 in excess thereof, and in each case shall consist of Tranche A Loans by the Lenders ratably according to their respective Tranche A Commitments. Once borrowed, the Borrower may not reborrow any Tranche A Loans that have been repaid, whether in whole or in part.

(b)  Tranche B Loans.

(i)          Provided that each of the conditions precedent set forth in Section 3.03 have been satisfied and aggregate amount of all Tranche A Loans made to Borrower hereunder (notwithstanding any repayment thereof) equal $108,000,000, Borrower may irrevocably request, on one or more occasions, that the Lenders increase their respective Tranche B Commitment, up to an aggregate total amount of $92,000,000 or a lesser amount in integral multiples of $10,000,000 (the “Tranche B Commitment Request”).

(ii)         The Tranche B Commitment Request shall set forth the requested amount of the Tranche B Commitment, the proposed effective date for the making of Tranche B Loans pursuant to such Tranche B Commitment (not less than thirty (30) days from the date of such request). The Administrative Agent shall notify each of the Lenders of Borrower’s request and determine whether each such Lender agrees to provide any Tranche B Commitment (which agreement may be given or withheld at such Lender’s sole and absolute discretion) and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested Tranche B Commitment. Any Lender not responding within five (5) Business Days shall be deemed to have declined to provide a Tranche B Commitment. The Administrative Agent shall notify Borrower of the aggregate amount of Tranche B Commitments received from the Lenders, and the date that Lenders, or any of them, agree to provide Tranche B Commitments in accordance with this Section 2.01(b), which shall be the “Tranche B Commitment Effective Date” and Borrower agrees to pay all fees due hereunder in connection with such Tranche B Commitment Effective Date.

(iii)        On and after the Tranche B Commitment Effective Date, Tranche B Commitments received from the Lenders (or any of them) shall be Commitments under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents. The Borrower and each Loan Party agree to execute and deliver any Incremental Amendment as long as each of their obligations under this Agreement remain unchanged. The Lenders agree to execute and deliver any Incremental Amendment as long as the principal, interest and fees payable to such Lender remain unchanged.

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(iv)        Subject to the foregoing, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Tranche B Loans to Borrower from time to time on any Business Day during the period from the date of this Agreement until the Commitment Termination Date in an amount for each Lender not to exceed at any time such Lender’s Unused Tranche B Commitment Amount. Each Borrowing shall be in an aggregate amount not less than $2,500,000 and in integral multiples of $250,000 in excess thereof, and in each case shall consist of Tranche B Loans by the Lenders ratably according to their respective Tranche B Commitments. Once borrowed, the Borrower may not reborrow any Tranche B Loans that have been repaid, whether in whole or in part.

(c)  Evidence of Indebtedness. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and the applicable Lenders shall be conclusive absent manifest error of the amount of the Loans made by such Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to Borrower made through Administrative Agent, Borrower shall execute and deliver to such Lender (through Administrative Agent) a Note which shall evidence such Lender’s Loans to Borrower in addition to such accounts or records. Each Lender may attach schedules to such Notes and endorse thereon the date, amount, and maturity of its Loans and payments with respect thereto. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

Section 2.02         Method of Borrowing.

(a)  Notice. Each Borrowing shall be made pursuant to a Notice of Borrowing (or by telephone notice promptly confirmed in writing by a Notice of Borrowing), given not later than 11:00 a.m. (New York time) on the third Business Day before the date of the proposed Borrowing by Borrower to Administrative Agent, which shall in turn give to each Lender prompt notice of such proposed Borrowing by facsimile. Each Notice of a Borrowing shall be given in writing, including by facsimile, specifying the information required therein. Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.06(a). Each Lender shall, before 11:00 a.m. (New York time) on the date of such Borrowing, make available for the account of its applicable Lending Office to Administrative Agent at its address referred to in Section 9.02, or such other location as Administrative Agent may specify by notice to the Lenders, in same day funds, in the case of a Borrowing, such Lender’s Pro Rata Share of such Borrowing. After Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, Administrative Agent shall make such funds available to Borrower by wire transfer to a deposit account in the name of Borrower or one of the Subsidiaries.

(b)  Continuations. Each Borrowing under this Section 2.02 shall automatically continue upon the end of each Interest Period for another Interest Period. Upon each such continuation, Borrower shall have been deemed to deliver a Notice of Continuation, with equal force and effect to Borrower’s actual delivery thereof.

(c)  Notices Irrevocable. Each Notice of Borrowing and Notice of Continuation shall be irrevocable and binding on Borrower. In the case of any Borrowing, Borrower shall indemnify each Lender against any loss, out-of-pocket cost, or expense incurred by such Lender as a result of any failure by Borrower to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III including, without limitation, any loss (including any loss of profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing when such Loan, as a result of such failure, is not made on such date.

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(d)  Administrative Agent Reliance. Unless Administrative Agent shall have received notice from a Lender before the date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s Pro Rata Share of a Borrowing, Administrative Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to Administrative Agent on the date of such Borrowing in accordance with paragraph (a) of this Section 2.02 and Administrative Agent may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that any Lender shall not have so made its Pro Rata Share of such Borrowing available to Administrative Agent (the “Non-Funding Lender”), such Non-Funding Lender and Borrower severally agree to immediately repay to Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Agent, at (i) in the case of Borrower, the interest rate applicable on such day to Loans comprising such Borrowing and (ii) in the case of such Non-Funding Lender, the Federal Funds Rate for such day. If such Non-Funding Lender shall repay to Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Non-Funding Lender’s Loan as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Loans comprising such Borrowing.

(e)  Lender Obligations Several. The failure of any Non-Funding Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, to make its Loan on the date of such Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

Section 2.03         Prepayment of Loans.

(a)  Optional. Borrower may prepay the Loans, after giving by 11:00 a.m. (New York time) at least three (3) Business Days’ irrevocable prior written notice (or irrevocable telephone notice promptly confirmed in writing) to Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, Borrower shall prepay the Loans in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with (i) accrued interest to the date of such prepayment on the principal amount prepaid, (ii) amounts, if any, required to be paid pursuant to Section 2.09 as a result of such prepayment being made on such date, (iii) the Prepayment Premium, if any and (iv) the Make Whole Premium, if any; provided, however, that each partial prepayment with respect to any amounts prepaid shall be applied to Loans comprising part of the same Borrowing and shall be made in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess thereof and in an aggregate principal amount such that after giving effect thereto such Borrowing shall have a remaining principal amount outstanding with respect to such Borrowings of at least $500,000. Full prepayments of any Borrowing are permitted without restriction of amounts.

(b)  Prepayment Premium. In connection with the payment of any principal amount of any Loan, other than pursuant to Section 2.03(f) or Section 2.04(b) or with respect to an Excluded Prepayment, Borrower shall pay to Administrative Agent for the ratable benefit of the Lenders, a fee equal to the Applicable Premium multiplied by the amount prepaid (the “Prepayment Premium”). The Prepayment Premium shall be the same, irrespective of when in such period the payment is made. The “Applicable Premium” means a cash amount equal to the percentages of the aggregate principal amount of the Loans being repaid set forth below:

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(i)          If repaid at any time on or after the Closing Date but before August 19, 2015, three percent (3.0%);

(ii)         If repaid at any time on or after August 19, 2015 but prior to August 19, 2016, one percent (1.0%); and

(iii)        If repaid on or at any time after August 19, 2016, zero percent (0.0%).

(c)  Make Whole Premium. In connection with the payment of any principal amount of any Loan occurring on or before August 19, 2014, other than pursuant to Section 2.03(f) or Section 2.04(b) or with respect to an Excluded Prepayment, Borrower shall pay to Administrative Agent for the ratable benefit of the Lenders, a fee (the “Make Whole Premium”) equal to the interest payments (without discount) that would have been paid on the principal amount of the Loans so prepaid if such principal amount had been outstanding from the date of prepayment until August 19, 2014 and the Applicable Martin would have been 950 basis points, less all interest payments made to the date of such prepayment.

(d)  Change of Control Premium. If a Change of Control occurs, the Required Lenders, may, at their option and in their sole discretion, instruct the Administrative Agent by written notice to the Borrower to declare all Obligations hereunder to be due and payable on the date set forth in such notice (“Change of Control Prepayment”), which date (the “Change of Control Payment Date”) shall be no earlier than thirty (30) days after the date of such notice. Borrower must pay the Change of Control Prepayment on the Change of Control Payment Date together with any applicable Prepayment Premium and any applicable Make Whole Premium, as the case may be.

(e)  Triggering Event. Upon the occurrence of any Triggering Event, Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, (i) in the case of Net Cash Proceeds attributable to clause (b) of the definition of Triggering Event, twenty-five percent (25%) of the Net Cash Proceeds attributable thereto and (ii) in all other cases, one hundred percent (100%) of the Net Cash Proceeds attributable thereto.

(f)  Illegality. If any Lender shall notify Administrative Agent and Borrower that the adoption of or any change in any applicable Legal Requirement or in the interpretation of any applicable Legal Requirement by any Governmental Authority makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Lender or its applicable Lending Office to perform its obligations under this Agreement to maintain any Loans of such Lender then outstanding hereunder, (i) Borrower shall, no later than 11:00 a.m. (New York time) and if not prohibited by law, (A) on the last day of the Interest Period for each outstanding Loan made by such Lender, or (B) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Loans made by such Lender then outstanding and pay all accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.09 as a result of such prepayment being made on such date and (ii) the right of Borrower to borrow Loans from such Lender for any subsequent Borrowing shall be suspended until such Lender giving notice referred to above shall notify Administrative Agent that the circumstances causing such suspension no longer exist.

(g)  No Additional Right; Ratable Prepayment. Borrower shall have no right to prepay any principal amount of any Loan except as provided in this Section 2.03, and all notices given pursuant to this Section 2.03 shall be irrevocable and binding upon Borrower. Each payment of any Loan pursuant to this Section 2.03 shall be made in a manner such that all Loans comprising part of the same Borrowing are paid in whole or ratably in part other than Loans owing to a Defaulting Lender as provided in Section 2.14.

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Section 2.04         Repayment of Loans.

(a)  Loans. Borrower shall repay to Administrative Agent for the ratable benefit of the Lenders the outstanding principal amount of each Loan, together with any accrued interest on the Maturity Date or such earlier date pursuant to Section 7.02 or Section 7.03.

(b)  Six Month Roll Forward Amount. Without limitation to Section 2.04(a), on each Payment Date Borrower shall pay to the Administrative Agent for the ratable benefit of the Lenders the greater of (i) the Six Month Roll Forward Amortization Amount on such Payment Date and (ii) the Minimum Amortization Amount.

Section 2.05         Fees.

(a)  Commitment Fees. Borrower agrees to pay to Administrative Agent for allocation as may be agreed by the Lenders a commitment fee equal to two percent (2%) per annum of the aggregate daily Unused Commitment Amount; provided that, no commitment fee shall accrue on the Commitment of a Defaulting Lender during the period such Lender remains a Defaulting Lender and, provided further that no commitment fee shall accrue on the Tranche A Commitment after the full Tranche A Commitment has been drawn down notwithstanding any subsequent repayment of principal under the Trance A Commitment. The commitment fees shall be due and payable monthly in arrears on the last day of each month and continuing thereafter through and including the Commitment Termination Date.

(b)  Upfront Fees. Borrower agrees to pay the Administrative Agent the closing fee in an amount equal to three and one-half percent (3.50%) of the aggregate Tranche A Commitment as of the Closing Date (“Closing Fee”); provided that, if the aggregate amount of all Tranche A Loans made to Borrower hereunder (notwithstanding any repayment thereof) do not equal $108,000,000, the Closing Fee shall be three and one-half percent (3.50%) of the sum of all Tranche A Loans made hereunder and two percent (2.0%) of the Unused Tranche A Commitment as of October 31, 2013. The Closing Fee shall be fully earned on the Closing Date and shall be due and payable on July 31, 2014, at the sole and absolute discretion of the Administrative Agent (and, in its sole discretion, subject to Administrative Agent’s receipt of any necessary regulatory approvals or consents) either (i) in immediately available funds, (ii) by the issuance to the Administrative Agent of Warrants initially exercisable for a number of shares of Common Stock that have an aggregate value equal to the amount of immediately available funds the Administrative Agent elected not to receive under (i) above or (iii) a combination of immediately available funds and Warrants satisfactory to the Administrative Agent. The value of the shares of Common Stock issuable upon exercise of the Warrants shall be a twenty percent (20%) premium over the average of the closing bid and asked prices of the Common Stock as officially reported on the OTC Bulletin Board over the 30-trading-day period ending on the Business Day immediately prior to the Closing Date. Borrower agrees to pay the Administrative Agent a fee in an amount equal to three and one-half percent (3.50%) of the increase in the Tranche B Commitment above the previous highest amount, which fee will have been fully earned, due and payable on each Tranche B Commitment Effective Date.

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Section 2.06         Interest.

(a)  Applicable Interest Rates. Borrower shall pay interest on the unpaid principal amount of each Loan made by each Lender from the date of such Loan until such principal amount shall be paid in full, at a rate per annum equal at all times during the Interest Period for such Loan to the sum of (i) the greater of (x) the Eurodollar Rate for such Interest Period and (y) one percent (1%) plus (ii) the Applicable Margin in effect from time to time, payable on the last day of each month in arrears and on the Maturity Date (or such earlier date pursuant to Section 7.02 or Section 7.03).

(b)  Default Rate. Notwithstanding the foregoing, (i) upon the occurrence and during the continuance of an Event of Default under Section 7.01(a) or Section 7.01(e), all Obligations shall bear interest, after as well as before judgment, at the Default Rate and (ii) upon the occurrence and during the continuance of any other Event of Default, upon the request of the Required Lenders, all Obligations shall bear interest, after as well as before judgment, at the Default Rate. Interest accrued pursuant to this Section 2.06(b) and all interest accrued but unpaid on or after the Maturity Date (or such earlier date pursuant to Section 7.02 or Section 7.03) shall be due and payable on demand.

Section 2.07         Payments and Computations.

(a)  Payment Procedures. Borrower shall make each payment under this Agreement not later than 11:00 a.m. (New York time) on the day when due in Dollars to Administrative Agent at the location set forth in Schedule I (or such other location as Administrative Agent shall designate in writing to Borrower) in same day funds without deduction, setoff, or counterclaim of any kind. Administrative Agent shall promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to Administrative Agent or a specific Lender pursuant to the express terms hereof but after taking into account payments effected pursuant to Section 9.04) in accordance with each Lender’s Pro Rata Share to the Lenders for the account of their respective applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. If at any time insufficient funds are received by Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied, in accordance with each Lender’s Pro Rata Share, first towards payment of interest and fees then due to such parties and second towards payment of principal then due to such parties.

(b)  Computations. All computations of interest and fees shall be made by Administrative Agent, on the basis of the actual number of days elapsed in a year of three hundred sixty (360) days. Each determination by Administrative Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.

(c)  Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(d)  Administrative Agent Reliance. Unless Administrative Agent shall have received written notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower shall not make such payment in full, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date and Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have so made such payment in full to Administrative Agent, each Lender shall repay to Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Administrative Agent, at the Federal Funds Rate for such day.

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Section 2.08         Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its Pro Rata Share for each respective payment on account of the Loans obtained by all the Lenders (other than the replacement of a Lender under Section 2.13, the payments provided in Section 2.14 and such other non-pro rata treatments as expressly provided herein with respect to Defaulting Lenders), such Lender shall notify Administrative Agent and forthwith purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (a) the amount of the participation sold by such Lender to the purchasing Lender as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such Lender’s required repayment to the purchasing Lender to (ii) the total amount of all such required repayments to the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.08 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation. The provisions of this Section 2.08 shall not be construed to apply to any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.08 shall apply).

Section 2.09         Breakage Costs. If (a) any payment of principal of any Loan other than on the last day of any month as provided herein or pursuant to Section 2.03(f) or 2.04(b), whether as a result of any payment pursuant to Section 2.03, the acceleration of the maturity of the Obligations pursuant to Article VII, or otherwise, or (b) Borrower fails to make a principal or interest payment with respect to any Loan on the date such payment is due and payable, Borrower shall, within ten (10) days of any written demand sent by any Lender to Borrower through Administrative Agent, pay to Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, out-of-pocket costs or expenses that it actually reasonably incurred as a result of such payment or nonpayment, including, without limitation, any loss, cost or expense incurred as a result of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan.

Section 2.10         Increased Costs. If any Change in Law shall (a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate); (b) subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any participation in any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 2.11 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender); or (c) impose on any Lender or the London interbank market any other condition, cost or expense (other than taxes, which shall be governed by Section 2.11 hereof) affecting this Agreement or Loans made by such Lender or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, within thirty (30) days after demand by such Lender, Borrower will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered. A certificate as to the nature of such Lender’s claim and the amount of such increased cost and detailing the calculation of such cost submitted to Borrower and Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

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(a)  Capital Adequacy. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender, or such Lender’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. A certificate as to such amounts and detailing the calculation of such amounts submitted to Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error. Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(b)  Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that Borrower shall not be required to compensate a Lender pursuant to this Section 2.10 for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6) month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.11         Taxes.

(a)         Defined Terms. For purposes of this Section 2.11, the term “applicable Legal Requirement” includes FATCA.

(b)         Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Legal Requirement. If any applicable Legal Requirement (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Legal Requirement and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)          Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Legal Requirement, or at the option of Administrative Agent timely reimburse it for the payment of, any Other Taxes.

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(d)          Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)          Indemnification by the Lenders. Each Lender shall severally indemnify Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.06(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph (e).

(f)          Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to this Section 2.11, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(g)          Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable Legal Requirement or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(g) (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)         Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Borrower,

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(A)         any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:

(i)          in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)         executed originals of IRS Form W-8ECI;

(iii)        in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(iv)        to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed originals of any other form prescribed by applicable Legal Requirement as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Legal Requirement to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and

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(D)         if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by Legal Requirement and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable Legal Requirement (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Administrative Agent in writing of its legal inability to do so.

(h)          Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.11 (including by the payment of additional amounts pursuant to this Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)          Survival. Each party’s obligations under this Section 2.11 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.12         Designation of a Different Lending Office. If any Lender requests compensation under Section 2.10, or requires Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall (at the request of Borrower) use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment..

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Section 2.13         Replacement of Lender. If (i) any Lender requests compensation under Section 2.10 or requires that Borrower pay any additional amount pursuant to Section 2.11, (ii) any Lender suspends its obligation to continue Loans pursuant to Section 2.10, (iii) any Lender is a Defaulting Lender, or (iv) any Lender is a Non-Consenting Lender (any such Lender, a “Subject Lender”), then (A) in the case of a Defaulting Lender, Administrative Agent may, upon notice to the Subject Lender and Borrower, require such Subject Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment) and (B) in the case of any Subject Lender, including a Defaulting Lender, Borrower may, upon notice to the Subject Lender and Administrative Agent and at Borrower’s sole effort and expense, require such Subject Lender to assign, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.11) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)  as to assignments required by Borrower, Borrower shall have paid to Administrative Agent the assignment fee specified in Section 9.06;

(b)  such Subject Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.09) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts);

(c)  in the case of any such assignment resulting from a claim for compensation under Section 2.10, such assignment will result in a reduction in such compensation or payments thereafter;

(d)  such assignment does not conflict with applicable Legal Requirements; and

(e)  with respect to a Non-Consenting Lender, the proposed amendment, waiver, consent or release with respect to this Agreement or any other Loan Document has been approved by the Majority Lenders and such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by this Section.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply. Solely for purposes of effecting the assignment required for a Defaulting Lender under this Section 2.13 and to the extent permitted under applicable Legal Requirements, each Lender hereby designates and appoints Administrative Agent as true and lawful agent and attorney-in-fact, with full power and authority, for and on behalf of and in the name of such Lender to execute, acknowledge and deliver the Assignment and Acceptance required hereunder if such Lender was a Defaulting Lender and such Lender shall be bound thereby as fully and effectively as if such Lender had personally executed, acknowledged and delivered the same.

Section 2.14         Payments and Deductions to a Defaulting Lender.

(a)  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.01(a), Section 2.01(b) or Section 2.07(d), then Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid in cash.

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(b)  If a Defaulting Lender as a result of the exercise of a set-off shall have received a payment in respect of its outstanding Loans which results in its outstanding Loans being less than its Pro Rata Share of the aggregate outstanding Loans, then no payments will be made to such Defaulting Lender until such time as all amounts due and owing to the Lenders have been equalized in accordance with each Lender’s respective Pro Rata Share of the aggregate outstanding Loans. Further, if at any time prior to the acceleration or maturity of the Loans, Administrative Agent shall receive any payment in respect of principal of a Loan while one (1) or more Defaulting Lenders shall be party to this Agreement, Administrative Agent shall apply such payment first to the Borrowings for which such Defaulting Lender(s) shall have failed to fund its Pro Rata Share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Pro Rata Share of all Loans then outstanding. After acceleration or maturity of the Loans, subject to the first sentence of this Section 2.14(b), all principal will be paid ratably as provided in Section 2.08.

(c)  Notwithstanding Section 2.03, no Prepayment Premium or Make Whole Premium shall be due or payable on any Defaulting Lender’s Pro Rata Share of any amount prepaid hereunder if such Lender is a Defaulting Lender at the time of such prepayment.

Section 2.15         Syndication Amendments. Notwithstanding the provisions of Section 9.01, the Borrower agrees to execute and deliver amendments to this Agreement, or one (1) or more Assignment and Acceptances in accordance with Section 9.06, within fifteen (15) days of written request from the Administrative Agent if, with regard to such amendments, such amendments act only to change the priority or allocation of payments by the Borrower among the Lenders hereunder (or among existing and new Lenders after giving effect to such Assignment and Acceptances) (“Syndication Amendments”). Notwithstanding the provisions of Section 9.01, each Lender agrees to execute and deliver Syndication Amendments within fifteen (15) days of written request which do not change the priority or allocation of payments to such Lender.

ARTICLE III

CONDITIONS

Section 3.01         Conditions Precedent to Initial Borrowings. The obligations of each Lender to make the initial Loan for the initial Borrowing shall be subject to the conditions precedent that on the date of such Borrowing:

(a)  Documentation. Administrative Agent shall have received the following duly executed by all the parties thereto, in form and substance satisfactory to Administrative Agent, and where applicable, in sufficient copies for each Lender:

(i)          this Agreement, a Note (if requested by any Lender) payable to each Lender in the amount of its Commitment, the Guaranties by each Subsidiary of Borrower, the Deposit Account Control Agreement, the Security Agreement and Mortgages, which encumber all of Borrower’s and its Subsidiaries’ Oil and Gas Properties (other than the Excluded Oil and Gas Properties) and each of the other Loan Documents;

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(ii)         favorable opinions, dated as of the date of this Agreement, and satisfactory to Administrative Agent, from Borrower’s (A) New York counsel on the enforceability of Loan Documents and creation of the personal property Liens evidenced by the Security Instruments, (B) Nevada counsel on Nevada corporate documents and perfection of the personal property Liens evidenced by the Security Instruments for Nevada entities, (C) North Dakota counsel covering enforceability of the Mortgages on Property located in North Dakota and (D) Montana counsel covering enforceability of the Mortgages on Property located in Montana.

(iii)        copies, certified as of the date of this Agreement by a Responsible Officer, the Secretary or an Assistant Secretary of Borrower, of (A) the resolutions of the board of directors of Borrower, approving the Loan Documents and authorizing the entering into of Hedge Transactions, (B) the bylaws of Borrower, (C) the articles of incorporation of Borrower, duly certified by the Secretary of State of its the state of incorporation, and (D) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and the other Loan Documents and Hedge Transactions, and a certificate by a Responsible Officer or the Secretary or an Assistant Secretary certifying the names and true signatures of the officers authorized to sign this Agreement, the Notes, Notices of Borrowing, Notices of Continuation, and the other Loan Documents and Hedge Transactions to which Borrower is a party;

(iv)        copies, certified as of the date of this Agreement by a Responsible Officer or the Secretary or an Assistant Secretary of each Subsidiary (other than the Foreign Subsidiaries) of (A) the resolutions of the board of directors or managers (or other applicable governing body) of such Subsidiary approving the Loan Documents to which it is a party, (B) the articles or certificate (as applicable) of incorporation (or organization) of such Subsidiary certified by the Secretary of State for the state of organization, (C) the bylaws or other governing documents of such Subsidiary, and (D) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Guaranty, the Security Instruments, and the other Loan Documents to which such Subsidiary is a party, and a certificate of a Responsible Officer or the Secretary or an Assistant Secretary of each Subsidiary certifying the names and true signatures of officers of such Subsidiary authorized to sign the Guaranty, Security Instruments and the other Loan Documents to which such Subsidiary is a party;

(v)         certificates of good standing for Borrower and each Subsidiary in each state in which each such Person is organized or qualified to do business, which certificate shall be (A) dated a date not sooner than fourteen (14) days prior to the date of this Agreement or (B) otherwise effective on the Closing Date;

(vi)        a certificate dated as of the date of this Agreement from a Responsible Officer of Borrower stating that (A) all representations and warranties of Borrower set forth in this Agreement are true and correct in all material respects as of such date (except in the case of representations and warranties that are made solely as of an earlier date or time, which representations and warranties shall be true and correct in all material respects as of such earlier date or time); (B) no Default has occurred and is continuing; and (C) the conditions in clauses (a), (b), (c), and (g) – (k) of this Section 3.01 have been met;

(vii)       appropriate UCC-1 Financing Statements and UCC-3 Financing Statements evidencing assignments or terminations, covering the Collateral for filing with the appropriate authorities and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in such Collateral;

(viii)      certificates evidencing the Equity Interests required in connection with the Security Agreement and powers executed in blank for each such certificate of any Subsidiary of a Loan Party;

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(ix)         a certificate from Borrower’s insurance broker or other evidence reasonably satisfactory to Administrative Agent that all insurance required to be maintained pursuant to Section 5.02 is in full force and effect and that Administrative Agent and the Lenders have been named as additional insureds or loss payee, as applicable, thereunder as its interests may appear and to the extent required under Section 5.02;

(x)          the Initial Reserve Report, in form and substance reasonably satisfactory to Administrative Agent; and

(xi)         a certificate of the Chief Financial Officer of Borrower, in form and substance reasonably satisfactory to Administrative Agent, attesting to the Solvency of Borrower and its Subsidiaries, on a consolidated basis, immediately after giving effect to the Transactions.

(b)  Payment of Fees. On or prior to the date of this Agreement, Borrower shall have paid all costs and expenses that have been invoiced and are payable pursuant to Section 9.04.

(c)  Delivery of Financial Statements. Administrative Agent and the Lenders shall have received a true and correct copy of the pro forma balance sheet of Borrower and its Subsidiaries as of the Closing Date prepared by Borrower giving pro forma effect to the Transactions.

(d)  Security Instruments. Administrative Agent shall have received all appropriate evidence required by Administrative Agent necessary to determine that Administrative Agent (for its benefit and the benefit of the Secured Parties) shall have an Acceptable Security Interest in the Collateral, subject to the proper recording thereof.

(e)  Title. Administrative Agent shall be satisfied in its sole discretion with the title to the Oil and Gas Properties of Borrower and its Subsidiaries (excluding the Excluded Oil and Gas Properties) and that such Oil and Gas Properties constitute at least eighty percent (80%) of the PV9 Value.

(f)  Material Adverse Change; Internal Approvals. There shall not have occurred a material adverse change or material adverse effect, in either case, since December 31, 2012, (i) in the production and anticipated production of, and lease operating expenses related to, the Oil and Gas Properties of Borrower and its Subsidiaries or (ii) with respect to the loan syndication, financial, banking or capital markets that, in the Administrative Agent’s discretion could impair any component of the Credit Agreement or the transactions contemplated hereby. Administrative Agent and Lenders shall have received all internal approvals as necessary in the sole discretion of Administrative Agent and such Lenders.

(g)  No Proceeding or Litigation; No Injunctive Relief. Except as set forth on Schedule 4.07, no action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending or, to the knowledge of Borrower, threatened and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with (A) any of the Oil and Gas Properties or other Properties of Borrower and its Subsidiaries or (B) this Agreement or any transaction contemplated hereby or (ii) which, in any case, could reasonably be expected to result in a Material Adverse Change.

(h)  Consents, Licenses, Approvals, etc. Administrative Agent shall have received true copies (certified to be such by Borrower or another appropriate party) of all consents, licenses and approvals required in accordance with applicable Legal Requirements, or in accordance with any document, agreement, instrument or arrangement to which Borrower or any Subsidiary is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Loan Documents.

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(i)  Notice of Borrowing; Minimum Borrowing Amount. Administrative Agent shall have received a Notice of Borrowing from Borrower with appropriate insertions and executed by a duly authorized Responsible Officer of Borrower requesting a Tranche A Loan in an amount equal to $68,000,000.

(j)  Existing Swap Facility. Administrative Agent shall have received a fully executed and notarized Assignment, enforceable against each party thereto in accordance with its terms, with sufficient counterparts from each party thereto as Administrative Agent may request, together with all assignments and UCC-3 financing statements as Administrative Agent may request in its sole and absolute discretion.

(k)  Restricted Common Equity Issuance. Administrative Agent shall be satisfied that Borrower has received a minimum of $10,000,000.00 in proceeds in exchange for Borrower’s issuance of restricted common Equity Interests in Borrower as part of the Restricted Common Equity Issuance and Administrative Agent shall have received a fully executed copy of the Restricted Common Equity Issuance Documents, all in form and substance, and upon terms and conditions, satisfactory to Administrative Agent.

(l)  Material Information. Administrative Agent shall not have become aware of any material information or other matter that is inconsistent in a material and adverse manner with any previous due diligence, information or matter (including any financial information and projections) previously delivered to Administrative Agent.

(m)  Hedge Transactions. Schedule 4.18 shall have set forth therein a complete list of all Hedge Transactions in effect on the Closing Date unless otherwise agreed by Administrative Agent in its reasonable discretion. Borrower shall have entered into Hedge Transactions to effect the hedge positions for the volumes, years and forecasted production set forth in Schedule 4.18.

(n)  USA Patriot Act. Within three (3) days prior to the Closing Date, Administrative Agent shall have received all documentation and other information that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.

(o)  Use of Proceeds. Administrative Agent shall be satisfied that as of the Closing Date, the proceeds of the initial funding hereunder shall be applied as provided under Section 5.09.

(p)  Insurance. Administrative Agent shall have received information reasonably requested by it relating to insurance coverage of Borrower and its Subsidiaries (after giving effect to the Transactions).

(q)  Corporate Due Diligence. Administrative Agent and Lenders shall be satisfied with the ownership, management, capital and corporate, organization, tax and legal structure of each Loan Party.

Section 3.02         Conditions Precedent to Spyglass Transaction. The obligation of each Lender to make a Loan on the occasion of each Borrowing to be used in connection with the Spyglass PSA, whether to fund all or any portion of the purchase price thereunder or otherwise, shall be subject to the further conditions precedent that on the date of such Borrowing:

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(a)  Spyglass Transaction Documents. Administrative Agent shall be satisfied that all conditions precedent to consummation of the Spyglass Transaction Documents shall have been satisfied and the Spyglass Transaction Documents are enforceable against each party thereto. The Administrative Agent shall further be satisfied with all agreements relating to the Spyglass Transaction Documents including the Spyglass Carry, the Spyglass Farmout, the Spyglass PSA and all operating agreements, marketing agreements, transportation agreements and processing agreements. For a Borrowing of Tranche A Loans, the aggregate adjusted purchase price of the Spyglass Oil and Gas Properties pursuant to the Spyglass PSA at the closing thereof shall be no greater than $45,300,000.

(b)  Spyglass Oil and Gas Properties. Administrative Agent shall be satisfied in its sole discretion with the title to the Spyglass Oil and Gas Properties and that after giving effect to the Spyglass PSA, the Borrower will own a working interest in the Leases constituting such Oil and Gas Properties of no greater than and a net revenue interest in such Leases of no less than percentages satisfactory to Administrative Agent in its reasonable discretion.

(c)  Financial Condition. For a Borrowing of Tranche A Loans, before and after giving effect to such Borrowing and before and after giving effect to the Spyglass Transaction Documents and the effectiveness thereof (and the acceptance by Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by Borrower that on the date of such Borrowing the following are true and correct): (i) Liquid Investments held by Borrower in accounts subject to the Deposit Account Control Agreement total an amount greater than or equal to $33,000,000 and (ii) Working Capital totals an amount greater than or equal to $33,000,000.

(d)    Hedging Requirements. Borrower shall have entered into Hedge Transactions with respect to the Spyglass Oil and Gas Properties satisfactory to the Administrative Agent in its sole discretion.

(e)    Security Documents. Administrative Agent shall have received from Borrower duly executed and acknowledged supplements or amendments to the Mortgages and Security Instruments as Administrative Agent may reasonably request to encumber the Spyglass Oil and Gas Properties.

Section 3.03         Conditions Precedent to All Borrowings. The obligation of each Lender to make a Loan on the occasion of each Borrowing shall be subject to the further conditions precedent that on the date of such Borrowing:

(a)  the following statement shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Continuation and the acceptance by Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by Borrower that on the date of such Borrowing such statements are true): with respect to any Borrowing made after the Closing Date, (A) the Specified Representations are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds from such Borrowing, as though made on and as of such date (except in the case of representations and warranties which are made solely as of an earlier date or time, which representations and warranties shall be true and correct in all material respects as of such earlier date or time, except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), (B) no Default or Event of Default shall have occurred and be continuing or would result from such Borrowing and (C) no Material Adverse Change shall have occurred or would result from such Borrowing or from the application of the proceeds thereof.

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(b)  Administrative Agent shall have received all documents and instruments requested pursuant to Section 5.10, which title information (i) shall collectively cover at least eighty percent (80%) of the PV9 Value and (ii) shall be in form and substance acceptable to Administrative Agent in its sole discretion.

(c)  Administrative Agent shall have received such other approvals, opinions, or documents as any Lender through Administrative Agent may reasonably request.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Borrower, for itself, and with respect to each of its Subsidiaries and their respective Properties, as applicable, represents and warrants as follows:

Section 4.01         Existence; Subsidiaries. Borrower is (a) a corporation duly organized and validly existing under the laws of the State of its incorporation set forth in the preamble hereto and (b) in good standing and qualified to do business as a foreign corporation in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification. Each Subsidiary of Borrower is (i) duly organized, validly existing, and in good standing (if applicable) under the laws of its jurisdiction of formation and (ii) in good standing and qualified to do business as a foreign business entity in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification. As of the date of this Agreement, Borrower has no Subsidiaries other than listed on Schedule 4.01 and Borrower owns no other Equity Interests in any Person except in such Subsidiaries and otherwise as set forth in Schedule 4.01.

Section 4.02         Power. The execution, delivery, and performance by Borrower of this Agreement, the Notes, and the other Loan Documents to which it is a party and by the Subsidiaries of the Loan Documents to which they are a party, and the consummation of the transactions contemplated hereby and thereby, (a) are within Borrower’s and such Subsidiaries’ corporate or other governing powers, (b) have been duly authorized by all necessary corporate or other governing action, (c) do not contravene (i) Borrower’s or any Subsidiary’s certificate or articles of incorporation or formation, limited partnership agreement, bylaws, limited liability company agreement, or other similar governance documents or (ii) any law or any contractual restriction binding on or affecting Borrower or any Subsidiary, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of each Loan, such Loan, and the use of the proceeds of such Loan, will be within Borrower’s corporate powers, will have been duly authorized by all necessary corporate action, will not contravene (x) Borrower’s articles of incorporation or bylaws, or (y) any law or any contractual restriction binding on or affecting Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

Section 4.03         Authorization and Approvals. No consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by Borrower of this Agreement, the Notes, or the other Loan Documents to which Borrower is a party, or by each Subsidiary of its Guaranty or the other Loan Documents to which it is a party or the consummation of the transactions contemplated thereby, including the Transactions, except for (a) the filing of UCC-1 and UCC-3 Financing Statements and the Mortgages in the state and county filing offices and (b) those consents and approvals that have been obtained or made on or prior to the date of this Agreement and that are in full force and effect. At the time of each Borrowing, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or the use of the proceeds of such Borrowing, except for (i) the filing of any additional UCC-1 or UCC-3 Financing Statements and the Mortgages in the state and county filing offices, and if necessary, the Bureau of Land Management and (ii) those consents and approvals that have been obtained or made on or prior to the date of such Borrowing, which are, as of the date of such Borrowing, in full force and effect.

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Section 4.04         Enforceable Obligations. This Agreement, the Notes, and the other Loan Documents to which Borrower is a party have been duly executed and delivered by Borrower, and the other Loan Documents to which each Subsidiary is a party have been duly executed and delivered by the applicable Subsidiaries. Each Loan Document to which Borrower is party is the legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity. Each Loan Document to which each Subsidiary is a party is the legal, valid, and binding obligation of such Subsidiary, enforceable against each such Subsidiary in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally and by general principles of equity.

Section 4.05         Financial Statements.

(a)    The Financial Statements present fairly in all material respects the consolidated financial condition of Borrower and its Subsidiaries as of their respective dates and for their respective periods in accordance with GAAP, provided, however, that any interim Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items. All projections, estimates, and pro forma financial information furnished by Borrower were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished (it being understood by Administrative Agent and the Lenders that projections as to future events are not viewed as facts and that actual results may differ from projected results).

(b)    As of the date of this Agreement and after giving effect to the making of the initial Loans, neither Borrower nor any Subsidiary has any Debt other than (i) the Debt listed on Schedule 4.05, (ii) the Obligations under this Agreement and (iii) the Obligations arising under the Hedge Transactions described under Schedule 4.18.

Section 4.06         True and Complete Disclosure. All factual information (excluding projections, estimates and pro forma financial information) heretofore or contemporaneously furnished by or on behalf of Borrower or any of its Subsidiaries in writing to any Lender or Administrative Agent for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of Borrower and its Subsidiaries in writing to Administrative Agent or any of the Lenders shall be true and accurate in all material respects on the date as of which such information is dated or certified and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading at such time.

Section 4.07         Litigation; Compliance with Laws.

(a)    Except as listed on Schedule 4.07, there is no pending or, to the knowledge of Borrower, threatened action or proceeding materially affecting Borrower or any of its Subsidiaries before any court, Governmental Authority or arbitrator that could reasonably be expected to cause a Material Adverse Change. Additionally, there is no pending or, to the knowledge of Borrower, threatened action or proceeding instituted against Borrower or any of its Subsidiaries which seeks to adjudicate Borrower or any of its Subsidiaries as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

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(b)    Borrower and its Subsidiaries have complied in all respects with all Legal Requirements applicable to the conduct of their respective businesses or the ownership of their respective Property except for such failures to comply that would not reasonably be expected to result in a Material Adverse Change.

Section 4.08         Use of Proceeds. The proceeds of the Loans will be used by Borrower for the purposes described in Section 5.09. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Loan will be used to purchase or carry any margin stock in violation of Regulation T, U or X.

Section 4.09         Investment Company Act. Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 4.10         Taxes.

(a)    Reports and Payments. All material Returns (as defined below in clause (c) of this Section) that are required to be filed by or on behalf of Borrower, or its Subsidiaries (hereafter collectively called the “Tax Group”) have been duly filed on a timely basis or appropriate extensions have been obtained, and such Returns are and will be true, complete, and correct in all material respects; and all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto will have been paid in full on a timely basis, and no other material Taxes will be payable by the Tax Group with respect to items or periods covered by such Returns, except in each case to the extent of (i) reserves reflected in the financial statements delivered under this Agreement or (ii) Taxes that are being contested in good faith and for which adequate reserves have been establish therefor. The reserves for accrued Taxes reflected in the financial statements delivered to the Lenders under this Agreement are adequate in the aggregate for the payment of all unpaid Taxes, whether or not disputed, for the period ended as of the date thereof and for any period prior thereto, and for which the Tax Group may be liable in its own right, as withholding agent or as a transferee of the assets of, or successor to, any Person.

(b)    Taxes Definition. “Taxes” in this Section 4.10 shall mean all taxes, charges, fees, levies, or other assessments imposed by any federal, state, local, or foreign taxing authority, including without limitation, income, gross receipts, excise, real or personal property, sales, occupation, use, service, leasing, environmental, value added, transfer, payroll, and franchise taxes (and including any interest, penalties, or additions to tax attributable to or imposed on with respect to any such assessment).

(c)    Returns Definition. “Returns” in this Section 4.10 shall mean any federal, state, local, or foreign report, estimate, declaration of estimated Tax, information statement or return relating to, or required to be filed in connection with, any Taxes, including any information return or report with respect to backup withholding or other payments of third parties.

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Section 4.11         Pension Plans. No Termination Event has occurred that alone or together with any other Termination Events that have occurred resulted in or could reasonably be expected to result in liability of Borrower and other members of Borrower’s Controlled Group in an aggregate amount exceeding $100,000, and each Plan has complied with and been administered in all respects in accordance with applicable provisions of ERISA and the Code except for any failures to so comply or administer that could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change. A determination has not been made, and is not reasonably expected to be made, that any Plan (which has liabilities with respect to vested benefits with an actuarial present value that exceeds the current value of the assets of such Plan allocable to such benefit liabilities by more than $100,000) is in “at risk” status (within the meaning of Section 303 of ERISA). The conditions for imposition of a lien under Section 303(k) of ERISA do not exist and are not reasonably expected to arise with respect to any Plan. The present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits in an amount in excess of $100,000. Neither Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which Borrower or any member of the Controlled Group has incurred any unsatisfied withdrawal liability that alone or together with any other such withdrawal from a Multiemployer Plan resulted in or could reasonably be expected to result in an aggregate amount of unsatisfied withdrawal liability owed by Borrower or members of the Controlled Group exceeding $100,000. To the knowledge of Borrower, as of the most recent valuation date applicable thereto, neither Borrower nor any member of the Controlled Group would become subject to liability under ERISA exceeding $100,000 if Borrower or any member of the Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, Borrower has no reason to believe that the annual cost during the term of this Agreement to Borrower for post-retirement benefits to be provided to the current and former employees of Borrower under welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change.

Section 4.12         Condition of Property; Casualties. Borrower and each of its Subsidiaries has good and defensible title to, or a valid leasehold interest in, or has the right to use pursuant to a valid licenses, all of its Oil and Gas Properties as is customary in the oil and gas industry in all material respects, free and clear of all Liens, except for Permitted Liens. The material Properties owned or leased by Borrower or any of its Subsidiaries and used in the continuing operations of Borrower and its Subsidiaries, are in good repair, working order and operating condition (subject to normal wear and tear), except to the extent that the failure to be in such condition could not reasonably be expected to result in a Material Adverse Change. Since December 31, 2012, neither the business nor the material Properties of Borrower and each of its Subsidiaries, taken as a whole and after giving pro forma effect to the Transactions, has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, Permits, or concessions by a Governmental Authority, riot, activities of armed forces, or acts of God or of any public enemy. For the Borrower’s or its Subsidiaries’ Oil and Gas Properties where the Borrower, or an Affiliate, is the operator, the rights and such Properties presently owned, leased or licensed by the Borrower or its Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties reasonably necessary to permit the Borrower, or such Affiliate, to conduct its business for such Oil and Gas Properties in a reasonably prudent manner in accordance with the usual and customary practices of the industry in this region. To the Borrower’s knowledge, for the Borrower’s or its Subsidiaries’ Oil and Gas Properties where another party is the operator, the rights and such Properties presently owned, leased or licensed by the Borrower, or such operator, including, without limitation, all easements and rights of way, include all rights and Properties reasonably necessary to permit the Borrower, or such operator, to conduct its business for such Properties in a reasonably prudent manner in accordance with the usual and customary practices of the industry in this region.

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Section 4.13         No Burdensome Restrictions; No Affiliate Transactions.

(a)    Neither Borrower nor any of its Subsidiaries is a party to any indenture, loan, or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation that could reasonably be expected to cause a Material Adverse Change. Neither Borrower nor any of its Subsidiaries is in default under or with respect to any contract, agreement, lease, or other instrument to which Borrower or any of its Subsidiaries is a party that could reasonably be expected to cause a Material Adverse Change. Neither Borrower nor any of its Subsidiaries has received any notice of any default under any contract, agreement, lease, or other instrument to which Borrower or such Subsidiary is a party and such contract, agreement, lease or other instrument could reasonably be expected to result in payments or revenue by Borrower or such Subsidiary in excess of $50,000 in any fiscal year.

(b)    Borrower, or any Subsidiary of Borrower, is not party to any Affiliate Transaction as of the Closing Date except as disclosed on Schedule 4.13(b) or, after the Closing Date, unless disclosed to the Administrative Agent in writing and in compliance with Section 6.07.

Section 4.14         Environmental Condition.

(a)    Permits, Etc. Borrower and its Subsidiaries (i) have obtained all Environmental Permits required under Environmental Law for the ownership and operation of their respective Properties and the conduct of their respective businesses; (ii) have at all times been and are in compliance with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws; (iii) have not, except as set forth on Schedule 4.07, received written notice of any outstanding violation or alleged violation of any Environmental Law or Environmental Permit; and (iv) are not, except as set forth on Schedule 4.07, subject to any actual, pending or, to Borrower’s knowledge, threatened Environmental Claim, except for such failures to obtain an Environmental Permit, failures to comply with Environmental Permits or Environmental Laws, written notices of violations or alleged violations of Environmental Laws or Environmental Permits, or Environmental Claims that would not reasonably be expected to result in a claim, judgment, Lien, or other encumbrance affecting such Property exceeding $250,000.

(b)    Certain Liabilities. None of the present or previously owned, leased or operated Property of Borrower or any Subsidiary, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise identified by any Governmental Authority as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws, except for such removal, remediation, cleanup, closure, restoration, reclamation or other response that would not reasonably be expected to exceed $250,000 in costs; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned, leased or operated by Borrower or any of its Subsidiaries, wherever located; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations that has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response, except for a Response that would not reasonably be expected to exceed $250,000.

(c)    Certain Actions. Without limiting the foregoing, (i) all necessary notices have been properly filed, and no further action is required under current Environmental Law as to each Response or other restoration or remedial project undertaken by Borrower or its Subsidiaries on any of their presently or formerly owned, leased or operated Property except for a Response or other restoration or remedial project that would not reasonably be expected to cause a Material Adverse Change and (ii) to Borrower’s knowledge, there are no facts, circumstances, conditions or occurrences with respect to any Property owned, leased or operated by Borrower or any of its Subsidiaries that could reasonably be expected to form the basis of an Environmental Claim under Environmental Laws that would reasonably be expected to cause a Material Adverse Change.

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Section 4.15         Permits, Licenses, Etc. Borrower and its Subsidiaries possess all authorizations, Permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which are material to the conduct of their material business. Borrower and its Subsidiaries manage and operate their business in all respects in accordance with all applicable Legal Requirements and good industry practices except for such failures to do so that would not reasonably be expected to result in a Material Adverse Change.

Section 4.16         Liens; Titles, Leases, Etc.

(a)    Each of Borrower and its Subsidiaries has good and defensible title to its Property, free and clear of all Liens other than Permitted Liens and none of the Property of Borrower or any of the Subsidiaries is subject to any Lien other than Permitted Liens. All leases and agreements necessary for the conduct of business of Borrower and its Subsidiaries, as it is presently being conducted, are valid and subsisting, effective and enforceable against Borrower and its Subsidiaries and to Borrower’s knowledge there exists no default or event of default or circumstance which with the giving of notice or lapse of time or both would give rise to a default by Borrower or any Subsidiary, or by any of the other parties thereto, under any such leases or agreements which would result in a Material Adverse Change. Neither Borrower nor any of its Subsidiaries is a party to any agreement or arrangement (other than this Agreement and the Security Instruments, or subject to any order, judgment, writ or decree, that either restricts or purports to restrict its ability to grant Liens to secure the Secured Obligations against their respective Properties.

(b)    After giving full effect to the Permitted Liens, Borrower and its Subsidiaries own a working interest and net revenue interest, in production attributable to the Hydrocarbon Interests shown on the Initial Reserve Report, as of the Closing Date as reflected on Schedule 4.16(b) which is consistent in all material respects with the Initial Reserve Report, and thereafter which is consistent in all material respects with the most recently delivered Reserve Report, and the ownership of such Hydrocarbon Interests shall not in any material respect obligate Borrower or its Subsidiaries to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount materially in excess of its working interest in each Property set forth, as of the Closing Date, on Schedule 4.16(b), and thereafter which is consistent in all material respects with the most recently delivered Reserve Report, that is not offset by a corresponding proportionate increase in the Borrower’s or its Subsidiaries’ net revenue interest in such Property.

(c)    There are no (i) preferential rights to purchase, (ii) required consents to assignment, (iii) no Hydrocarbon purchase or sales agreements that are not cancellable on less than sixty (60) days’ notice that are not scheduled on Schedule 4.16(c) or (iv) except as set forth in the relevant leases, lease forfeiture provisions affecting Borrower’s or its Subsidiaries’ Oil and Gas Properties that have not been disclosed to the Administrative Agent in Schedule 4.16(c), or with respect to Oil and Gas Properties acquired after the Closing Date, disclosed in writing to Administrative Agent and, following such disclosure Schedule 4.16(c) shall be deemed amended to reflect such Oil and Gas Properties.

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Section 4.17         Solvency and Insurance. Before and after giving effect to the making of the initial Loans, Borrower and each of its Subsidiaries are, on a consolidated basis, Solvent. Furthermore, Borrower and its Subsidiaries carry insurance required under Section 5.02 of this Agreement.

Section 4.18         Hedging Agreements. Schedule 4.18 sets forth, as of the date of this Agreement, a true and complete list of all Hedge Transactions of Borrower and each Subsidiary (including the term, counterparty, volumes and pricing).

Section 4.19         Gas Imbalances. Except as set forth on Schedule 4.19 or on the most recent certificate delivered in conjunction with the delivery of a Reserve Report hereunder, (a) on a net basis there are no gas imbalances, take or pay or other prepayments which would require Borrower and its Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one hundred million (100,000,000) cubic feet of gas in the aggregate and (b) neither Borrower nor any of its Subsidiaries has produced gas, in any material amount, subject to balancing rights of third parties or subject to balancing duties under governmental requirements.

Section 4.20         OFAC. Neither Borrower nor any of its Subsidiaries is in violation of any of the country or list based economic and trade sanctions administered and enforced by OFAC. Neither Borrower nor any of its Subsidiaries (a) is a Sanctioned Person or a Sanctioned Entity, (b) has its assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. No proceeds of any Loan will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

Section 4.21         Buildings. In no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definitions of “Realty Collateral”, “Personalty Collateral” and “Fixture Collateral” and no Building or Manufactured (Mobile) Home is encumbered by the Security Instruments. As used herein, “Flood Insurance Regulations” shall mean (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.

Section 4.22         Commodity Exchange Act. As of the date hereof and at all times thereafter, each Loan Party is an “eligible contract participant” as defined in the Commodity Exchange Act.

Section 4.23         No Default; Material Adverse Change. No Default has occurred and is continuing. As of the Closing Date, and immediately before giving effect to the Assignment and this Agreement, no default or event of default existed under the Existing Swap Facility, the Existing Obligations or any of the “Credit Support Documents” (as defined in the Existing Swap Facility). Since the Closing Date, no event or circumstance that would cause a Material Adverse Change has occurred and is continuing.

Section 4.24         Spyglass Transaction Documents. No Default has occurred and is continuing under the Spyglass Transaction Documents and all representations and warranties of each Loan Party, and to Borrower’s knowledge, all representations and warranties of each other party, to the Spyglass Transaction Documents are true and correct in all respects.

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Section 4.25         Officer’s Financial Certificate. As of the Closing Date, the information contained in, and attached to, that certain Officer’s Financial Certificate of Borrower dated August 19, 2013 is true and accurate in all material respects on the date as of which such information is dated or certified and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading at such time, provided that, all projections and estimates furnished by Borrower and attached thereto were prepared on the basis of reasonable assumptions, data, information, tests, or conditions at the time such projections and estimates were furnished.

ARTICLE V

AFFIRMATIVE COVENANTS

So long as any Note or any amount under any Loan Document shall remain unpaid, or any Lender shall have any Commitment hereunder, Borrower agrees and will cause its Subsidiaries to agree, unless the Majority Lenders shall otherwise consent in writing, to comply with the following covenants.

Section 5.01         Compliance with Laws, Etc. Borrower shall comply, and cause each of its Subsidiaries to comply, with all applicable Legal Requirements except for such failures to comply that would not reasonably be expected to result in a Material Adverse Change. Without limiting the generality and coverage of the foregoing, Borrower shall comply, and shall cause each of its Subsidiaries to comply, with all Environmental Laws and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which Borrower, or any of its Subsidiaries do business except for such failures to comply that would not reasonably be expected to result in a Material Adverse Change. Without limitation of the foregoing, Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain and possess all authorizations, Permits, licenses, trademarks, trade names, rights and copyrights which are necessary to the conduct of its business, except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Change, and (b) obtain, as soon as practicable, all consents or approvals required from any states of the United States (or other Governmental Authorities) necessary to grant Administrative Agent an Acceptable Security Interest in Borrower’s and its Subsidiaries’ Oil and Gas Properties other than the Excluded Oil and Gas Properties.

Section 5.02         Maintenance of Insurance. Borrower and its Subsidiaries shall maintain insurance with respect to their respective properties and business against such liabilities, casualties and risks as is customary in the relevant industry, all such insurance to be in amounts and from insurers reasonably acceptable to Administrative Agent, maintained by Borrower, naming Administrative Agent as loss payee (or, in the case of liability insurance, together with Lenders, as additional insureds), and, upon any renewal of any such insurance and at other times upon request by Administrative Agent, furnish to Administrative Agent evidence, reasonably satisfactory to Administrative Agent of the maintenance of such insurance.

Section 5.03         Preservation of Corporate Existence, Etc. Borrower shall (a) preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence (except as otherwise permitted pursuant to Section 6.04), rights, franchises, and privileges in the jurisdiction of its incorporation and (b) qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties.

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Section 5.04         Payment of Taxes, Etc. Borrower shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that neither Borrower nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which such reserves as may be required by GAAP, if any, have been established.

Section 5.05         Visitation Rights. At any reasonable time and from time to time, upon reasonable notice, Borrower shall, and shall cause its Subsidiaries to, permit Administrative Agent and any Lender or any of their respective agents or representatives thereof, to (a) examine and make copies of and abstracts from the records and books of account of, and visit and inspect, in each case at their own expense, except during the existence of a Default, at their reasonable discretion the Properties of, Borrower and any such Subsidiary and (b) discuss the affairs, finances and accounts of Borrower and any such Subsidiary with any of their respective officers or directors.

Section 5.06         Reporting Requirements. Borrower shall furnish to Administrative Agent and each Lender:

(a)    Annual Financials. For each fiscal year of Borrower and its consolidated Subsidiaries ended on or ending after December 31, 2013, as soon as available and in any event not later than one hundred twenty (120) days after the end of the fiscal year ending on December 31, 2013, and one hundred twenty (120) days after the end of each such other fiscal year, (i) a copy of the annual audited financial report for such year for Borrower and its consolidated Subsidiaries, including therein Borrower’s and its consolidated Subsidiaries’ balance sheet as of the end of such fiscal year and Borrower’s and its consolidated Subsidiaries’ statements of income, cash flows, and retained earnings, together with an unqualified opinion from Hein & Associates or such other independent public accounting firm registered with the Public Company Accounting Oversight Board reasonably acceptable to Administrative Agent, and including any management letters delivered by such accountants to Borrower or any Subsidiary in connection with such audit and (ii) a Compliance Certificate executed by a Responsible Officer of Borrower, setting forth reasonably detailed calculations, with supporting information as may be necessary, to evidence the information reflected thereon;

(b)    Quarterly Financials. As soon as available and in any event not later than seventy-five (75) days after the end of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending June 30, 2013, (i) the unaudited balance sheet and the unaudited statements of income, cash flows, and retained earnings of Borrower and its consolidated Subsidiaries for such fiscal period and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal quarter, all in reasonable detail and duly certified with respect to such consolidated statements by a Responsible Officer of Borrower as having been prepared in accordance with GAAP (subject to the absence of footnotes and year-end audit adjustments) and (ii) a Compliance Certificate executed by a Responsible Officer of Borrower, setting forth reasonably detailed calculations, with supporting information as may be necessary, to evidence the information reflected thereon; as soon as available and in any event not later than one hundred and twenty (120) days after the end of the fourth fiscal quarter of each fiscal year, commencing with the fiscal quarter ending December 31, 2013, the unaudited balance sheet and the unaudited statements of income of Borrower and its consolidated Subsidiaries for such fiscal period, all in reasonable detail and duly certified with respect to such consolidated statements by a Responsible Officer of Borrower as having been prepared in accordance with GAAP (subject to the absence of footnotes and year-end audit adjustments);

(c)    Certified Budget and Projections. (i) Within forty-five (45) days prior to the end of each fiscal year, and within fifteen (15) days prior to the end of each fiscal quarter, in form satisfactory to Administrative Agent, an estimated budget, with anticipated capital expenditures, and forecast (including a projected consolidated balance sheets and income statements) for the following fiscal year, or the following fiscal quarter, as the case may be, together with such other information as may be reasonably requested by Administrative Agent, (ii) a certificate of a Responsible Officer of Borrower that such budget and forecast are based upon reasonable estimates, information and assumptions and such Responsible Officer has no reason to believe such budget and forecast are incorrect or misleading in any material respect and (iii) upon any material deviation from or modification to such budget and forecast, or if such budget and forecast would otherwise be materially misleading, a revised budget and forecast for such fiscal year, or such fiscal quarter, as the case may be, together with such other information as may be reasonably requested by Administrative Agent;

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(d)    Reserve Reports. As soon as available but in any event on or before March 15 and September 15, beginning March 15, 2014, (i) a Reserve Report dated effective, respectively, as of December 31 and June 30 for such year and (ii) such other information as may be reasonably requested by Administrative Agent or any Lender with respect to the Oil and Gas Properties. Administrative Agent may request additional Reserve Reports in its sole reasonable discretion, together with such other information as may be reasonably requested by Administrative Agent or any Lender with respect to the Oil and Gas Properties. Each delivery of a Reserve Report by Borrower to Administrative Agent and the Lenders shall constitute a representation and warranty by Borrower to Administrative Agent and the Lenders that (A) the representations and warranties set forth herein are true and correct with respect to the Oil and Gas Properties specified therein and such Oil and Gas Properties comply with the covenants set forth in this Agreement and that title to Oil and Gas Properties constituting eighty percent (80%) of the PV9 Value has been reviewed and approved by the Administrative Agent in accordance with Section 5.10, and (B) the descriptions of the record title interests of the assets of Borrower and its Subsidiaries that are included in the calculation of the PV9 Value set forth in such Reserve Report include the entire record title interests of Borrower and its Subsidiaries in such Oil and Gas Properties, are complete and accurate in all respects, and take into account all Permitted Liens;

(e)    Production Reports; Lease Operating Expenses. As soon as possible and in any event within forty-five (45) days after the end of each month, a report, in form satisfactory to Administrative Agent and certified as being true and correct in all material respects by a Responsible Officer of Borrower, setting forth information as to quantities or production from Borrower’s and its Subsidiaries’ Oil and Gas Properties, volumes of production sold, pricing, purchasers of production, gross revenues, all lease operating expenses, amounts payable and aging accounts (as applicable, on a well by well basis) and capital expenditures attributable thereto, and such other information as Administrative Agent may reasonably request with respect to the relevant monthly period;

(f)     Defaults. As soon as possible and in any event within three (3) Business Days after a Responsible Officer of Borrower or a Subsidiary has knowledge of (i) the occurrence of any Default or (ii) the occurrence of any default under any instrument or document evidencing Debt of Borrower or any Subsidiary having an aggregate principal amount in excess of $100,000, in each case which Default or default is continuing on the date of such statement, a statement of a Responsible Officer of Borrower setting forth the details of such Default or default, as applicable, and the actions which Borrower or such Subsidiary has taken and proposes to take with respect thereto;

(g)    Quarterly Report on Hedging. Concurrent with the delivery of the financial statements required under Section 5.06(b) above, a statement prepared by Borrower and certified as being true and correct in all material respects by a Responsible Officer of Borrower, setting forth in reasonable detail, all Hydrocarbon Hedge Agreements to which any production of oil, gas or other Hydrocarbons from the Oil and Gas Properties of Borrower and its Subsidiaries is then subject, together with a statement of Borrower’s or its Subsidiary’s, as applicable, position with respect to each such Hydrocarbon Hedge Agreement;

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(h)    Termination Events. As soon as possible and in any event (i) within thirty (30) days after Borrower or any member of the Controlled Group knows or has reason to know that any Termination Event described in clause (a) of the definition of “Termination Event” has occurred, and (ii) within ten (10) days after Borrower or any member of the Controlled Group knows or has reason to know that any other Termination Event has occurred, a statement of a Responsible Officer of Borrower describing such Termination Event and the action, if any, which Borrower or such Controlled Group member proposes to take with respect thereto;

(i)     Termination of Plans. Promptly and in any event within five (5) Business Days after receipt thereof by Borrower or any member of the Controlled Group from the PBGC, copies of each notice received by Borrower or any such member of the Controlled Group of the PBGC’s intention to terminate any Plan or to have a trustee appointed to administer any Plan;

(j)     Other ERISA Notices. Promptly and in any event within ten (10) Business Days after receipt thereof by Borrower or any member of the Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by Borrower or any member of the Controlled Group concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA;

(k)    Environmental Notices. Promptly upon the receipt thereof by Borrower or any of its Subsidiaries, a copy of any form of request, notice, summons or citation received from the Environmental Protection Agency, or any other Governmental Authority, concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefor and would reasonably be expected to cause a Material Adverse Change, (ii) any action or omission on the part of Borrower or any Subsidiary in connection with Hazardous Waste or Hazardous Substances that would reasonably be expected to result in a Material Adverse Change, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or (iii) concerning the filing of a material Lien pursuant to Environmental Laws upon, against or in connection with Borrower or any Subsidiary, or any of their leased or owned Property, wherever located;

(l)     Other Governmental Notices. Promptly and in any event within ten (10) Business Days after receipt thereof by Borrower or any Subsidiary, a copy of any notice, summons, citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit or agreement with any Governmental Authority, if such modification, revocation, or suspension would reasonably be expected to cause a Material Adverse Change;

(m)   Material Adverse Changes. Prompt written notice of any condition or event of which Borrower has knowledge, which condition or event has resulted or could reasonably be expected to result in a Material Adverse Change, including breach or non-performance of, or any default under, a material agreement of Borrower or any Subsidiary;

(n)    Disputes, Etc. Prompt written notice of (i) any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes, in each case of which Borrower has knowledge, affecting Borrower or any of its Subsidiaries that, if adversely determined, would reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which Borrower has knowledge resulting in or reasonably considered to be likely to result in a strike against Borrower or any of its Subsidiaries and (ii) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Property of Borrower or any Subsidiary if such claim, judgment, Lien, or other encumbrance affecting such Property not otherwise adequately covered by insurance shall exceed $250,000;

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(o)    Notices Under Other Loan Agreements. Concurrent with the delivery thereof copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement relating to Debt of Borrower or its Subsidiaries in an aggregate principal amount in excess of $500,000, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 5.06;

(p)    Notices of Dispositions, Acquisitions and Hedge Transactions. Borrower shall notify Administrative Agent of any (i) Disposition of Oil and Gas Properties at least thirty (30) days prior to such Disposition, (ii) acquisition by Borrower or its Subsidiaries of Oil and Gas Properties with a fair market value in excess of $500,000 and (iii) novation, assignment, unwinding, termination or amendment of any hedge position or Hedge Transaction (identifying any new counterparty, any replacement hedge position or Hedge Transaction, or describing any material adverse amendment with respect thereto) at least ten (10) days prior to such novation, assignment, unwinding, termination or amendment;

(q)    Spyglass Transaction Documents. All material statements, reports, information or notices sent or received pursuant to the Spyglass Transaction Documents;

(r)     Public Filings. Notice of all documents filed by Borrower or any Subsidiary with the Securities and Exchange Commission; and

(s)    Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of Borrower or any of its Subsidiaries, as any Lender through Administrative Agent may from time to time reasonably request.

Section 5.07         Maintenance of Property. Subject to Section 6.04, Borrower shall, and shall cause each of its Subsidiaries to, maintain their owned, leased, or operated Property in good condition and repair in accordance with customary industry standards (normal wear and tear excepted) and Borrower shall abstain, and cause each of its Subsidiaries to abstain from, knowingly or willfully permitting the commission of waste or other injury, destruction, or loss of natural resources, or the occurrence of pollution, contamination, or any other condition in, on or about the owned, leased or operated Property involving the Environment that could reasonably be expected to result in Response activities and that would reasonably be expected to cause a Material Adverse Change.

Section 5.08         Agreement to Pledge; Additional Guarantors; Accounts.

(a)    Upon the acquisition of any Oil and Gas Properties or changes thereto, but no more frequently than quarterly, or if the aggregate fair market value of all acquired Oil and Gas Properties during any quarter exceeds $250,000, Borrower must provide new Mortgages or provide amendments or supplements to existing Mortgages such that all Oil and Gas Properties (other than the Excluded Oil and Gas Properties, unless otherwise requested by Administrative Agent in its sole discretion) are subject to an Acceptable Security Interest and otherwise comply with this Agreement. In addition, as to any such Oil and Gas Properties, the Borrower must provide title information satisfactory to the Administrative Agent in its sole discretion with regard to Oil and Gas Properties constituting at least eighty percent (80%) of the PV9 Value. All such Liens will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

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(b)    Borrower shall cause each Subsidiary to guarantee the Secured Obligations pursuant to a Guaranty Agreement. In connection with any such guaranty, Borrower shall (i) notify Administrative Agent of the planned formation or acquisition (or other similar event) of any Subsidiary prior to the date of such formation or acquisition (or such later date as may be acceptable to Administrative Agent), (ii) cause such Subsidiary to execute and deliver a supplement to a Guaranty or a joinder thereto on the date of formation or acquisition of such Subsidiary (or such later date as may be acceptable to Administrative Agent), (iii) cause all of the Equity Interests of such Subsidiary to be pledged to Administrative Agent, for the benefit of the Secured Parties, and to the extent such Equity Interests are certificated, cause such original stock or other certificates evidencing such Equity Interests, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof, to be delivered to Administrative Agent, all on the date of formation or acquisition of such Subsidiary (or such later date as may be acceptable to Administrative Agent) and (iv) cause such Subsidiary to execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by Administrative Agent and on such date as may be acceptable to Administrative Agent.

(c)    Borrower shall, and shall cause each of its Subsidiaries to, cause Administrative Agent to have an Acceptable Security Interest in all of the Loan Parties’ respective right, title and interest to (i) all present and future Equity Interests of Subsidiaries owned or held of record or beneficially by the Loan Parties; (ii) substantially all of the tangible and intangible personal Property of the Loan Parties relating to the Oil and Gas Properties (other than such excluded assets as provided in this Agreement or the Security Agreement, and other than the Excluded Oil and Gas Properties (unless otherwise required by Administrative Agent in its sole discretion)); and (iii) all products, profits, rents and proceeds of the foregoing.

(d)    On and after ten (10) Business Days following the Closing Date, Borrower shall, and shall cause each of its Subsidiaries to, cause all operating and depository accounts of Borrower and its Subsidiaries to be subject to the Deposit Account Control Agreement.

Section 5.09         Use of Proceeds. Borrower shall use the proceeds of the Loans (a) to refinance the Existing Swap Facility and the Existing Obligations, (b) for expenditures in relation to Borrower’s or its Subsidiaries’ Oil and Gas Properties located within the continental United States, including, without limitation, to finance the acquisition, exploration, development, maintenance, and production of such Oil and Gas Properties, (c) to finance the purchase price owed under the Spyglass PSA (subject to the satisfaction of the conditions precedent in Section 3.02) and (d) for other working capital and general corporate purposes permitted by this Agreement.

Section 5.10         Title Evidence. Borrower shall from take such actions and execute and deliver such documents and instruments as Administrative Agent shall require to ensure that Administrative Agent shall, at all times, have received satisfactory title information (including, if requested, supplemental or new title opinions addressed to it), which title information (a) shall collectively cover at least eighty percent (80%) of the PV9 Value and (b) shall be in form and substance acceptable to Administrative Agent in its sole discretion, provided, that if such title information collectively covers at least eighty percent (80%) of the PV9 Value, Borrower’s failure to take such actions or execute and deliver such documents and instruments shall not be a breach of this Section 5.10.

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Section 5.11         Further Assurances; Cure of Title Defects. Borrower shall, and shall cause each Subsidiary to, cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. Borrower hereby authorizes the Lenders or Administrative Agent to file any financing statements without the signature of Borrower to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under any of the Loan Documents. Borrower at its expense will, and will cause each Subsidiary to, promptly execute and deliver to Administrative Agent upon its request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of Borrower or any Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Secured Obligations, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral. Within thirty (30) days after (a) a request by Administrative Agent or the Lenders to cure any title defects or exceptions that are not Permitted Liens raised by such information or (b) a notice by Administrative Agent that Borrower has failed to comply with Section 5.10 above, Borrower shall (i) cure such title defects or exceptions that are not Permitted Liens or substitute acceptable Oil and Gas Properties with no title defects or exceptions except for Permitted Liens covering Collateral of an equivalent value and (ii) deliver to Administrative Agent satisfactory title evidence (including supplemental or new title opinions meeting the foregoing requirements) in form and substance acceptable to Administrative Agent in its sole discretion as to Borrower’s and its Subsidiaries’ ownership of such Oil and Gas Properties and Administrative Agent’s Liens and security interests therein as are required to maintain compliance with Section 5.10.

Section 5.12         Leases; Development and Maintenance. Borrower will, and will cause its Subsidiaries to: (a) pay and discharge when due, or cause to be paid and discharged when due, all rentals, delay rentals, royalties, overriding royalties, payments out of production and other obligations accruing under, and perform or cause to be performed each and every act required by each of the oil and gas leases and all other agreements and contracts constituting or affecting the Oil and Gas Properties of Borrower and its Subsidiaries (except where the amount thereof is being contested in good faith by appropriate proceedings and such reserve as may be required by GAAP shall have been made therefor), (b) do all other things necessary to keep unimpaired its rights thereunder and prevent any forfeiture thereof or default thereunder, and operate or cause to be operated such Oil and Gas Properties as a prudent operator would in accordance with industry standard practices and in compliance with all applicable proration and conservation Legal Requirements and any other Legal Requirements of every Governmental Authority to regulate the development and operations of Oil and Gas Properties and the production and sale of oil, gas and other Hydrocarbons therefrom, (c) maintain (or cause to be maintained) the Leases, wells, units, acreage, contracts and agreements to which the Oil and Gas Properties of Borrower and its Subsidiaries pertain in a prudent manner consistent with industry standard practices and (d) perform or cause to be performed each and every act required to be performed by it under the Spyglass Transaction Documents and do all other things necessary to keep unimpaired its rights thereunder and prevent any forfeiture thereof or default thereunder.

Section 5.13         Hedging.

(a)    As of the Closing Date, Borrower shall, and shall cause each Subsidiary to, enter into Hydrocarbon Hedge Transactions with an Approved Hedge Counterparty such that after giving effect to such Hydrocarbon Hedge Transaction, no less than eighty-five percent (85%) of the anticipated production of natural gas volumes, no less than eighty-five percent (85%) of the anticipated production of crude oil volumes, and no less than eighty-five percent (85%) of the anticipated production of natural gas liquids by volume, in any case, attributable to Borrower’s and its Subsidiaries’ PDP Reserves, as reflected in the Initial Reserve Report, for a sixty (60) month period are covered by such Hydrocarbon Hedge Transactions.

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(b)    On and after the Closing Date, Borrower shall, and shall cause each Subsidiary to, enter into Hydrocarbon Hedge Transactions with an Approved Hedge Counterparty such that after giving effect to such Hydrocarbon Hedge Transaction, no less than sixty-five percent (65%) of the anticipated production of natural gas volumes, no less than sixty-five percent (65%) of the anticipated production of crude oil volumes, and no less than sixty-five percent (65%) of the anticipated production of natural gas liquids by volume, in any case, attributable to Borrower’s and its Subsidiaries’ PDP Reserves, as reflected in the most recently delivered Reserve Report, for a rolling thirty-six (36) month period are covered by such Hydrocarbon Hedge Transactions.

(c)    Upon the request of Administrative Agent, Borrower shall enter into Interest Hedge Agreements to hedge or manage the interest rate exposure attributable to a minimum of fifty percent (50%) of the projected outstanding principal amount of the Loans hereunder from the date of such request until the Maturity Date.

Section 5.14         Commodity Exchange Act Covenants. Borrower shall, and shall cause each of its Subsidiaries to, (a) execute and deliver amendments to any Loan Documents relating to Swap Obligations which are necessary to comply with the Commodity Exchange Act and (b) deliver or report any information to any Lender Hedge Counterparty necessary for such Lender Hedge Counterparty to comply with the Commodity Exchange Act. Borrower shall, and shall cause each of its Subsidiaries which is a Qualified ECP Guarantor to, undertake to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under any Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 5.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 5.14 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until this Agreement is terminated. Each Qualified ECP Guarantor intends that this Section 5.14 shall constitute, and this Section 5.14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guaranty of such Loan Party, or the grant by such party of a security interest or lien to secure, or the provision of other support of, such Swap Obligation becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 5.15         Assigned Security Documents. Borrower ratifies, confirms and renews the Assigned Liens, and agrees that, after giving effect to the Assignment and the Security Instruments, such Assigned Liens, as amended and restated, continue to secure the Existing Obligations, as restated hereunder, and the Obligations.

Section 5.16         Post-Closing Covenants. No later than ten (10) Business Days following the Closing Date, Borrower shall, and shall cause each of its Subsidiaries to (i) cause all operating and depository accounts of Borrower and its Subsidiaries to be subject to the Deposit Account Control Agreement and (ii) deliver all Pledged Securities (as defined in the Security Agreement) attributable to the Foreign Subsidiaries to Administrative Agent, and all assignment or transfer powers related thereto, in accordance with and as required pursuant to Section 4(h)(a) of the Security Agreement.

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ARTICLE VI

NEGATIVE COVENANTS

So long as any Note or any amount under any Loan Document shall remain unpaid, or any Lender shall have any Commitment, Borrower, for itself and its Subsidiaries, agrees, unless the Majority Lenders otherwise consent in writing (other than those covenants that specifically require the consent of Administrative Agent, which covenants shall only require the consent of Administrative Agent), to comply with the following covenants.

Section 6.01         Liens, Etc. Borrower shall not create, assume, incur, or suffer to exist, or permit any of its Subsidiaries to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired (including, without limitation, the posting or deposit of cash collateral to secure or assure payment of Hedge Obligations), or assign any right to receive income, except that Borrower and its Subsidiaries may create, incur, assume, or suffer to exist:

(a)    Liens granted under a Loan Document and securing the Secured Obligations;

(b)    purchase money Liens or purchase money security interests upon or in any equipment acquired or held by Borrower or any of its Subsidiaries in the ordinary course of business created prior to or at the time of Borrower or such Subsidiary’s acquisition of such equipment; provided that, the Debt secured by such Liens (i) was incurred solely for the purpose of financing or refinancing the acquisition of such equipment, and does not exceed the aggregate purchase price of such equipment, (ii) is secured only by such equipment, the proceeds of such equipment and the insurance proceeds related to such equipment and not by any other Properties of Borrower or its Subsidiaries, and (iii) is permitted under Section 6.02(b);

(c)    Liens securing Capital Leases; provided that the Debt secured by such Liens (i) is secured only by the Property leased under such Capital Leases, the proceeds of such Property and the insurance proceeds related to such Property and not any other Properties of Borrower or any of its Subsidiaries and (ii) is permitted under Section 6.02(b);

(d)    Liens for taxes, assessments, or other governmental charges or levies not yet due or that (provided foreclosure, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor;

(e)    Liens in favor of vendors, carriers, warehousemen, lessors, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor;

(f)     Liens to operators and non-operators under joint operating agreements arising in the ordinary course of the business of Borrower or any of its Subsidiaries to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor; provided that, any Liens from Borrower, its Subsidiaries or any of their Affiliates that are in favor of Borrower, its Subsidiaries or any of their Affiliates shall be subordinated to and expressly subject to the Liens of the Security Instruments, on terms satisfactory to Administrative Agent in its sole discretion;

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(g)    royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure Debt for borrowed money and that are taken into account in computing the net revenue interests and working interests of Borrower or any of its Subsidiaries warranted in the Security Instruments or in this Agreement;

(h)    Liens arising in the ordinary course of business out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of Borrower or any of its Subsidiaries;

(i)     Liens arising under Leases, operating agreements, unitization and pooling agreements and orders, farmout agreements, gas balancing agreements and other agreements, in each case that are customary in the oil, gas and mineral production business and that are entered into in the ordinary course of business that are taken into account in computing the net revenue interests and working interests of Borrower or any of its Subsidiaries warranted in the Security Instruments or in this Agreement, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by Borrower or any Subsidiary or materially impair the value of such Property subject thereto; provided that, any Liens from Borrower, its Subsidiaries or any of their Affiliates that are in favor of Borrower, its Subsidiaries or any of their Affiliates shall be subordinated to and expressly subject to the Liens of the Security Instruments, on terms satisfactory to Administrative Agent in its sole discretion;

(j)     easements, rights-of-way, restrictions, and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry, including in respect of surface operations or for pipelines or power lines, none of which materially interfere with the ordinary conduct of the business of Borrower or any Subsidiary or materially detract from the value or use of the Property to which they apply;

(k)    judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(f);

(l)     Liens on insurance proceeds securing Debt permitted by Section 6.02(g);

(m)   rights reserved to or vested in any Governmental Authority to control or regulate any Property of Borrower or any of its Subsidiaries, or to use such Property; provided that, such rights (i) would not reasonably be expected to materially impair the use of such Property for the purpose for which it is held by Borrower or any such Subsidiary and (ii) would not reasonably be expected to materially diminish the value of such Property; and

(n)    deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business, including amounts prepaid to parties providing drilling or completion services and materials, in an aggregate amount not to exceed $2,000,000 at any time.

Section 6.02         Debts, Guaranties, and Other Obligations. Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, suffer to exist, or in any manner become or be liable in respect of, any Debt except:

(a)    Debt of Borrower and its Subsidiaries under the Loan Documents;

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(b)    Debt secured by the Liens permitted under paragraphs (b) or (c) of Section 6.01 and any obligations that are Debt permitted under Section 6.09 in an aggregate amount not to exceed $500,000 at any time;

(c)    Debt under Hedge Transactions that are not prohibited by the terms of Section 6.14; provided that (i) such Debt shall not be secured, other than such Debt owing to Lender Hedge Counterparties which are secured under the Loan Documents, and (ii) such Debt shall not contain any requirement, agreement or covenant for Borrower or any of the Guarantors to post collateral (including a letter of credit) or margin to secure their obligations under such Hedge Transactions or to cover market exposures; provided that, this clause (ii) shall not prevent a Lender Hedge Counterparty from requiring the obligations under its Hedge Transactions with any Loan Party to be secured by the Liens granted to Administrative Agent under the Security Instruments pursuant to such Security Instruments;

(d)    Debt consisting of sureties or bonds provided to any Governmental Authority or other Person and assuring payment of contingent liabilities of Borrower or any of its Subsidiaries in connection with the operation of the Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of its Oil and Gas Properties;

(e)    Debt of any Loan Party owing to any other Loan Party; provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than a Loan Party, and, provided further, that any such Debt shall be subordinated to the Secured Obligations on terms set forth in the Guaranty;

(f)     endorsements of negotiable instruments for collection in the ordinary course of business;

(g)    Debt owing to an insurance provider and consisting of obligations to pay insurance premiums;

(h)    trade payables which may be incurred from time to time in the ordinary course of business which are not greater than sixty (60) days past the date of invoice or delinquent, unless the same are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor;

(i)     Debt owing under the Spyglass Farmout and the Spyglass Carry;

(j)     other unsecured Debt; provided that, the aggregate outstanding principal amount of such unsecured Debt shall not at any time exceed $500,000 minus the aggregate amount of secured Debt permitted under paragraph (b) of this Section; and

(k)    Debt listed on Schedule 4.05 and any refinancings, refundings, renewals, and extensions thereof; provided that the amount of such Debt may not be increased except by an amount equal to the premium paid, if any, and fees and expenses incurred in connection with such refinancing, refunding, renewal or extension.

Section 6.03         Agreements Restricting Liens and Distributions. Borrower shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) that in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Secured Obligations or restricts any Subsidiary from paying dividends to Borrower, or that requires the consent of or notice to other Persons in connection therewith; provided, that the foregoing shall not apply to (i) restrictions and conditions imposed by Legal Requirements, (ii) customary restrictions or conditions imposed by any agreement relating to other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the Property securing such Debt, or (iii) customary restrictions in Leases, oil and gas leases, subleases, licenses, easements, rights of way or assignments listed on Schedule 4.16(c), or with respect to Properties acquired after the Closing Date, disclosed in writing to Administrative Agent and, following such disclosure Schedule 4.16(c) shall be deemed amended to reflect such Properties.

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Section 6.04         Merger or Consolidation; Asset Sales; Hedge Terminations.

(a)    Borrower shall not merge or consolidate with or into any other Person other than a merger with a wholly owned Subsidiary with Borrower being the surviving entity; provided that at the time thereof and immediately after giving effect thereto no Default shall have occurred and Administrative Agent shall continue to have an Acceptable Security Interest in the Collateral. Borrower shall not permit any of its Subsidiaries to merge or consolidate with or into any other Person other than the merger of a Subsidiary into Borrower pursuant to the immediately preceding sentence or another Subsidiary; provided that at the time thereof and immediately after giving effect thereto no Default shall have occurred and Administrative Agent shall continue to have an Acceptable Security Interest in the Collateral; provided, however, that this Section shall not prohibit the merger of any other Person with and into Borrower or any Subsidiary so long as Borrower or such Subsidiary is the surviving entity and the investment to be made by Borrower or any Subsidiary related to such merger would be permitted under the terms hereof.

(b)    Borrower shall not, and shall not permit any of its Subsidiaries to, make any Disposition or to novate, assign, unwind, terminate, or amend a hedge position or Hedge Transaction other than:

(i)          the sale of Hydrocarbons or Liquid Investments in the ordinary course of business;

(ii)         the Disposition of equipment that is (A) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business, (B) no longer necessary for the business of such Person, or (C) contemporaneously replaced by equipment of at least comparable use;

(iii)        the Disposition of Property to Borrower or a Subsidiary of Borrower; provided that at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing and Administrative Agent shall continue to have an Acceptable Security Interest in the Collateral;

(iv)        pursuant to the express terms and provisions of the Spyglass Farmout and Spyglass Carry;

(v)         pursuant to and in accordance with the express terms and provisions of the ORRI Agreement;

(vi)        if no Default then exists, (i) any Disposition of Oil and Gas Properties of Borrower or any Subsidiary and (ii) the novation or assignment (unless novated or assigned to a counterparty with equal or better creditworthiness), unwinding, termination, or amendment (if such amendment is materially adverse to Borrower or such Subsidiary party thereto) of a hedge position or Hedge Transaction; provided, in the case of each of (i) and (ii) in this Subsection, (A) (y) such event is not a Triggering Event or (z) such event is a Triggering Event and (I) the Required Lenders consent to such event, (II) the PV9 Value is recalculated after giving effect thereto and (III) Borrower shall have made the payments, if any, required under Section 2.03(b), (B) the consideration received in respect of such event shall be in the form of cash, Liquid Investments or like kind exchange of Property and equal to or greater than the fair market value of the Properties subject to such event, and (C) if such event is a Disposition and such Disposition is of a Subsidiary owning Oil and Gas Properties, such sale or other disposition shall include all the Equity Interests of such Subsidiary; and

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(vii)       Disposition of any Property other than any PDP Reserves or Developed Non-Producing Reserves not otherwise permitted by clauses (b)(i) through (b)(vi) of this Section 6.04 having a fair market value, in the aggregate, not to exceed $500,000 during any fiscal year period.

Section 6.05         Restricted Payments. Borrower shall not, and shall not permit any of its Subsidiaries to, make any Restricted Payments, except that if no Default or Event of Default exists before or would result after giving effect to the making of such Restricted Payment, (i) the Subsidiaries may make Restricted Payments to Borrower and (ii) upon the prior written consent of the Administrative Agent, in its sole discretion, any other Restricted Payment.

Section 6.06         Investments. Borrower shall not, and shall not permit any of its Subsidiaries to, make or permit to exist any loans, advances, or capital contributions to, or make any investment in (including, without limitation, the making of any Acquisition), or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or Equity Interests in any Person, except:

(a)    Liquid Investments;

(b)    trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

(c)    loans, advances, and investments by Borrower in and to Guarantors (excluding any Foreign Subsidiary) and investments, loans and advances by Guarantors in and to other Guarantors (excluding any Foreign Subsidiary) or Borrower;

(d)    loans, advances, and investments by Borrower in and to any Foreign Subsidiary in an amount not to exceed $500,000 in the aggregate during any fiscal year;

(e)    creation or acquisition of any additional Subsidiaries in compliance with Section 6.15;

(f)     purchase or acquisition (including investments in ownership interests) of Oil and Gas Properties by Borrower or Subsidiaries that are Guarantors; and

(g)    other investments, loans or advances not otherwise permitted by this Section 6.06 in an amount not to exceed $500,000 in the aggregate at any time, except for any loans necessary to secure performance bonds for the operation of Borrower’s and its Subsidiaries Oil and Gas Properties at any time, which loans to secure performance bonds shall not be included when calculating the $500,000 limit under this Section 6.06(g).

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Section 6.07         Affiliate Transactions. Borrower shall not, and shall not it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates (other than transactions among Subsidiaries and Borrower or other Subsidiaries and other than pursuant to the ORRI Agreement) (“Affiliate Transactions”) unless such transaction or series of transactions is governed by a written agreement (with notice thereof delivered to the Administrative Agent) and is on terms no less favorable to Borrower or the Subsidiary, as applicable, than those that could be obtained in a comparable arm’s length transaction with a Person that is not such an Affiliate; provided that, upon the occurrence and during the continuance of a Default or Event of Default, the aggregate amount of all sums paid to any Affiliate pursuant to an Affiliate Transaction by Borrower and its Subsidiaries, collectively, shall not, without the prior written consent of Administrative Agent, which consent shall not unreasonably conditioned, delayed or withheld, exceed in any month (i) in the case of salaries payable to employees of Borrower and its Subsidiaries, one hundred percent (100%) of the salaries paid to such employees during the same month in the 2012 fiscal year and (ii) in all other cases, $75,000.

Section 6.08         Compliance with ERISA. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, (a) engage in any transaction in connection with which Borrower could reasonably be expected to be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code, in either case, that could result in a liability of Borrower in excess of $250,000; (b) terminate any Plan in a manner, or take any other action with respect to any Plan, which could result in any material liability to Borrower or any Controlled Group member to the PBGC; (c) fail to make full payment when due of all material amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, Borrower or any Controlled Group member is required to pay as contributions thereto; (d) permit a Plan (which has liabilities with respect to vested benefits with an actuarial present value that exceeds the current value of the assets of such Plan allocable to such benefit liabilities by more than $100,000) to be in “at risk” status (within the meaning of Section 303 of ERISA); (e) permit the actuarial present value of the benefit liabilities under any Plan (based on the assumptions used to fund such Plan) to exceed, as of the last annual valuation date applicable thereto, the current value of the assets of such Plan allocable to such benefit liabilities by more than $250,000; (f) assume an obligation to contribute to any Multiemployer Plan where the total aggregate liability of Borrower and any Controlled Group member arising from withdrawal liability with respect to all Multiemployer Plans in the aggregate exceeds or is reasonably expected to exceed $250,000; (g) incur a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, other than a liability that does not exceed $100,000; (h) assume an obligation to contribute to any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion without liability other than liability that does not exceed $250,000; (i) fail to make contributions to a Plan such that the conditions for a lien under Section 303(k) of ERISA are met or are likely to be met with respect to a Plan or (j) permit to exist any occurrence of any Termination Event resulting in a liability of Borrower or any other member of the Controlled Group in an amount exceeding $100,000.

Section 6.09         Sale-and-Leaseback. Borrower shall not, and shall not permit any of its Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter a Borrower or a Subsidiary shall lease as lessee such Property or any part thereof or other Property that a Borrower or a Subsidiary intends to use for substantially the same purpose as the Property sold or transferred.

Section 6.10         Change of Business. Borrower shall not, and shall not permit any of its Subsidiaries to, make any material change in the character of its business as an independent oil and gas exploration and production company, nor will Borrower or any Subsidiary operate (other than the Foreign Subsidiaries) or carry on business in any jurisdiction other than the United States, excluding the Gulf of Mexico.

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Section 6.11         Organizational Documents, Name Change, Change in Accounting. Except as would otherwise be permitted pursuant to Section 6.04, Borrower shall not, and shall not permit any of its Subsidiaries to, amend, supplement, modify or restate their articles or certificate of incorporation or formation, limited partnership agreement, bylaws, limited liability company agreements, or other equivalent organizational documents, or amend its name or change its jurisdiction of incorporation, organization or formation, in each case, in a manner that would be materially adverse to Lenders without prior consent of Administrative Agent. Borrower shall not, and shall not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP (and then subject to Section 1.03), or change the fiscal year of Borrower or of any Subsidiary.

Section 6.12         Use of Proceeds. Borrower will not permit the proceeds of any Loan to be used for any purpose other than those permitted by Section 5.09. Borrower will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). Neither Borrower nor any Person acting on behalf of Borrower shall take, nor permit any of Borrower’s Subsidiaries to take, any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including without limitation, the use of the proceeds of any Loan to purchase or carry any margin stock in violation of Regulation T, U or X.

Section 6.13         Gas Imbalances, Take-or-Pay or Other Prepayments. Except as set forth on Schedule 4.19 or on the most recent certificate delivered in conjunction with the delivery of a Reserve Report hereunder, Borrower shall not, and shall not permit any of its Subsidiaries to, allow on a net basis, gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of Borrower or any Subsidiary that would require Borrower or any Subsidiary to deliver its respective Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, exceeding one hundred million (100,000,000) cubic feet of gas in the aggregate.

Section 6.14         Limitation on Hedging.

(a)    Speculative Purposes. Borrower shall not, and shall not permit any of its Subsidiaries to purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedge Transaction for speculative purposes.

(b)    Risk Management; Term; Counterparty. Borrower shall not, and shall not permit any of its Subsidiaries, to be party to or otherwise enter into any Hedge Transaction (i) that is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to Borrower’s operations, (ii) that would fail to comply with Section 5.13, and (iii) with a Person other than an Approved Hedge Counterparty.

(c)    Additional Limitations on Hedging. Borrower may not, and may not permit any of its Subsidiaries to, be party to or enter into any Hedge Transaction unless:

(i)          after giving effect to such Hedge Transaction, for any type of Hydrocarbon referenced in such Hedge Transaction, the aggregate of such type of Hydrocarbons subject to Hedge Transactions for any period may not exceed ninety percent (90%) of the projected production of such type of Hydrocarbon for such period as reflected in the most recently delivered Reserve Report, and calculated on an aggregate basis for Borrower and its Subsidiaries, taken as a whole;

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(ii)         the calculation of volume limitations in clause (i) shall not double count volumes subject to a collar;

(iii)        the volume limitations in clause (i) shall not apply to the anticipated production of Hydrocarbons which are the subject of an Acquisition prior to effecting such Acquisition; and

(iv)        such Hedge Transactions shall only reference Hydrocarbons of the type described in the Reserve Report and otherwise comply with the terms of this Agreement.

(d)    Interest Hedge Agreements. Borrower may not be party to or otherwise enter into any Interest Hedge Agreement if, at the time such Hedge Transaction is entered into, the aggregate of all Interest Hedge Agreements, before and after giving effect to such Hedge Transaction, hedge or manage the interest rate exposure attributable to greater than one hundred percent (100%) of the projected outstanding principal amount of the Loans hereunder for the period of such Hedge Transaction.

Section 6.15         Additional Subsidiaries. Borrower shall not, and shall not permit any of its Subsidiaries to, create or acquire any additional Subsidiaries without (a) prior written notice to Administrative Agent and (b) being in compliance with Section 5.08. Borrower shall not have any foreign Subsidiaries other than the Foreign Subsidiaries. Borrower shall not have any Subsidiary other than Subsidiaries all of the Equity Interests of which are owned, directly or indirectly, by Borrower.

Section 6.16         Prepayment and Repayment of Debt. Borrower shall not, and shall not permit any of its Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Obligations in accordance with the terms of the Loan Documents, (ii) regularly scheduled or required repayments or redemptions of Debt permitted under Section 6.02 or Section 6.16, and (c) so long as no Event of Default exists or would result therefrom, other prepayments of Debt permitted under Section 6.02 or Section 6.16.

Section 6.17         Amendments to Spyglass Transaction Documents. Borrower shall not amend, supplement or otherwise modify any of the documents and agreements relating to the Spyglass Transaction Documents without the prior written consent of the Administrative Agent.

Section 6.18         Current Ratio. Borrower shall not permit, as of the last day of each fiscal quarter, commencing with the fiscal quarter ending on September 30, 2013, the ratio of Borrower’s and its consolidated Subsidiaries’ (a) consolidated current assets to (b) consolidated current liabilities, to be less than 1.00 to 1.00. For purposes of this calculation, (i) “current assets” shall include, as of the date of calculation, the aggregate Unused Commitment Amount but shall exclude, as of the date of calculation, any asset representing a valuation account arising from the application of ASC 718 and 815, and (ii) “current liabilities” shall exclude, as of the date of calculation, the current portion of long–term Debt existing under this Agreement and any liabilities representing a valuation account arising from stock based compensation, derivatives and hedging and the application of ASC 718 and 815.

Section 6.19         Total Leverage Ratio. Borrower shall not permit the ratio (the “Total Leverage Ratio”), as of the last day of each fiscal quarter of Borrower beginning with the fiscal quarter ending March 31, 2014, of (a) all Debt of Borrower and its Subsidiaries to (b) the consolidated EBITDAX of Borrower and its Subsidiaries for the four (4) fiscal quarter period then ending on such date, to be greater than (i) 5.00 to 1.00 for any fiscal quarter ending during period of January 1, 2014 until December 31, 2014, (ii) 4.50 to 1.00 for any fiscal quarter ending during the period of January 1, 2015 until December 31, 2015, (iii) 4.00 to 1.00 during the period of January 1, 2016 until December 31, 2016, (iv) 3.50 to 1.00 for any fiscal quarter ending during the period of January 1, 2017 until December 31, 2017 and (v) 3.25 to 1.00 for any fiscal quarter ending during the period of January 1, 2018 until the Maturity Date; for the purposes of this calculation, EBITDAX shall be annualized from the Closing Date by multiplying EBITDAX for the period of the three (3) fiscal quarter period ending March 31, 2014 times 4/3rds; for the purposes of the calculation of “Debt” under this Section 6.19, “Debt” shall not mean or include trade payables expressly permitted pursuant to Section 6.02(h).

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ARTICLE VII

EVENTS OF DEFAULT; REMEDIES

Section 7.01         Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under any Loan Document:

(a)    Payment. Borrower (i) shall fail to pay any principal when due hereunder or under any other Loan Document or (ii) shall fail to pay any interest, fees, reimbursements, indemnifications, or other amounts due and payable hereunder or under any other Loan Document and such failure (in (ii) only) shall continue for a period of three (3) Business Days after the due date therefor;

(b)    Representation and Warranties. Any representation or warranty made or deemed to be made (i) by Borrower or any of its Subsidiaries (or any of their respective officers) in this Agreement or in any other Loan Document or (ii) by Borrower or any of its Subsidiaries (or any of their respective officers) in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) when made or deemed to be made;

(c)    Covenant Breaches. Borrower or any of its Subsidiaries shall (i) fail to perform or observe any term or covenant set forth in Section 5.03 (with respect to the Borrower or any Subsidiary), or Article VI of this Agreement or (ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Loan Document that is not covered by clause (i) above or covered by any other provision of this Section 7.01 and such failure (in (ii) only) shall remain unremedied for a period of thirty (30) calendar days after the earliest of (A) the date any officer of Borrower or any Subsidiary has actual knowledge of such breach, and (B) the date written notice thereof shall have been given to Borrower by Administrative Agent or a Lender (such grace period to be applicable only in the event such Default can be remedied by corrective action of Borrower or any of its Subsidiaries);

(d)    Cross-Defaults; Spyglass Transaction Documents. (i) Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on its Debt that is outstanding in a principal amount of at least $500,000 individually or when aggregated with all such Debt of Borrower and any of its Subsidiaries so in default (but excluding the Obligations) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt (including, without limitation, any event of default or termination event under any Hedge Transaction) that is outstanding in a principal amount (or termination payment amount or similar amount) of at least $250,000 individually or when aggregated with all such Debt of Borrower and its Subsidiaries so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; (iii) any such Debt in a principal amount of at least $500,000 individually or when aggregated with all such Debt of Borrower and its Subsidiaries shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (iv) Borrower, any of its Subsidiaries or any other Person party to the Spyglass Transaction Documents or any documents executed in connection therewith fails to duly observe, perform or comply with the Spyglass Transaction Documents or such other documents (without giving effect to any waivers not approved in writing by the Administrative Agent) or the Spyglass Transaction Documents or such other documents cease to be in full force and effect, enforceable against each Person thereto in accordance with their terms;

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(e)    Insolvency. (i) Borrower or any of its Subsidiaries shall generally be unable to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against Borrower or any of its Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against Borrower or any such Subsidiary either such proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceeding shall occur; or (iii) Borrower or any of its Subsidiaries, shall take any corporate action to authorize any of the actions set forth above in this paragraph (e);

(f)     Judgments. Any judgment (not covered by insurance satisfactory to Administrative Agent in its reasonable discretion) or order for the payment of money in excess of $500,000 shall be rendered against Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(g)    Termination Events. Any Termination Event shall have occurred and, (i) thirty (30) days after Borrower shall have notice thereof, such Termination Event shall not have been corrected and (ii) such Termination Event, together with any other Termination Events that have occurred and which have not been corrected within thirty (30) days after Borrower shall have notice thereof, resulted in liability of Borrower and other members of the Controlled Group in an aggregate amount exceeding $100,000;

(h)    Plan Withdrawals. Borrower or any member of the Controlled Group shall have made a complete or partial withdrawal from a Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability that, together with any other unsatisfied withdrawal liabilities incurred by Borrower or any member of the Controlled Group with respect to a complete or partial withdrawal from a Multiemployer Plan, exceeds $100,000;

(i)     Change of Control. A Change of Control shall have occurred;

(j)     Loan Documents. Any material provision of any Loan Document shall for any reason cease to be valid and binding on Borrower or any of its Subsidiaries or any such Person shall so state in writing;

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(k)    Security Instruments. (i) Administrative Agent shall fail to have an Acceptable Security Interest in any portion of the Collateral in excess of ten percent (10%) of the PV9 Value according to the most recently delivered Reserve Report or (ii) any Security Instrument shall at any time and for any reason cease to create the Lien on the Property purported to be subject to such agreement in accordance with the terms of such agreement, or cease to be in full force and effect, or shall be contested by Borrower or any of its Subsidiaries except as a result of the sale or other Disposition of the applicable Collateral permitted under the Loan Documents; or

(l)     Potential Failure of Title. The title of Borrower or any of its Subsidiaries to any of the Oil and Gas Properties subject to the Mortgages in excess of ten percent (10%) of the PV9 Value of such Oil and Gas Properties according to the most recent Reserve Report shall become the subject matter of litigation before any Governmental Authority or arbitrator.

Section 7.02         Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.01) shall have occurred and be continuing after taking into account the applicable cure period, then, and in any such event,

(a)    Administrative Agent (i) shall at the request, or may with the consent, of the Majority Lenders, by notice to Borrower, declare the obligation of each Lender to make extensions of credit hereunder, including making Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Lenders, by notice to Borrower, declare all Obligations to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by Borrower; and

(b)    Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Instruments, the Guaranties, and any other Loan Document for the ratable benefit of itself, and the Lenders by appropriate proceedings.

Section 7.03         Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.01 shall occur,

(a)    (i) the obligation of each Lender to make extensions of credit hereunder, including making Loans, shall terminate, and (ii) all Obligations shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by Borrower; and

(b)    Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Instruments, the Guaranties, and any other Loan Document for the ratable benefit of itself, and the Lenders by appropriate proceedings.

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Section 7.04         Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Administrative Agent or such Lender to or for the credit or the account of Borrower against any and all of the Obligations held by Administrative Agent or such Lender, and the other Loan Documents, irrespective of whether or not Administrative Agent or such Lender shall have made any demand under this Agreement, such Notes, or such other Loan Documents, and although such obligations may be unmatured. Administrative Agent and each Lender agrees to promptly notify Borrower after any such set-off and application made by Administrative Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of Administrative Agent and each Lender under this Section 7.04 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Administrative Agent or such Lender may have.

Section 7.05         Non-exclusivity of Remedies. No remedy conferred upon Administrative Agent and the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

Section 7.06         Application of Proceeds. From and during the continuance of any Event of Default, any monies or Property actually received by Administrative Agent pursuant to this Agreement or any other Loan Document, the exercise of any rights or remedies under any Security Instrument, or any other agreement with Borrower or any of its Subsidiaries that secures any of the Secured Obligations, shall be, applied in the following order:

(a)    First, to the payment of all amounts, including without limitation costs and expenses incurred in connection with the collection of such proceeds and the payment of any part of the Secured Obligations, due to Administrative Agent under any of the expense reimbursement or indemnity provisions of this Agreement or any other Loan Document, any Security Instrument, or other collateral documents, and any applicable law;

(b)    Second, ratably, according to the then unpaid amounts thereof, without preference or priority of any kind among them, to the payment of the Loans then due and payable, any Lender Hedging Obligations and any Banking Services Obligations, provided that, to the extent that any Excluded Swap Obligations exist, payments or the proceeds of any Collateral may not be shared with the Lender Hedge Counterparties to the extent that doing so would violate the Commodity Exchange Act;

(c)    Third, ratably, to the payment of any remaining Obligations due and payable, if any; and

(d)    Fourth, the remainder, if any, to Borrower, its Subsidiaries, their respective successors or assigns, or such other Person as may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 7.07         Affiliate Operators. In addition to all rights and remedies under this Agreement, any other Loan Document, at law and in equity, if any Event of Default shall occur Administrative Agent shall have the right to request that any operator of any Mortgaged Properties (or similar terms, as defined in each of the Mortgages) which is either Borrower, a Subsidiary of Borrower or any of their Affiliates resign (or Borrower or its Subsidiary use commercially reasonable efforts to cause such other party to resign) as operator under the joint operating agreement applicable thereto; and no later than sixty (60) days after receipt by Borrower of any such request, Borrower, such Subsidiary or either of its Affiliates shall resign (or Borrower or its Subsidiary shall use commercially reasonable efforts to cause such other party to resign) as operator of such Mortgaged Properties.

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ARTICLE VIII

ADMINISTRATIVE AGENT

Section 8.01         Authorization and Action. Each Lender hereby appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Administrative Agent by the terms hereof and of the other Loan Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Loan Document (including, without limitation, enforcement or collection of the Obligations), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Obligations; provided, however, that Administrative Agent shall not be required to take any action that exposes Administrative Agent to personal liability or that is contrary to this Agreement, any other Loan Document, or applicable law.

Section 8.02         Administrative Agent’s Reliance, Etc. Neither Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken (INCLUDING ADMINISTRATIVE AGENT’S OWN NEGLIGENCE) by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent: (a) may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of Borrower or its Subsidiaries or to inspect the Property (including the books and records) of Borrower or its Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

Section 8.03         Administrative Agent and Its Affiliates. With respect to its Commitment, the Loans made by it, and the Obligations owed to it, Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not Administrative Agent. The term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of Borrower or any such Subsidiary, all as if Administrative Agent were not an agent hereunder and without any duty to account therefor to the Lenders.

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Section 8.04         No Reliance.

(a)    Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent, the arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent, the arranger or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Administrative Agent hereunder, neither Administrative Agent nor the arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower (or any of its Affiliates) which may come into the possession of Administrative Agent, the arranger or any of the foregoing’s Affiliates. In this regard, each Lender acknowledges that Haynes and Boone, LLP is acting in this transaction as special counsel to Administrative Agent only. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

(b)    The Lenders acknowledge that Administrative Agent and the arranger are acting solely in administrative capacities with respect to structuring and syndication of this facility and have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their administrative duties, responsibilities and liabilities specifically as set forth in the Loan Documents and in their capacity as Lenders hereunder. In structuring, arranging or syndicating this Agreement, each Lender acknowledges that Administrative Agent and the arranger may be an agent or lender under the other loans or other securities and waives any existing or future conflicts of interest associated with their role in such other debt instruments. If in the administration of this facility or any other debt instrument, Administrative Agent determines (or is given written notice by any Lender that a conflict exists), then it shall eliminate such conflict within ninety (90) days or resign pursuant to the terms hereof and shall have no liability for action taken or not taken while such conflict existed.

Section 8.05         Indemnification. THE LENDERS SEVERALLY AGREE TO INDEMNIFY ADMINISTRATIVE AGENT AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY BORROWER), ACCORDING TO THEIR RESPECTIVE PRO RATA SHARES FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY ADMINISTRATIVE AGENT UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (INCLUDING ADMINISTRATIVE AGENT’S OWN NEGLIGENCE), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL CLAIMS AND ANY LIABILITIES ARISING UNDER ENVIRONMENTAL LAW, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM ADMINISTRATIVE AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT THAT ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH BY BORROWER. Notwithstanding the foregoing, the preceding provisions of this Section 8.05 shall apply only to liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that were incurred by or asserted against Administrative Agent in its capacity as such, or against any Affiliate thereof, or any of such Person’s or Affiliate’s respective directors, officers, employees, or agents, acting for Administrative Agent in connection with such capacity. To the extent that the indemnity obligations provided in this Section 8.05 are for the benefit of Administrative Agent as the named secured party under the Liens granted under the Security Instruments, each Lender hereby agrees that if such Lender ceases to be a Lender hereunder but Obligations owing to such Lender or an Affiliate of such Lender continue to be secured by such Liens, then such Lender shall continue to be bound by the provisions of this Section 8.05 until such time as such Obligations have been satisfied or terminated in full and subject to the terms of the last sentence of Section 9.11. In such event, in determining the pro rata shares under this Section 8.05, the Lenders shall include the aggregate amount (giving effect to any netting agreements) that would be owing to such Lender Hedge Counterparty if such Hedge Transactions were terminated at the time of determination.

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Section 8.06         Successor Administrative Agent. Administrative Agent may resign at any time by giving not less than thirty (30) days prior written notice thereof to the Lenders and Borrower and may be removed at any time with or without cause by the Majority Lenders upon receipt of written notice from the Majority Lenders to such effect. Upon receipt of notice of any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent with, if any Event of Default has not occurred and is not continuing, the consent of Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent shall have been so appointed by the Majority Lenders with the consent of Borrower, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and Borrower, appoint a successor Administrative Agent, which shall be, in the case of a successor agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000; provided that, if Administrative Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the retiring Administrative Agent shall instead be made by or to each Lender directly, until such time as the Majority Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

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Section 8.07         Additional Agents; Delegation by Administrative Agent. Administrative Agent shall have the right to appoint and nominate arrangers, documentation agents, syndication agents and such other agents from time to time in its sole and absolute discretion; provided that, no agent (other than Administrative Agent) or arranger shall have any duties, obligations or liabilities in its respective capacity as agent or arranger except as may be expressly set forth herein. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. The exculpatory provisions of this Agreement and the Loan Documents shall apply to any such sub-agent of Administrative Agent, and shall apply to such sub-agents’ respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 8.08         Collateral Matters.

(a)    Administrative Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any actions with respect to any Collateral or Security Instruments which may be necessary to perfect and maintain Acceptable Security Interests in and Liens upon the Collateral granted pursuant to the Security Instruments. Administrative Agent is further authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time, to take any action (other than enforcement actions requiring the consent of, or request by, the Majority Lenders as set forth in Section 7.02 or Section 7.03 above) in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Loan Documents or applicable law. By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party not party hereto hereby agrees to the terms of this paragraph (a).

(b)    Each Secured Party irrevocably authorizes Administrative Agent to release any Lien granted to or held by Administrative Agent upon any Collateral or release any Guarantor from its obligations under any Loan Document: (i) upon termination of the Commitments, termination of all Hedge Transactions with Lender Hedge Counterparties that are secured by the Liens on the Collateral (other than Hedge Transactions with any Lender Hedge Counterparty with respect to which other arrangements satisfactory to the Lender Hedge Counterparty and Borrower have been made; provided that, unless a Lender Hedge Counterparty notifies Administrative Agent in writing at least two (2) Business Days prior to the expected termination of the Commitments that such arrangements have not been made, then solely for purposes of this clause (b), it shall be deemed that such satisfactory arrangements have been made), and payment in full of all Secured Obligations (other than Lender Hedge Obligations with respect to which other arrangements satisfactory to the Lender Hedge Counterparty and Borrower have been made; provided that, unless a Lender Hedge Counterparty notifies Administrative Agent in writing at least two (2) Business Days prior to the expected termination of the Commitments that such arrangements have not been made, then solely for purposes of this clause (b), it shall be deemed that such satisfactory arrangements have been made); (ii) constituting Property sold or to be sold or otherwise disposed of as part of or in connection with any Disposition permitted under this Agreement or the other Loan Documents; (iii) constituting Property in which Borrower or any Subsidiary owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting Property leased to Borrower or any Subsidiary under a lease which has expired or has been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower or such Subsidiary to be, renewed or extended; or (v) if approved, authorized or ratified in writing by the applicable Majority Lenders or all the Lenders, as the case may be, as required by Section 9.01. Upon the request of Administrative Agent at any time, the Secured Parties will confirm in writing Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 8.08. By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party not party hereto hereby agrees to the terms of this paragraph (b).

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(c)    Notwithstanding anything contained in any of the Loan Documents to the contrary, Borrower, Administrative Agent, and each Secured Party hereby agree that no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder and under the Security Instruments may be exercised solely by Administrative Agent on behalf of the Secured Parties in accordance with the terms hereof. By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Secured Party not party hereto hereby agrees to the terms of this paragraph (c).

ARTICLE IX

MISCELLANEOUS

Section 9.01         Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by Borrower or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders and Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

(a)    no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders directly and adversely affected thereby, do any of the following: (i) reduce the principal of, or interest on, the Obligations or any fees or other amounts payable hereunder or under any other Loan Document (provided that, the consent of the Required Lenders shall be sufficient to waive or reduce the increased portion of interest resulting from Section 2.06(b)), (ii) postpone any date fixed for any payment of principal of, or interest on, the Obligations, or any fees or other amounts payable hereunder or extend the Maturity Date, the Tranche A Commitment Termination Date or the Commitment Termination Date, (iii) change the percentage of Lenders that shall be required for the Lenders or any of them to take any action hereunder or under any other Loan Document, (iv) amend Section 2.08 in such a manner as to alter the pro rata sharing of payments required therein or this Section 9.01, or (v) amend the definition of “Required Lenders” or “Majority Lenders”;

(b)    no amendment, waiver, or consent shall, unless in writing and signed by all of the Lenders affected thereby do any of the following: (i) release any Subsidiary from its obligations under any Guaranty other than as a result of a transaction permitted hereby, (ii) waive any of the conditions specified in Section 3.01, (iii) increase the Tranche A Commitment or the Tranche B Commitment of any Lender or (iv) release any Collateral securing the Secured Obligations, except for releases of Collateral as permitted under Section 8.08(b);

(c)    no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent, in addition to the Lenders required above to take such action, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document;

(d)    Syndication Amendments shall be governed solely by Section 2.15; and

(e)    Incremental Amendments shall be governed solely by Section 2.01(b).

No Lender or any Affiliate of a Lender shall have any voting rights under any Loan Document as a result of the existence of the Hedging Obligations or Banking Services Obligations.

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Section 9.02         Notices, Etc.

(a)    Standard Application. All notices and other communications (other than Notices of Borrowing and Notices of Continuation, which are governed by Article II of this Agreement and other than as provided in clause (b) below) shall be in writing and hand delivered with written receipt, sent by facsimile (with a hard copy sent as otherwise permitted in this Section 9.02), sent by a nationally recognized overnight courier, or sent by certified mail, return receipt requested as follows: if to a Loan Party, as specified on Schedule I, if to Administrative Agent, at its credit contact specified under its name on Schedule I, and if to any Lender, at is credit contact specified in its Administrative Questionnaire. Each party may change its notice address by written notification to the other parties. All such notices and communications shall be effective when delivered, except that notices and communications to any Lender pursuant to Article II shall not be effective until received and, in the case of facsimile, such receipt is confirmed by such Lender verbally or in writing.

(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Section 9.03         No Waiver; Remedies. No failure on the part of any Lender or Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 9.04         Costs and Expenses. Borrower agrees to pay on demand (a) all reasonable out-of-pocket costs and expenses of Administrative Agent in connection with the preparation, execution, waiver, delivery, administration, modification, and amendment of this Agreement, the Notes, the Guaranties, and the other Loan Documents including, without limitation, the reasonable fees and reasonable out-of-pocket expenses of counsel for Administrative Agent with respect to advising Administrative Agent as to its rights and responsibilities under this Agreement, and (b) all out-of-pocket costs and expenses, if any, of Administrative Agent and each Lender (including, without limitation, counsel fees and expenses of Administrative Agent and each Lender) incurred in connection with the enforcement its rights or incurred during the existence of a Default in connection with the protection if its rights (in any event, whether through negotiations, legal proceedings, or otherwise) (A) in connection with this Agreement, the Notes, the Guaranties and the other Loan Documents, including its rights under this Section, following an Event of Default or (B) in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

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Section 9.05         Binding Effect. This Agreement shall become effective when it shall have been executed by Borrower, Administrative Agent and when Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of Borrower, Administrative Agent and each Lender and their respective successors and assigns, except that neither Borrower nor any other Loan Party shall have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.

Section 9.06         Lender Assignments and Participations.

(a)    Assignments. With the prior written consent of Administrative Agent, any Lender may assign to one or more Eligible Assignees all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it, the Obligations held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of such Lender’s rights and obligations assigned under this Agreement and shall be an equal percentage with respect to both its obligations owing in respect of the Commitments and the related Loans, (ii) the amount of the Commitments and Loans of such Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall be, if to an entity other than a Lender, not less than $1,000,000 and shall be in integral multiples of $1,000,000 in excess thereof, (iii) the parties to each such assignment shall execute and deliver to Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance and (iv) each Eligible Assignee (other than any Eligible Assignee of Administrative Agent) shall pay to Administrative Agent a $3,500 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three (3) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) such Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b)    Terms of Assignments. By executing and delivering an Assignment and Acceptance, the Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, or sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or its Subsidiaries or the performance or observance by Borrower or its Subsidiaries of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon Administrative Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

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(c)    The Register. Administrative Agent acting solely for this purposes as a non-fiduciary agent of the Borrower shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)    Procedures. Upon its receipt of an Assignment and Acceptance executed by a Lender and an Eligible Assignee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to Borrower. Within five (5) Business Days after its receipt of such notice, Borrower shall execute and deliver to Administrative Agent in exchange for the surrendered Notes (A) if such Eligible Assignee has acquired a Commitment and makes a request, a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and (B) if such Lender has retained any Commitment and makes a request, a new Note to the order of such Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibit E.

(e)    Participations. Each Lender may sell participations to one or more banks or other financial institutions (or any other entity if an Event of Default has occurred and is continuing) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Loans owing to it, and the Obligations held by it); provided, however, that (i) such Lender’s obligations under this Agreement (including, without limitation, its Commitments to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Obligations for all purposes of this Agreement, (iv) Borrower, Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (v) such Lender shall not require the participant’s consent to any matter under this Agreement, except for any matter set forth in the first proviso of Section 9.01. Borrower hereby agrees that participants shall have the same rights under Sections 2.09, 2.10, 2.11(d), and 9.07 (subject to the requirements and limitations therein, including the requirements under Section 2.11(g) (it being understood that the documentation required under Section 2.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraphs (a) and (b) of this Section; provided that such participant (A) agrees to be subject to the provisions of Section 2.13 as if it were an assignee hereunder; and (B) shall not be entitled to receive any greater payment under Sections 2.10 or 2.11(d), with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after such participant acquired the applicable participation.

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Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(f)     Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 9.07         Indemnification; Waiver.

(a)    Indemnification. BORROWER SHALL INDEMNIFY ADMINISTRATIVE AGENT, THE LENDERS AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (each, an “Indemnified Party”) FROM, AND DISCHARGE, RELEASE, AND HOLD EACH INDEMNIFIED PARTY HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, OR DAMAGES THAT ARE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNIFIED PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THE EXISTING SWAP AGREEMENT, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY ANY “RELEASEES” (AS DEFINED IN THE ASSIGNMENT) UNDER THE EXISTING SWAP AGREEMENT OR INDEMNIFIED PARTY UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (A) INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSE INCURRED BY REASON OF ANY SOLE OR CONCURRENT NEGLIGENCE OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES, (B) INCLUDING WITHOUT LIMITATION ENVIRONMENTAL CLAIMS AND ANY LIABILITIES ARISING UNDER ENVIRONMENTAL LAW, AND (C) INCLUDING WITHOUT LIMITATION ANY SUCH OTHER LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES RESULTING FROM ANY LITIGATION, LEGAL PROCEEDING OR OTHER TYPE OF ACTION, REGARDLESS OF WHETHER ANY INDEMNIFIED PARTY IS PARTY TO SUCH LITIGATION, LEGAL PROCEEDING OR OTHER ACTION, BUT IN EACH CASE EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY A FINAL AND NONAPPEALABLE JUDGMENT. In the case of an investigation, litigation or proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Borrower, any Subsidiary or Affiliate thereof, any equityholder or creditor thereof, or an Indemnified Party. Borrower hereby also agrees that no Indemnified Party will have any liability (whether direct or indirect, in contract or tort, or otherwise) to Borrower, any Subsidiary or Affiliate thereof, or any equity holder or creditor thereof arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent such liability is determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s own gross negligence or willful misconduct. THE FOREGOING INDEMNITY AND HOLD HARMLESS SHALL NOT APPLY TO ANY CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES THAT ARE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNITEE DIRECTLY FOR, OR AS A DIRECT CONSEQUENCE OF, SUCH INDEMNITEE BEING A DEFAULTING LENDER, WHETHER ASSERTED BY BORROWER, ANY GUARANTOR, OR ADMINISTRATIVE AGENT. Borrower shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of each Indemnified Party affected thereby (which consent will not be unreasonably withheld, delayed, denied, or conditioned), settle any threatened or pending claim or action that would give rise to the right of any Indemnified Party to claim indemnification hereunder unless such settlement (a) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnified Party and (b) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party. All amounts due under this Section 9.07(a) shall be payable not later than ten (10) Business Days after written demand therefor.

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(b)    Waiver of Damages. No Indemnified Party will be liable to Borrower, any Subsidiary or Affiliate thereof, any equity holder or creditor thereof or any other Person for any indirect, consequential or punitive damages that may be alleged as a result of this Agreement, any other Loan Documents, or any element of the transactions contemplated hereby or thereby, including the Transactions. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. Absent gross negligence or willful misconduct, no Indemnified Party referred to in subsection (a) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

Section 9.08         Confidentiality. Administrative Agent and each Lender (each a “Lending Party”) agree to keep confidential any information furnished or made available to it by Borrower or any Subsidiary pursuant to this Agreement or any other Loan Document and identified by Borrower or any Subsidiary as proprietary or confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party solely for purposes of administering, negotiating, considering, processing, implementing, syndicating, assigning, or evaluating the credit facilities provided herein and the transactions contemplated hereby, (b) to any other Person if directly incidental to the administration of the credit facilities provided herein, (c) as required by any Legal Requirement, (d) upon the order of any court or administrative agency, (e) as may be required by any regulatory agency or authority or in connection with any pledge or assignment pursuant to Section 9.06(f), (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party or officer, director, employee, agent, advisor or Affiliate of any Lender Party prohibited by this Agreement, (g) to the extent necessary in connection with any litigation relating to this Agreement or any other Loan Document to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any right or remedy under this Agreement or any other Loan Document, and (i) to any actual or proposed participant or assignee, in each case, subject to provisions similar to those contained in this Section 9.08. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, nothing in this Agreement shall (i) restrict any Lending Party from providing information to any regulatory or governmental authorities, including the Federal Reserve Board and its supervisory staff; (ii) require or permit any Lending Party to disclose to Borrower or any Affiliate thereof that any information will be or was provided to the Federal Reserve Board or any of its supervisory staff; or (iii) require or permit any Lending Party to inform Borrower or any Affiliate thereof of a current or upcoming Federal Reserve Board examination or any nonpublic Federal Reserve Board supervisory initiative or action.

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Section 9.09         Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 9.10         Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws similar to the Uniform Electronic Transactions Act.

Section 9.11         Survival of Representations, Etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Loan Documents, the making of the Loans and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender’s right to rely on such representations and warranties. All obligations of Borrower provided for in Sections 2.09, 2.10, 2.11(c), 9.04, and 9.07 and all of the obligations of the Lenders in Section 8.05, together with the provisions in Sections 9.13, 9.14 and 9.17, shall survive any termination of this Agreement and repayment in full of the Obligations.

Section 9.12         Severability. In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 9.13         Governing Law. This Agreement and the other Loan Documents (unless otherwise expressly provided therein) shall be deemed a contract under, and shall be governed by, and construed and enforced in accordance with, the INTERNAL laws (AND NOT THE LAW OF CONFLICTS) of the State of New York.

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Section 9.14         Submission to Jurisdiction; Waiver of Venue. The parties hereto hereby agree that any suit or proceeding arising in respect of this Agreement, or any of the matters contemplated hereby or thereby will be tried in the U.S. District Court for the Southern District of New York or, if such court does not have subject matter jurisdiction, in any state court located in the City of New York, New York, and the parties hereto hereby agree to submit to the jurisdiction of, and venue in, such court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. The parties hereto hereby agree that service of any process, summons, notice or document by registered mail addressed to the applicable parties will be effective service of process against such party for any action or proceeding relating to any such dispute. Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable Legal Requirement, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in this Section 9.14. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Legal Requirement, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.15         Usury Not Intended. It is the intent of each Loan Party and each Lender in the execution and performance of this Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Loans of each Lender including such applicable laws of the State of New York, if any, and the United States of America from time to time in effect. In furtherance thereof, the Lenders and the Loan Parties stipulate and agree that none of the terms and provisions contained in this Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes of this Agreement “interest” shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Loans, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Obligations (or if such Obligations shall have been paid in full, refund said excess to Borrower). In the event that the maturity of the Obligations are accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Obligations (or, if the applicable Obligations shall have been paid in full, refunded to Borrower of such interest). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Loan Parties and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Obligations all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Loan Documents which may be in apparent conflict herewith.

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Section 9.16         Usury Recapture. In the event the rate of interest chargeable under this Agreement at any time is greater than the Maximum Rate, the unpaid principal amount of the Loans shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Loans equals the amount of interest which would have been paid or accrued on the Loans if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Loans, the total amount of interest paid or accrued under the terms of this Agreement and the Loans is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then Borrower shall, to the extent permitted by applicable law, pay Administrative Agent for the account of the Lenders an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged on its Loans if the Maximum Rate had, at all times, been in effect and (ii) the amount of interest which would have accrued on its Loans if the rates of interest set forth in this Agreement had at all times been in effect and (b) the amount of interest actually paid under this Agreement on its Loans. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Loans, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to Borrower.

Section 9.17         WAIVER OF JURY TRIAL. BORROWER, THE LENDERS AND ADMINISTRATIVE AGENT HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 9.18         USA Patriot Act. Each Lender that is subject to the Patriot Act and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Patriot Act.

Section 9.19         Integration. THIS AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTERS SET FORTH HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

Section 9.20         Waiver.

(a)    Borrower hereby expressly waives: (i) notice of the Lenders’ acceptance of this Agreement; (ii) notice of the existence or creation or non-payment of all or any of the Obligations other than notices expressly provided for in this Agreement; (iii) presentment, demand, notice of dishonor, protest, and all other notices whatsoever other than notices expressly provided for in this Agreement; (iv) any claim or defense based on an election of remedies; and (v) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

(b)    No delay on any of Administrative Agent’s or the Lenders’ part in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Administrative Agent or any of the Lenders of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of Administrative Agent or any of the Lenders permitted hereunder shall in any way affect or impair any such Lenders’ rights or Borrower’s obligations under this Agreement.

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(c)    Notwithstanding anything to the contrary contained herein, it is the intention of Borrower, Administrative Agent and the Lenders that the amount of the Borrower’s obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, “Applicable Insolvency Laws”). To that end, but only in the event and to the extent that Borrower’s obligations hereunder or any payment made pursuant thereto would, but for the operation of the preceding sentence, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of Borrower’s obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render Borrower’s respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section 9.20(c), then the amount of such excess shall, from and after the time of payment by Borrower, be reimbursed by the Lenders upon demand by Borrower. The foregoing provision is intended solely to preserve the rights of Administrative Agent and the Lenders hereunder against Borrower to the maximum extent permitted by Applicable Insolvency Laws and neither Borrower nor any Guarantor nor any other Person shall have any right or claim under this Section 9.20(c) that would not otherwise be available under Applicable Insolvency Laws.

Section 9.21         Restatement; Existing Swap Facility. The parties hereto agree that this Agreement amends and restates the Existing Swap Facility in its entirety but does not novate or discharge the Existing Obligations or obligations outstanding under the Existing Swap Facility. The parties hereto acknowledge and agree that, from and after the Closing Date, (a) this Agreement and the Loan Documents shall replace the Existing Swap Facility and the “Assigned Interests” (as defined in the Assignment) in their entirety and (b) this Agreement and the Loan Documents shall be the only operative agreements in effect with respect to the Existing Obligations and other obligations thereunder or in connection therewith.

[Remainder of this page intentionally left blank. Signature pages follow.]

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EXECUTED as of the date first above written.

BORROWER:

AMERICAN EAGLE ENERGY CORPORATION,
as Borrower

By:
Bradley M. Colby
President and Chief Executive Officer

Signature Page to Credit Agreement

ADMINISTRATIVE AGENT:

MORGAN STANLEY CAPITAL GROUP INC.,
as Administrative Agent

By:
Nancy King
Vice President

LENDER:

MORGAN STANLEY CAPITAL GROUP INC.

By:
Nancy King
Vice President

Signature Page to Credit Agreement

SCHEDULE I

NOTICE INFORMATION FOR Borrower, Administrative Agent, and Lenders

Administrative Agent:

Morgan Stanley Capital Group Inc.

2000 Westchester Ave., Floor 01

Purchase, New York 10577-2530

Attention: Keith Cackowsky, Executive Director

Facsimile: (212) 507-3587

Telephone: (914) 225-1548

With a copy to:

Morgan Stanley Capital Group Inc.

2000 Westchester Ave., Floor 01

Purchase, New York 10577-2530

Attention: Oscar Gutierrez, Vice President

Facsimile: (212) 507-0189

Telephone: (914) 225-4847

Borrower:

American Eagle Energy Corporation

2549 W. Main Street, Suite 202

Littleton, Colorado 80120

Attention: Brad Colby, CEO

Facsimile: (303) 798-5767

Telephone: (303) 798-5235

With copies (which shall not constitute notice) to:

Baker & Hostetler LLP

600 Anton Blvd., Suite 900

Costa Mesa, California 92626

Attention: Randolf W. Katz, Esq.

Facsimile: (714) 966-8802

Telephone: (714) 966-8807

Email: rkatz@bakerlaw.com

and

Roberts & Olivia, LLC

2060 Broadway; Suite 250

Boulder, Colorado 80302

Attention: William R. Roberts, Esq.

Facsimile: (720) 210-5447

Telephone: (720) 210-5447 ext. 71

Email: wrroberts@wrrlaw.com

Schedule I

Lenders:

Each to its address (or facsimile number) set forth in its Administrative Questionnaire.

Schedule I

SCHEDULE II

COMMITMENTS; PRO RATA SHARE

Each of the Commitments set forth herein is governed by the terms of the Credit Agreement, which provides for, among other things, limitations which may restrict Borrower’s ability to request (and the Lenders’ obligation to provide) Loans to a maximum amount which is less than the Commitments set forth in this Schedule II. Each Lender’s Pro Rata Share thereof set forth below are subject to, and governed by, the terms of the Credit Agreement, including, but not limited to, any increases, decreases, terminations, and assignments thereof.

LENDERS	TRANCHE A COMMITMENT AMOUNTS	PERCENTAGE OF TOTAL

MORGAN STANLEY CAPITAL GROUP INC.	$108,000,000.00	100%
TOTAL	$108,000,000.00	100%

LENDERS	TRANCHE B COMMITMENT AMOUNTS	PERCENTAGE OF TOTAL

MORGAN STANLEY CAPITAL GROUP INC.	$0.00	100%
TOTAL	$0.00	100%

Schedule II

SCHEDULE III

REPAYMENT OF LOANS

Payment Date	Six Month Roll Forward Applicable Factor
Each month during the period of August 2014 through December 2014	1.20
Each month during the period of January 2015 through December 2015	1.35
Each month during the period of January 2016 until the Maturity Date	1.50

Schedule III

SCHEDULE 1.01(a)

Excluded oil and gas properties

1.	All leasehold and properties owned by American Eagle Energy Corporation’s wholly owned Canadian subsidiaries EERG Energy ULC and AEE Canada Inc.

SCHEDULE 4.01

equity interests

1.	AMZG, Inc. (wholly-owned by American Eagle Energy Corporation)

2.	EERG Energy ULC (wholly-owned by American Eagle Energy Corporation)

3.	AEE Canada Inc. (wholly-owned by AMZG, Inc.)

SCHEDULE 4.05

Permitted debt

-	$100,000 securing cash bond for operator in accordance with North Dakota Century Code 43-02-03-15.

-	$1,500 securing cash bond for operating wells located within Fort Peck Indian Reservation.

-	$26,001, 912 aggregate payout balance outstanding as of 6-1-2013,under the Carry Agreement dated April 16, 2012 by and between NextEra Energy Gas Producing, LLC and American Eagle Energy Corporation as amended July 15, 2012.

-	Obligations under the Spyglass Farmout dated August 12, 2013 by and between USG Properties Bakken I, LLC and American Eagle Energy Corporation.

-	$2,134,726 payout balance as of August 1, 2013 and the other obligations under the Carry Agreement dated August 12, 2013by and between USG Properties Bakken I, LLC and American Eagle Energy Corporation.

SCHEDULE 4.07

Litigation

None

SCHEDULE 4.13(b)

affiliate transactions

Synergy Resources LLC

In January 2010, AMZG, Inc formerly known as American Eagle Energy, Inc. engaged Synergy Resources LLC, (“Synergy”), to provide geological and engineering consulting services. Mr. Findley, who currently serves as a director of Borrower, and Mr. Lantz, who currently serves as Chief Operating Officer of Borrower, are each a member of Synergy.

Paul E. Rumler

Borrower routinely obtains legal services from a firm for which Mr. Rumler, one of Borrower’s directors, serves as a principal. Fees paid this firm totaled $23,644 and $16,585 for the years ended December 31, 2012 and 2011, respectively.

Overriding Royalty Agreement

Borrower’s Chairman, Richard Findley, certain affiliated entities and Borrower’s Chief Operating Officer, Tom Lantz, have rights under the ORRI Agreements to receive overriding royalty interests equal to the difference between existing burdens of record at the time of acquisition of any acreage in certain prospects and twenty percent provided that in no event, however, will the overriding royalty interest of Fairway and Findley be less than one and one-half percent (1.5%).

Compensation to Officers

Officers of Borrower do have employment agreements and are compensated on terms that are no more favorable to the officers than terms for similarly situated companies.

SCHEDULE 4.16(b)

HYDROCARBON INTERESTS

Operated Wells		BPO Interest		APO Interest 150% Payout		APO Interest 300% Payout		APO Interest 500% Payout
Well Name	Spacing Unit	WI	NRI	WI	NRI	WI	NRI	WI	NRI
Myrtle 2-1-163-101	Township 163 North - Range 101 West, Sections 1 & 12	0.48070000	0.38380000	-	-	0.46430000	0.37150000	-	-
Harvard State 16-36s-164-101	Township 163 North - Range 101 West, Sections 1 & 12	0.48070000	0.38380000	-	-	0.46430000	0.37150000	-	-
Christianson 15-12-163-101	Township 163 North - Range 101 West, Sections 1 & 12	0.19690000	0.15650000	-	-	-	-	-	-
Megan 14-12-163-101	Township 163 North - Range 101 West, Sections 1 & 12	0.28650000	0.23080000	0.28620000	0.23050000	-	-	-	-
Frances 2-2S-163-101	Township 163 North - Range 101 West, Sections 2 & 11	0.45600000	0.35610000	-	-	-	-	-	-
Haagenson 3-2S	Township 163 North - Range 101 West, Sections 2 & 11	0.45600000	0.35610000	-	-	-	-	-	-
Cody 15-11-163-101	Township 163 North - Range 101 West, Sections 2 & 11	0.18940000	0.14650000	0.18490000	0.14270000	-	-	-	-
Coplan 1-3-163-101	Township 163 North - Range 101 West, Sections 3 & 10	0.25560000	0.20340000	-	-	-	-	-	-
Violet 3-3-163-101	Township 163 North - Range 101 West, Sections 3 & 10	0.38980000	0.30780000	-	-	-	-	-	-
Roberta 1-3-163-101	Township 163 North - Range 101 West, Sections 3 & 10	0.38980000	0.30780000	-	-	-	-	-	-
Albert 16-33N-164-102	Township 163 North - Range 101 West, Sections 4 & 9	0.46440000	0.36850000	-	-	-	-	-	-
Anton 3-4-163-101	Township 163 North - Range 101 West, Sections 4 & 9	0.22860000	0.18160000	-	-	-	-	-	-
Muzzy 15-33S-164-101	Township 163 North - Range 101 West, Sections 4 & 9	0.22860000	0.18160000	-	-	-	-	-	-
Murielle 9-1E-163-102	Township 163 North - Range 101 West, Sections 5 & 6	0.36480000	0.29100000	-	-	-	-	-	-
Stanley 8-1E-163-102	Township 163 North - Range 101 West, Sections 5 & 6	0.27110000	0.21310000	0.26910000	0.21230000	-	-	0.18340000	0.14300000
Dewitt State 3-16-163-101	Township 163 North - Range 101 West, Sections 16 & 21	0.21090000	0.17080000	-	-	0.19870000	0.16090000	-	-
Axel 2-2N-163-101	Township 164 North - Range 101 West, Sections 26 & 35	0.47660000	0.38130000	0.43800000	0.34920000	-	-	0.37480000	0.29890000
Karen 3-2N-163-101	Township 164 North - Range 101 West, Sections 26 & 35	0.47660000	0.38130000	0.43800000	0.34920000	-	-	0.37480000	0.29890000
Blackwatch 2-2N(E)-163-101	Township 164 North - Range 101 West, Sections 26 & 35	0.47660000	0.38130000	0.43800000	0.34920000	-	-	-	-
Braelynne 2-2N(W)-163-101	Township 164 North - Range 101 West, Sections 26 & 35	0.47660000	0.38130000	0.43800000	0.34920000	-	-	-	-
Silas 3-2N-163-101	Township 164 North - Range 101 West, Sections 26 & 35	0.25380000	0.20400000	0.21520000	0.17150000	-	-	-	-
Hagberg 2-1N-163-101	Township 164 North - Range 101 West, Sections 25 & 36	0.49540000	0.39460000	-	-	-	-	-	-
Elbert State 16-36N-164-101	Township 164 North - Range 101 West, Sections 25 & 36	0.49540000	0.39460000	-	-	-	-	-	-
Mona Johnson 1-3N-163-101	Township 164 North - Range 101 West, Sections 27 & 34	0.46930000	0.37550000	0.43100000	0.34290000	-	-	0.31620000	0.25290000
Terri Lynn 3-3N-163-101	Township 164 North - Range 101 West, Sections 27 & 34	0.34520000	0.27610000	0.31620000	0.25300000	-	-	-	-
Kent 1-3N-163-101	Township 164 North - Range 101 West, Sections 27 & 34	0.44730000	0.35780000	0.43110000	0.34490000	-	-	-	-
Lauren 2-3NBK-163-101	Township 164 North - Range 101 West, Sections 27 & 34	0.44730000	0.35780000	0.43110000	0.34490000	-	-	-	-
Lester 16-33N-164-101	Township 164 North - Range 101 West, Sections 28 & 33	0.47840000	0.38280000	0.46000000	0.36810000	-	-	0.41840000	0.33480000
Christianson Brothers 15-33N-163-101	Township 164 North - Range 101 West, Sections 28 & 33	0.22760000	0.18330000	0.20920000	0.16700000	-	-	-	-
Elizabeth 3-4N-163-101	Township 164 North - Range 101 West, Sections 28 & 33	0.22760000	0.18330000	0.20920000	0.16700000	-	-	-	-

SCHEDULE 4.16(b)

HYDROCARBON INTERESTS

Non-Operated Wells
Well Name	Spacing Unit	Operator	WI	NRI
Aarestad 4-34H	Township 160 North - Range 97 West, Sections 34 & 35	Kodiak Oil & Gas (USA) Inc.	0.00625000	0.00500000
Adams 2-18H	Township 163 North - Range 100 West, Sections 6 & 7	SM Energy	0.18520000	0.14810000
Adams 4-18H	Township 163 North - Range 100 West, Sections 6 & 7	SM Energy	0.18520000	0.14810000
August 4-26H	Township 163 North - Range 101 West, Sections 14 & 23	SM Energy	0.06550000	0.05190000
Bagley 4-30H	Township 163 North - Range 101 West, Sections 18 & 19	SM Energy	0.03870000	0.03050000
Baja 1522-04TFH	Township 163 North - Range 99 West, Sections 15 & 22	Samson Resources Company	0.00625000	0.00500000
Baja 1522-5MBH	Township 163 North - Range 99 West, Sections 15 & 22	Samson Resources Company	0.00625000	0.00500000
Baja 2215-1H	Township 163 North - Range 99 West, Sections 15 & 22	Samson Resources Company	0.00625000	0.00500000
Baja 2215-2H	Township 163 North - Range 99 West, Sections 15 & 22	Samson Resources Company	0.00625000	0.00500000
Baja 2215-3H	Township 163 North - Range 99 West, Sections 15 & 22	Samson Resources Company	0.00625000	0.00500000
Bakke 3229-2TFH	Township 163 North - Range 99 West, Sections 5 & 8; Township 164 North - Range 99 West, Sections 29 & 32	Samson Resources Company	0.03940000	0.03160000
Bakke 3229-3TFH	Township 163 North - Range 99 West, Sections 5 & 8; Township 164 North - Range 99 West, Sections 29 & 32	Samson Resources Company	0.03940000	0.03160000
Bakke 3229-4TFH	Township 163 North - Range 99 West, Sections 5 & 8; Township 164 North - Range 99 West, Sections 29 & 32	Samson Resources Company	0.03940000	0.03160000
Bakke 3229-5MBH	Township 163 North - Range 99 West, Sections 5 & 8; Township 164 North - Range 99 West, Sections 29 & 32	Samson Resources Company	0.03940000	0.03160000
Bakke 3229-6TFH	Township 163 North - Range 99 West, Sections 5 & 8; Township 164 North - Range 99 West, Sections 29 & 32	Samson Resources Company	0.03940000	0.03160000
Blazer 2-11-163-98H	Township 163 North - Range 98 West, Sections 2 & 11	Samson Resources Company	0.00937910	0.00750328
Border Farms 3130-1H	Township 163 North - Range 99 West, Sections 6 & 7; Township 164 North - Range 99 West, Sections 30 & 31	Samson Resources Company	0.17544920	0.14016926
Border Farms 3130-2TFH	Township 163 North - Range 99 West, Sections 6 & 7; Township 164 North - Range 99 West, Sections 30 & 31	Samson Resources Company	0.17544920	0.14016926
Border Farms 3130-3TFH	Township 163 North - Range 99 West, Sections 6 & 7; Township 164 North - Range 99 West, Sections 30 & 31	Samson Resources Company	0.17544920	0.14016920
Border Farms 3130-5TFH	Township 163 North - Range 99 West, Sections 6 & 7; Township 164 North - Range 99 West, Sections 30 & 31	Samson Resources Company	0.17544920	0.14016926
Border Farms 3130-6TFH	Township 163 North - Range 99 West, Sections 6 & 7; Township 164 North - Range 99 West, Sections 30 & 31	Samson Resources Company	0.17544920	0.14016926
Camino 5-8-163-98H	Township 163 North - Range 98 West, Sections 5 & 8	Samson Resources Company	0.01245082	0.00996065
Denali 13-24-163-98H	Township 163 North - Range 98 West, Sections 13 & 24	Samson Resources Company	0.00031300	0.00024900
Gerhardsen 1-10H	Township 160 North - Range 97 West, Sections 3 & 10	Continental Resources	0.02369073	0.01895258
Gulbranson 1-1H	Township 163 North - Range 100 West, Sections 1 & 12	SM Energy	0.11370000	0.09020000
Gulbranson 2-1H	Township 163 North - Range 100 West, Sections 1 & 12	SM Energy	0.11370000	0.09020000
Jurasin 32-29-163N-100W	Township 163 North - Range 100 West, Sections 29 & 32	Crescent Point Energy	0.00605938	0.00484750
Karen Bailard 3625-1TFH	Township 163 North - Range 99 West, Sections 1 & 12; Township 164 North - Range 99 West, Sections 25 & 36	Samson Resources Company	0.01086893	0.00868741
Lancaster 2-11-162N-102W	Township 162 North - Range 102 West, Sections 2 & 11	Crescent Point Energy	0.06206512	0.04965209
Legaard 2-25HNA	Township 163 North - Range 101 West, Sections 13 & 24	SM Energy	0.04090000	0.03270000
Legaard 2-25HNB	Township 163 North - Range 101 West, Sections 13 & 24	SM Energy	0.04090000	0.03270000
Legaard 4-25H	Township 163 North - Range 101 West, Sections 13 & 24	SM Energy	0.04090000	0.03270000
Leininger 3-10-1H	Township 162 North - Range 101 West, Sections 3 & 10	Mountainview Energy, Inc.	0.01170704	0.00919003

SCHEDULE 4.16(b)

HYDROCARBON INTERESTS

Montclair 0112-2TFH	Township 163 North - Range 99 West, Sections 1 & 12; Township 164 North - Range 99 West, Sections 25 & 36	Samson Resources Company	0.01086890	0.00868740
Montclair 0112-5TFH	Township 163 North - Range 99 West, Sections 1 & 12; Township 164 North - Range 99 West, Sections 25 & 36	Samson Resources Company	0.01086893	0.00868741
Montclair 0112-6TFH	Township 163 North - Range 99 West, Sections 1 & 12; Township 164 North - Range 99 West, Sections 25 & 36	Samson Resources Company	0.01086893	0.00868741
Montclair 1-12-163-99H	Township 163 North - Range 99 West, Sections 1 & 12	Samson Resources Company	0.01574100	0.01260000
Mustang 7-6-163-98H	Township 163 North - Range 98 West, Sections 6 & 7	Samson Resources Company	0.00312500	0.00250000
Nielsen 1-12H	Township 160 North - Range 97 West, Sections 1 & 12	Continental Resources	0.00437314	0.00349851
Nomad 0607-1H	Township 163 North - Range 99 West, Sections 6 & 7; Township 164 North - Range 99 West, Sections 30 & 31	Samson Resources Company	0.17544920	0.14016926
Nomad 0607-2TFH	Township 163 North - Range 99 West, Sections 6 & 7; Township 164 North - Range 99 West, Sections 30 & 31	Samson Resources Company	0.17544920	0.14016926
Nomad 0607-3TFH	Township 163 North - Range 99 West, Sections 6 & 7; Township 164 North - Range 99 West, Sections 30 & 31	Samson Resources Company	0.17544920	0.14016930
Nomad 0607-05H	Township 163 North - Range 99 West, Sections 6 & 7; Township 164 North - Range 99 West, Sections 30 & 31	Samson Resources Company	0.17544920	0.14016926
Nomad 0607-6TFH	Township 163 North - Range 99 West, Sections 6 & 7; Township 164 North - Range 99 West, Sections 30 & 31	Samson Resources Company	0.17544920	0.14016926
Nomad 6-7 163-99H	Township 163 North - Range 99 West, Sections 6 & 7	Samson Resources Company	0.28820000	0.23060000
Olson 15-22-162-100H 1CN	Township 162 North - Range 100 West, Sections 15 & 22	Baytex Energy USA Ltd.	0.00781250	0.00625000
Prochnick 15-35HSA	Township 163 North - Range 100 West, Sections 2 & 11	SM Energy	0.00350000	0.00280000
Prochnick 15-35HSB	Township 163 North - Range 100 West, Sections 2 & 11	SM Energy	0.00350000	0.00280000
Prochnick 16-35HS	Township 163 North - Range 100 West, Sections 2 & 11	SM Energy	0.00350000	0.00280000
Ridgeway 25-36-163N-101W	Township 163 North - Range 100 West, Sections 25 & 36	Crescent Point Energy	0.01875000	0.01500000
Riede 4-14H	Township 163 North - Range 100 West, Sections 2 & 11	SM Energy	0.00344532	0.00270528
Rose 16-24HN	Township 163 North - Range 101 West, Sections 13 & 24	SM Energy	0.04090000	0.03270000
Sioux Trail 1-1-12H	Township 160 North - Range 101 West, Sections 1 & 12	Hunt Oil Company	0.00500000	0.00400000
Thomte 0508-2TFH	Township 163 North - Range 99 West, Sections 5 & 8; Township 164 North - Range 99 West, Sections 29 & 32	Samson Resources Company	0.03940000	0.03160000
Thomte 0508-3H	Township 163 North - Range 99 West, Sections 5 & 8; Township 164 North - Range 99 West, Sections 29 & 32	Samson Resources Company	0.03940000	0.03160000
Thomte 0508-6TFH	Township 163 North - Range 99 West, Sections 5 & 8; Township 164 North - Range 99 West, Sections 29 & 32	Samson Resources Company	0.03940000	0.03160000
Thomte 5-8-163-99H	Township 163 North - Range 99 West, Sections 5 & 8	Samson Resources Company	0.06360936	0.04993336
Titan 36-25-164-99H	Township 164 North - Range 99 West, Sections 25 & 36	Samson Resources Company	0.00182109	0.00145688
Titan 3625-2TFH	Township 163 North - Range 99 West, Sections 1 & 12; Township 164 North - Range 99 West, Sections 25 & 36	Samson Resources Company	0.01086893	0.00868741
Titan 3625-5TFH	Township 163 North - Range 99 West, Sections 1 & 12; Township 164 North - Range 99 West, Sections 25 & 36	Samson Resources Company	0.01086890	0.00868740
Torgeson 1-15H	Township 163 North - Range 100 West, Sections 3 & 10	SM Energy	0.04378508	0.03479369
Wigness 5-8-1H	Township 162 North - Range 101 West, Sections 5 & 8	Mountainview Energy, Inc.	0.01561500	0.01225778
William Bailard 0112-1TFH	Township 163 North - Range 99 West, Sections 1 & 12; Township 164 North - Range 99 West, Sections 25 & 36	Samson Resources Company	0.01086893	0.00868741
Wolter 1-28H	Township 163 North - Range 100 West, Sections 16 & 21	SM Energy	0.01297565	0.01038000
Wolter 13-9H	Township 163 North - Range 100 West, Sections 4 & 9	SM Energy	0.05900000	0.04640000
Wolter 15-8H	Township 163 North - Range 100 West, Sections 5 & 8	SM Energy	0.01540000	0.01210000
Yukon 12-1-163-98H	Township 163 North - Range 98 West, Sections 1 & 12	Samson Resources Company	0.01250000	0.01000000

SCHEDULE 4.16(c)

PREFERENTIAL RIGHTS TO PURCHASE and REQUIRED CONSENTS TO ASSIGNMENT

PREFERENTAIL RIGHTS TO PURCHASE:

NONE

NON-CUSTOMARY LEASE TERMS:

NONE

LEASES REQUIRING CONSENTS TO ASSIGN:

LEASE	LESSOR	LESSEE	COUNTY	STATE	LEASE DATE	RECORDING INFORMATION	DESCRIPTION	REQUIREMENT
LSE-00253	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-06-01726	ROVER RESOURCES, INC.	DIVIDE	NORTH DAKOTA	11/7/2006	DOCUMENT NO: 268261 BOOK: 345M PAGE: 115	TOWNSHIP 160 NORTH - RANGE 97 WEST SECTION 1: LAKEBED IN NE4 , LOT 1	CONSENT TO ASSIGN
LSE-00254	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-06-01727	ROVER RESOURCES, INC.	DIVIDE	NORTH DAKOTA	11/7/2006	DOCUMENT NO: 261807 BOOK: 325M PAGE: 56	TOWNSHIP 160 NORTH - RANGE 97 WEST SECTION 1: LOT 2	CONSENT TO ASSIGN
LSE-00255	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-06-01728	ROVER RESOURCES, INC.	DIVIDE	NORTH DAKOTA	11/7/2006	DOCUMENT NO: 261808 BOOK: 325M PAGE: 58	TOWNSHIP 160 NORTH - RANGE 97 WEST SECTION 3: S2NE4, LOTS 1, 2	CONSENT TO ASSIGN
LSE-00256	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-06-01729	ROVER RESOURCES, INC.	DIVIDE	NORTH DAKOTA	11/7/2006	DOCUMENT NO: 261809 BOOK: 325M PAGE: 60	TOWNSHIP 160 NORTH - RANGE 97 WEST SECTION 3: S2NW4, LOTS 3, 4	CONSENT TO ASSIGN
LSE-00266	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-06-01744	ROVER RESOURCES, INC.	DIVIDE	NORTH DAKOTA	11/7/2006	DOCUMENT NO: 268262 BOOK: 345M PAGE: 118	TOWNSHIP 160 NORTH - RANGE 97 WEST SECTION 35: NW4	CONSENT TO ASSIGN
LSE-00267	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-06-01853	ROVER RESOURCES, INC.	DIVIDE	NORTH DAKOTA	11/7/2006	DOCUMENT NO: 268263 BOOK: 345M PAGE: 120	TOWNSHIP 163 NORTH - RANGE 100 WEST SECTION 3: S2NE4, LOTS 1, 2	CONSENT TO ASSIGN
LSE-00268	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-06-01854	ROVER RESOURCES, INC.	DIVIDE	NORTH DAKOTA	11/7/2006	DOCUMENT NO: 269506 BOOK: 348M PAGE: 617	TOWNSHIP 163 NORTH - RANGE 100 WEST SECTION 3: S2NW4, LOTS 3, 4	CONSENT TO ASSIGN
LSE-00269	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-06-01855	ROVER RESOURCES, INC.	DIVIDE	NORTH DAKOTA	11/7/2006	DOCUMENT NO: 268264 BOOK: 345M PAGE: 122	TOWNSHIP 163 NORTH - RANGE 100 WEST SECTION 3: SE4	CONSENT TO ASSIGN

SCHEDULE 4.16(c)

PREFERENTIAL RIGHTS TO PURCHASE and REQUIRED CONSENTS TO ASSIGNMENT

LSE-00270	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-06-01856	ROVER RESOURCES, INC.	DIVIDE	NORTH DAKOTA	11/7/2006	DOCUMENT NO: 268265 BOOK: 345M PAGE: 124	TOWNSHIP 163 NORTH - RANGE 100 WEST SECTION 3: SW4	CONSENT TO ASSIGN
LSE-00275	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-06-01884	ROVER RESOURCES, INC.	DIVIDE	NORTH DAKOTA	11/7/2006	DOCUMENT NO: 261811 BOOK: 325M PAGE: 64	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 25: SW4	CONSENT TO ASSIGN
LSE-00278	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-06-01889	ROVER RESOURCES, INC.	DIVIDE	NORTH DAKOTA	11/7/2006	DOCUMENT NO: 261812 BOOK: 325M PAGE: 66	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 36: NE4	CONSENT TO ASSIGN
LSE-00279	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDSOG-06-01890	ROVER RESOURCES, INC.	DIVIDE	NORTH DAKOTA	11/7/2006	DOCUMENT NO: 261810 BOOK: 325M PAGE: 62	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 36: SE4	CONSENT TO ASSIGN
LSE-00288	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-07-00465	CONTEX ENERGY COMPANY	DIVIDE	NORTH DAKOTA	8/7/2007	DOCUMENT NO: 261805 BOOK: 325M PAGE: 52	TOWNSHIP 163 NORTH - RANGE 100 WEST SECTION 16: NE4	CONSENT TO ASSIGN
LSE-00289	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-07-00467	CONTEX ENERGY COMPANY	DIVIDE	NORTH DAKOTA	8/7/2007	DOCUMENT NO: 261806 BOOK: 325M PAGE: 54	TOWNSHIP 163 NORTH - RANGE 100 WEST SECTION 16: SE4	CONSENT TO ASSIGN
LSE-00290	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-08-00422	CONTEX ENERGY COMPANY	DIVIDE	NORTH DAKOTA	5/6/2008	DOCUMENT NO.: 261804 BOOK: 325M PAGE: 50	TOWNSHIP 163 NORTH - RANGE 100 WEST SECTION 6: S2NE4, LOTS 1 (40.00), 2 (40.00)	CONSENT TO ASSIGN
LSE-00612	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS - OG-10-00709	DIAMOND RESOURCES CO.	DIVIDE	NORTH DAKOTA	2/2/2010	DOCUMENT NO.: 247726 BOOK: 278M PAGE: 411	TOWNSHIP 164 NORTH - RANGE 101 WEST SECTION 32: SW4	CONSENT TO ASSIGN
LSE-00817	UNITED STATES DEPARTMENT OF INTERIOR BUREAU OF LAND MANAGEMENT NDM 95994	PLAYA OIL & GAS, LP	DIVIDE	NORTH DAKOTA	9/1/2006	DOCUMENT NO.: 269513 BOOK: 348M PAGE: 651	TOWNSHIP 160 NORTH - RANGE 103 WEST SECTION 15: NW4SW4 W2NW4 SECTION 21: NE4NW4 SECTION 33: LOT 2 AND THE LAKEBED RIPARIAN TO LOT 2	CONSENT TO ASSIGN
LSE-00996	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00133	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268266 BOOK: 345M PAGE: 126	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 4: SE4	CONSENT TO ASSIGN

SCHEDULE 4.16(c)

PREFERENTIAL RIGHTS TO PURCHASE and REQUIRED CONSENTS TO ASSIGNMENT

LSE-00997	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00134	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268268 BOOK: 345M PAGE: 130	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 4: E2SW4	CONSENT TO ASSIGN
LSE-00998	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00135	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268269 BOOK: 345M PAGE: 132	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 5: LOTS 3 (39.54), 4 (39.64)	CONSENT TO ASSIGN
LSE-00999	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00136	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268270 BOOK: 345M PAGE: 134	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 9: E2NW4	CONSENT TO ASSIGN
LSE-01000	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00137	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268271 BOOK: 345M PAGE: 136	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 11: SW4	CONSENT TO ASSIGN
LSE-01001	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00138	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268272 BOOK: 345M PAGE: 138	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 16: NE4	CONSENT TO ASSIGN
LSE-01002	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00139	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268273 BOOK: 345M PAGE: 140	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 16: NW4	CONSENT TO ASSIGN
LSE-01003	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00140	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268274 BOOK: 345M PAGE: 142	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 16: SE4	CONSENT TO ASSIGN
LSE-01004	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00141	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268275 BOOK: 345M PAGE: 144	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 16: SW4	CONSENT TO ASSIGN
LSE-01005	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00142	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268276 BOOK: 345M PAGE: 146	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 20: E2NE4	CONSENT TO ASSIGN

SCHEDULE 4.16(c)

PREFERENTIAL RIGHTS TO PURCHASE and REQUIRED CONSENTS TO ASSIGNMENT

LSE-01006	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00143	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268277 BOOK: 345M PAGE: 148	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 21: NW4	CONSENT TO ASSIGN
LSE-01007	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00148	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268278 BOOK: 345M PAGE: 150	TOWNSHIP 163 NORTH - RANGE 102 WEST SECTION 30: S2SE4	CONSENT TO ASSIGN
LSE-01008	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00149	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268279 BOOK: 345M PAGE: 152	TOWNSHIP 163 NORTH - RANGE 102 WEST SECTION 31: N2NE4	CONSENT TO ASSIGN
LSE-01009	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00150	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268280 BOOK: 345M PAGE: 154	TOWNSHIP 163 NORTH - RANGE 102 WEST SECTION 31: E2NW4, LOTS 1 (36.03), 2 (36.09)	CONSENT TO ASSIGN
LSE-01010	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00151	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268281 BOOK: 345M PAGE: 156	TOWNSHIP 163 NORTH - RANGE 103 WEST SECTION 36: NE4	CONSENT TO ASSIGN
LSE-01011	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00152	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268282 BOOK: 345M PAGE: 158	TOWNSHIP 163 NORTH - RANGE 103 WEST SECTION 36: NW4	CONSENT TO ASSIGN
LSE-01012	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00153	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268283 BOOK: 345M PAGE: 160	TOWNSHIP 163 NORTH - RANGE 103 WEST SECTION 36: SE4	CONSENT TO ASSIGN
LSE-01013	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-00154	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	2/7/2012	DOCUMENT NO.: 268284 BOOK: 345M PAGE: 162	TOWNSHIP 163 NORTH - RANGE 103 WEST SECTION 36: SW4	CONSENT TO ASSIGN
LSE-01023	BRP LLC	AMERICAN EAGLE ENERGY CORP	DIVIDE	NORTH DAKOTA	4/6/2012	MEMORANDUM RECORDED DOCUMENT NO.: 264473 BOOK: 333M PAGE: 84	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 11: NW4	CONSENT TO ASSIGN

SCHEDULE 4.16(c)

PREFERENTIAL RIGHTS TO PURCHASE and REQUIRED CONSENTS TO ASSIGNMENT

LSE-01087	JOHN R. MORAN, JR., MARGARET L. TOAL AND WELLS FARGO BANK, N.A. FORMERLY KNOWN AS FIRST INTERSTATE BANK OF DENVER, AS TRUSTEES OF THE TRUST FOR THE HILL FOUNDATION	DIAMOND RESOURCES CO.	DIVIDE	NORTH DAKOTA	6/25/2012	DOCUMENT NO.: 265609 BOOK: 336M PAGE: 532	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 3: S2 SECTION 5: S2 SECTION 10: N2	CONSENT TO ASSIGN
LSE-01091	UNITED STATES DEPARTMENT OF INTERIOR BUREAU OF LAND MANAGEMENT NDM 96118	BOBBY L. JARRETT	DIVIDE	NORTH DAKOTA	11/1/2006	DOCUMENT NO.: 269511 BOOK: 348M PAGE: 640

TOWNSHIP 164 NORTH - RANGE 103 WEST

SECTION 26: A 60 FOOT STRIP ALONG THE U.S. CANADA BORDER ADJACENT TO LOT 5, 6, 7, 8 CONTAINING 7.28 ACRES

SECTION 27: A 60 FOOT STRIP ALONG THE U.S. CANADA BORDER ADJACENT TO LOTS 4, 5, 6 CONTAINING 4.73 ACRES

CONSENT TO ASSIGN
LSE-01092	UNITED STATES DEPARTMENT OF INTERIOR BUREAU OF LAND MANAGEMENT NDM 96119	BOBBY L. JARRETT	DIVIDE	NORTH DAKOTA	11/1/2006	DOCUMENT NO.: 269507 BOOK: 348M PAGE: 619

IN SO FAR AND ONLY IN SO FAR AS SAID LEASE COVERS

TOWNSHIP 164 NORTH - RANGE 102 WEST

SECTION 27: A 60 FOOT STRIP ALONG THE US CANADA BORDER ADJACENT TO LOTS 5, 6, 7, 8 CONTAINING 7.28 ACRES

SECTION 28: A 60 FOOT STRIP ALONG THE U.S. CANADA BORDER ADJACENT TO LOT 5 CONTAINING 1.82 ACRES

CONSENT TO ASSIGN
LSE-01092	UNITED STATES DEPARTMENT OF INTERIOR BUREAU OF LAND MANAGEMENT NDM 96119	BOBBY L. JARRETT	DIVIDE	NORTH DAKOTA	11/1/2006	DOCUMENT NO.: 269507 BOOK: 348M PAGE: 619	IN SO FAR AND ONLY IN SO FAR AS SAID LEASE COVERS TOWNSHIP 164 NORTH - RANGE 102 WEST SECTION 29: A 60 FOOT STRIP ALONG THE U.S. CANADA BORDER ADJACENT TO LOT 5 CONTAINING 1.82 ACRES	CONSENT TO ASSIGN
LSE-01093	UNITED STATES DEPARTMENT OF INTERIOR BUREAU OF LAND MANAGEMENT NDM 96120	BOBBY L. JARRETT	DIVIDE	NORTH DAKOTA	11/1/2006	DOCUMENT NO.: 269509 BOOK: 348M PAGE: 629

TOWNSHIP 164 NORTH - RANGE 101 WEST

SECTION 26: A 60 FOOT STRIP ALONG THE U.S. CANADA BORDER ADJACENT TO LOTS 5, 6, 7, 8 CONTAINING 7.28 ACRES

SECTION 27: A 60 FOOT STRIP ALONG THE U.S. CANADA BORDER ADJACENT TO LOTS 5, 6, 7, 8 CONTAINING 7.28 ACRES

SECTION 28: A 60 FOOT STRIP ALONG THE U.S. CANADA BORDER ADJACENT TO LOT 5 CONTAINING 1.82 ACRES

SECTION 29: A 60 FOOT STRIP ALONG THE U.S. CANADA BORDER ADJACENT TO LOT 5, 6, 7 CONTAINING 5.46 ACRES

CONSENT TO ASSIGN
LSE-01130	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-01107	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266322 BOOK: 339M PAGE: 154	TOWNSHIP 164 NORTH - RANGE 103 WEST SECTION 36: SW4	CONSENT TO ASSIGN
LSE-01131	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-01104	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266319 BOOK: 339M PAGE: 148	TOWNSHIP 164 NORTH - RANGE 103 WEST SECTION 36: NE4	CONSENT TO ASSIGN
LSE-01132	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-01105	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266320 BOOK: 339M PAGE: 150	TOWNSHIP 164 NORTH - RANGE 103 WEST SECTION 36: NW4	CONSENT TO ASSIGN
LSE-01133	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-01106	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266321 BOOK: 339M PAGE: 152	TOWNSHIP 164 NORTH - RANGE 103 WEST SECTION 36: SE4	CONSENT TO ASSIGN

SCHEDULE 4.16(c)

PREFERENTIAL RIGHTS TO PURCHASE and REQUIRED CONSENTS TO ASSIGNMENT

LSE-01134	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDSOG-12-01053	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266330 BOOK: 339M PAGE: 170	TOWNSHIP 162 NORTH - RANGE 102 WEST SECTION 15: SE4	CONSENT TO ASSIGN
LSE-01135	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-01079	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266328 BOOK: 339M PAGE: 166	TOWNSHIP 163 NORTH - RANGE 102 WEST SECTION 17: S2NW4	CONSENT TO ASSIGN
LSE-01136	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-01103	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266318 BOOK: 339M PAGE: 146	TOWNSHIP 164 NORTH - RANGE 103 WEST SECTION 35: N2SW4	CONSENT TO ASSIGN
LSE-01137	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-01102	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266317 BOOK: 339M PAGE: 144	TOWNSHIP 164 NORTH - RANGE 103 WEST SECTION 35: E2NW4	CONSENT TO ASSIGN
LSE-01138	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-01101	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266316 BOOK: 339M PAGE: 142	TOWNSHIP 164 NORTH - RANGE 103 WEST SECTION 35: N2NE4, SW4NE4	CONSENT TO ASSIGN
LSE-01139	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-01100	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266315 BOOK: 339M PAGE: 140	TOWNSHIP 164 NORTH - RANGE 103 WEST SECTION 26: LOT 5	CONSENT TO ASSIGN
LSE-01140	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-01072	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266312 BOOK: 339M PAGE: 134	TOWNSHIP 163 NORTH - RANGE 102 WEST SECTION 11: RIPARIAN ACREAGE IN SE4 ATTRIBUTABLE TO SECTION 12	CONSENT TO ASSIGN
LSE-01141	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-01074	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266313 BOOK: 339M PAGE: 136	TOWNSHIP 163 NORTH - RANGE 102 WEST SECTION 12: RIPARIAN ACREAGE IN SW4	CONSENT TO ASSIGN
LSE-01142	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-01073	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266332 BOOK: 339M PAGE: 175	TOWNSHIP 163 NORTH - RANGE 102 WEST SECTION 12: LOT 1, NW4SW4, E2SW4	CONSENT TO ASSIGN

SCHEDULE 4.16(c)

PREFERENTIAL RIGHTS TO PURCHASE and REQUIRED CONSENTS TO ASSIGNMENT

LSE-01143	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-01099	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266314 BOOK: 339M PAGE: 138	TOWNSHIP 164 NORTH - RANGE 102 WEST SECTION 35: SE4	CONSENT TO ASSIGN
LSE-01144	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-01070	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266310 BOOK: 339M PAGE: 130	TOWNSHIP 163 NORTH - RANGE 102 WEST SECTION 2: SE4 LESS A 1.00 ACRE TRACT IN THE SW4SE4	CONSENT TO ASSIGN
LSE-01145	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-12-01071	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266311 BOOK: 339M PAGE: 132	TOWNSHIP 163 NORTH - RANGE 102 WEST SECTION 11: NW4	CONSENT TO ASSIGN
LSE-01147	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-08-00724	SUNDANCE OIL & GAS, LLC	DIVIDE	NORTH DAKOTA	8/5/2008	DOCUMENT NO.: 241682 BOOK: 261M PAGE: 281	TOWNSHIP 164 NORTH - RANGE 101 WEST SECTION 36: NE4	CONSENT TO ASSIGN
LSE-01148	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-08-00725	SUNDANCE OIL & GAS, LLC	DIVIDE	NORTH DAKOTA	8/5/2008	DOCUMENT NO.: 241683 BOOK: 261M PAGE: 283	TOWNSHIP 164 NORTH - RANGE 101 WEST SECTION 36: NW4	CONSENT TO ASSIGN
LSE-01149	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-08-00726	SUNDANCE OIL & GAS, LLC	DIVIDE	NORTH DAKOTA	8/5/2008	DOCUMENT NO.: 241683 BOOK: 261M PAGE: 285	TOWNSHIP 164 NORTH - RANGE 101 WEST SECTION 36: SE4	CONSENT TO ASSIGN
LSE-01150	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-08-00727	SUNDANCE OIL & GAS, LLC	DIVIDE	NORTH DAKOTA	8/5/2008	DOCUMENT NO.: 241685 BOOK: 261M PAGE: 287	TOWNSHIP 164 NORTH - RANGE 101 WEST SECTION 36: SW4	CONSENT TO ASSIGN
LSE-01152	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-11-00588	SAMSON RESOURCES COMPANY	DIVIDE	NORTH DAKOTA	5/4/2011	DOCUMENT NO.: 258201 BOOK: 314M PAGE: 48	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 30: SE4	CONSENT TO ASSIGN
LSE-01153	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-11-00587	SAMSON RESOURCES COMPANY	DIVIDE	NORTH DAKOTA	5/4/2011	DOCUMENT NO.: 258200 BOOK: 314M PAGE: 46	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 29: W2SW4	CONSENT TO ASSIGN
LSE-01154	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-11-00590	SAMSON RESOURCES COMPANY	DIVIDE	NORTH DAKOTA	5/4/2011	DOCUMENT NO.: 258203 BOOK: 314M PAGE: 52	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 32: NW4	CONSENT TO ASSIGN

SCHEDULE 4.16(c)

PREFERENTIAL RIGHTS TO PURCHASE and REQUIRED CONSENTS TO ASSIGNMENT

LSE-01155	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS OG-11-00589	SAMSON RESOURCES COMPANY	DIVIDE	NORTH DAKOTA	5/4/2011	DOCUMENT NO.: 258202 BOOK: 314M PAGE: 50	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 31: SE4	CONSENT TO ASSIGN
LSE-01256	RED CROWN ROYALTIES LLC L33T-924459-26	SAMSON RESOURCES COMPANY	DIVIDE	NORTH DAKOTA	4/1/2012	DOCUMENT NO.: 263632 BOOK: 330M PAGE: 587	TOWNSHIP 164 NORTH - RANGE 101 WEST SECTION 25: LOTS 5, 6	CONSENT TO ASSIGN
LSE-01282	RED CROWN ROYALTIES LLC L33T-924459-25	SAMSON RESOURCES COMPANY	DIVIDE	NORTH DAKOTA	4/1/2012	DOCUMENT NO.: 263631 BOOK: 330M PAGE: 584	TOWNSHIP 164 NORTH - RANGE 101 WEST SECTION 25: LOTS 1, 2, 3, 4	CONSENT TO ASSIGN
LSE-01290	RED CROWN ROYALTIES LLC L33T-924457-32	SAMSON RESOURCES COMPANY	DIVIDE	NORTH DAKOTA	4/1/2012	DOCUMENT NO.: 263633 BOOK: 330M PAGE: 590	TOWNSHIP 164 NORTH - RANGE 101 WEST SECTION 32: SE4	CONSENT TO ASSIGN
LSE-01317	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY ANS SCHOOL LANDS OG-12-00879	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	5/1/2012	DOCUMENT NO.: 264421 BOOK: 332M PAGE: 656	TOWNSHIP 162 NORTH - RANGE 101 WEST SECTION 8: NW4	CONSENT TO ASSIGN
LSE-01318	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY ANS SCHOOL LANDS OG-12-00884	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	5/1/2012	DOCUMENT NO.: 264420 BOOK: 332M PAGE: 654	TOWNSHIP 162 NORTH - RANGE 101 WEST SECTION 28: W2NE4	CONSENT TO ASSIGN
LSE-01319	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY ANS SCHOOL LANDS OG-12-00885	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	5/1/2012	DOCUMENT NO.: 264419 BOOK: 332M PAGE: 652	TOWNSHIP 162 NORTH - RANGE 101 WEST SECTION 28: NW4	CONSENT TO ASSIGN
LSE-01320	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY ANS SCHOOL LANDS OG-12-00886	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	5/1/2012	DOCUMENT NO.: 264418 BOOK: 332M PAGE: 650	TOWNSHIP 162 NORTH - RANGE 101 WEST SECTION 29: SW4	CONSENT TO ASSIGN
LSE-01325	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY ANS SCHOOL LANDS OG-10-02231	TRANSCONTINENTAL OIL COMPANY	DIVIDE	NORTH DAKOTA	8/5/2008	DOCUMENT NO.: NR BOOK: NR PAGE: NR	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 2: S2NW4, LOTS 3, 4, LESS SCHOOL SITE	CONSENT TO ASSIGN
LSE-01329	RED CROWN ROYALTIES LLC L33T-925223-34	SAMSON RESOURCES COMPANY	DIVIDE	NORTH DAKOTA	4/1/2012	DOCUMENT NO.: 263635 BOOK: 330M PAGE: 596	TOWNSHIP 164 NORTH - RANGE 101 WEST SECTION 34: SW4	CONSENT TO ASSIGN
LSE-01330	RED CROWN ROYALTIES LLC L33T-925223-33	SAMSON RESOURCES COMPANY	DIVIDE	NORTH DAKOTA	4/1/2012	DOCUMENT NO.: 263634 BOOK: 330M PAGE: 593	TOWNSHIP 164 NORTH - RANGE 101 WEST SECTION 33: SE4	CONSENT TO ASSIGN

SCHEDULE 4.16(c)

PREFERENTIAL RIGHTS TO PURCHASE and REQUIRED CONSENTS TO ASSIGNMENT

LSE-01332	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY ANS SCHOOL LANDS OG-12-00887	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	5/1/2012	DOCUMENT NO.: 264417 BOOK: 332M PAGE: 648	TOWNSHIP 162 NORTH - RANGE 101 WEST SECTION 31: S2NE4	CONSENT TO ASSIGN
LSE-01334	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY ANS SCHOOL LANDS OG-12-00888	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	5/1/2012	DOCUMENT NO.: 264416 BOOK: 332M PAGE: 646	TOWNSHIP 162 NORTH - RANGE 101 WEST SECTION 31: SE4	CONSENT TO ASSIGN
LSE-01336	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY ANS SCHOOL LANDS OG-12-00889	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	5/1/2012	DOCUMENT NO.: 264415 BOOK: 332M PAGE: 644	TOWNSHIP 162 NORTH - RANGE 101 WEST SECTION 32: SW4	CONSENT TO ASSIGN
LSE-01337	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY ANS SCHOOL LANDS OG-12-00878	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	5/1/2012	DOCUMENT NO.: 264422 BOOK: 332M PAGE: 658	TOWNSHIP 162 NORTH - RANGE 101 WEST SECTION 6: S2NE4, LOTS 1, 2	CONSENT TO ASSIGN
LSE-01353	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY ANS SCHOOL LANDS OG-12-01080	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266329 BOOK: 339M PAGE: 168	TOWNSHIP 163 NORTH - RANGE 102 WEST SECTION 17: N2SW4	CONSENT TO ASSIGN
LSE-01359	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY ANS SCHOOL LANDS OG-12-01081	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266323 BOOK: 339M PAGE: 156	TOWNSHIP 163 NORTH - RANGE 102 WEST SECTION 19: S2NE4	CONSENT TO ASSIGN
LSE-01360	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY ANS SCHOOL LANDS OG-12-01082	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266324 BOOK: 339M PAGE: 158	TOWNSHIP 163 NORTH - RANGE 102 WEST SECTION 19: SE4	CONSENT TO ASSIGN
LSE-01361	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY ANS SCHOOL LANDS OG-12-01083	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266325 BOOK: 339M PAGE: 160	TOWNSHIP 163 NORTH - RANGE 102 WEST SECTION 19: SE4SW4, LOT 4	CONSENT TO ASSIGN
LSE-01367	RED CROWN ROYALTIES LLC L33T-924457-03	SM ENERGY COMPANY	DIVIDE	NORTH DAKOTA	8/1/2011	DOCUMENT NO.: 259735 BOOK: 318M PAGE: 647	TOWNSHIP 163 NORTH - RANGE 101 WEST SECTION 3: LOTS 1 (39.49), 2 (39.43), 3 (39.80), 4 (39.72), S2N2	CONSENT TO ASSIGN

SCHEDULE 4.16(c)

PREFERENTIAL RIGHTS TO PURCHASE and REQUIRED CONSENTS TO ASSIGNMENT

LSE-01410	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY ANS SCHOOL LANDS OG-12-01096	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266326 BOOK: 339M PAGE: 162	TOWNSHIP 163 NORTH - RANGE 103 WEST SECTION 1: LOT 4	CONSENT TO ASSIGN
LSE-01410	STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY ANS SCHOOL LANDS OG-12-01096	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266326 BOOK: 339M PAGE: 162	TOWNSHIP 163 NORTH - RANGE 103 WEST SECTION 1: LOT 4	CONSENT TO ASSIGN
LSE-01418	LEASE NO. OG-12-01098 THE STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266331 BOOK: 339M PAGE: 172	TOWNSHIP 163 NORTH - RANGE 103 WEST SECTION 24: SW4	CONSENT TO ASSIGN
LSE-01419	LEASE NO. OG-12-01097 THE STATE OF NORTH DAKOTA ACTING BY AND THROUGH THE BOARD OF UNIVERSITY AND SCHOOL LANDS AND ITS AGENT, THE COMMISSIONER OF UNIVERSITY AND SCHOOL LANDS	AMERICAN EAGLE ENERGY CORPORATION	DIVIDE	NORTH DAKOTA	8/7/2012	DOCUMENT NO.: 266327 BOOK: 339M PAGE: 164	TOWNSHIP 163 NORTH - RANGE 103 WEST SECTION 2: S2NE4, LOT 1	CONSENT TO ASSIGN
LSE-00682	UNITED STATES DEPARTMENT OF INTERIOR BUREAU OF LAND MANAGEMENT NDM 95992	PLAYA OIL & GAS, LP	WILLIAMS	NORTH DAKOTA	9/1/2006	DOCUMENT NO.: 755331	TOWNSHIP 159 NORTH - RANGE 103 WEST SECTION 4: LOT2, LAKEBED RIPARIAN TO LOT 2	CONSENT TO ASSIGN
LSE-00816	UNITED STATES DEPARTMENT OF INTERIOR BUREAU OF LAND MANAGEMENT NDM 95993	PLAYA OIL & GAS, LP	WILLIAMS	NORTH DAKOTA	9/1/2006	DOCUMENT NO.: 755332	TOWNSHIP 159 NORTH - RANGE 103 WEST SECTION 9: W2NE4 SECTION 20: SE4 SECTION 25: NW4 SECTION 26: NE4	CONSENT TO ASSIGN

SCHEDULE 4.18

Hedging contracts

-	Hedge agreement of even date herewith between Borrower and Administrative Agent.

SCHEDULE 4.19

gas imbalances

none.